                                                                    EXHIBIT 10.3


                          DATED AS OF OCTOBER 10, 1997

                                      AMONG

                          EQUITY INNS PARTNERSHIP, L.P.

                                       AND

                  EQUITY INNS/WEST VIRGINIA PARTNERSHIP, L.P.,

                                   AS BORROWER

                                       AND

                       THE FIRST NATIONAL BANK OF CHICAGO

                                       AND

                         CREDIT LYONNAIS NEW YORK BRANCH

                                       AND

                                  AMSOUTH BANK,

                                   AS LENDERS

                                       AND

                        CREDIT LYONNAIS NEW YORK BRANCH,

                              AS SYNDICATION AGENT

                                       AND

                       THE FIRST NATIONAL BANK OF CHICAGO,

                             AS ADMINISTRATIVE AGENT

                      UNSECURED REVOLVING CREDIT AGREEMENT


        THIS UNSECURED REVOLVING CREDIT AGREEMENT is entered into as of October 10, 1997, by and among the following:

        EQUITY INNS PARTNERSHIP, L.P., a Tennessee limited partnership having its principal place of business at c/o Equity Inns, Inc., 4735 Spottswood, Suite 201, Memphis, Tennessee 38117 ("Operating Partnership"), the sole general partner of which is Equity Inns Trust;

        EQUITY INNS/WEST VIRGINIA PARTNERSHIP, L.P., a Tennessee limited partnership having its principal place of business at c/o Equity Inns, Inc., 4735 Spottswood, Suite 201, Memphis, Tennessee 38117 ("EIP/WV"), the sole general partner of which is Equity Inns Services, Inc., a Tennessee corporation which is wholly-owned by Equity Inns, Inc. (the Operating Partnership and EIP/WV being referred to herein collectively as the "Borrower");

        THE FIRST NATIONAL BANK OF CHICAGO ("First Chicago"), a national bank organized under the laws of the United States of America having an office at One First National Plaza, Chicago, Illinois 60670;

        CREDIT LYONNAIS NEW YORK BRANCH ("Credit Lyonnais"), the New York branch of a French banking corporation, having an office at 1301 Avenue of the Americas, New York, New York 10019;

        AMSOUTH BANK ("AmSouth"), a state banking corporation, having an office at 1900 Fifth Avenue North, AmSouth-Sonat Tower, 9th Floor, Birmingham, Alabama 35203;

        CREDIT LYONNAIS, as Syndication Agent ("Syndication Agent"); and

        First Chicago, as Administrative Agent ("Administrative Agent") for the Lenders (as defined below).


                                    RECITALS

        A. The Borrower is primarily engaged in the business of acquiring, developing and owning premium limited service, premium extended stay and all-suite and full service hotel properties.

        B. The Borrower has requested that the Lenders make loans available to each of the entities comprising the Borrower on a joint and several basis in the maximum aggregate principal amount of $250,000,000 outstanding from time to time pursuant to the terms of this Agreement (the "Facility"), and that the Administrative Agent act as administrative agent for the lenders and that the

Syndication Agent act as syndication agent for the Lenders. The Administrative Agent, the Syndication Agent and the Lenders have agreed to do so.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:


                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

        1.1 Definitions. As used in this Agreement, the following terms have the meanings set forth below:

        "ABR Applicable Margin" means, as of any date with respect to any Adjusted Alternate Base Rate Advance, the Applicable Margin in effect for such Adjusted Alternate Base Rate Advance as determined in accordance with Section
2.6 hereof.

        "Adjusted Alternate Base Rate" means a floating interest rate equal to the Alternate Base Rate plus the ABR Applicable Margin changing when and as the Alternate Base Rate and ABR Applicable Margin changes.

        "Adjusted Alternate Base Rate Advance" means an Advance that bears interest at the Adjusted Alternate Base Rate.

        "Adjusted EBITDA" means, for any Person for any period, EBITDA for such Person under GAAP for such period adjusted to exclude (i) all extraordinary items, (ii) all gains or losses from the sale of assets and (iii) the Agreed FF&E Reserve for such period.

        "Adjusted LIBOR Rate" means, with respect to a LIBOR Advance for any day during the relevant LIBOR Interest Period, the sum of (i) the quotient of (a) the Base LIBOR Rate applicable to such LIBOR Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such LIBOR Interest Period, plus the LIBOR Applicable Margin in effect on such day.

        "Administrative Agent" means First Chicago, acting as agent for the Lenders in connection with the transactions contemplated by this Agreement, and its successors in such capacity.

        "Advance" means a Loan to the Borrower hereunder by one or more of the Lenders pursuant to Section 2.1(a) hereof (including Swingline Loans), whether such Advances are from time to time, Adjusted Alternate Base Rate Advances, LIBOR Advances or Swingline Loans.

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        "Affiliate"  means  any  Person  directly  or  indirectly   controlling,
controlled by or under direct or indirect common control with any other Person. A Person shall be deemed to control another Person if the controlling Person owns ten percent (10%) or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

        "Aggregate Commitment" means, as of any date, the sum of all of the Lenders' then-current Commitments, which initially shall be $250,000,000, subject to Borrower's right to reduce the Aggregate Commitment pursuant to
Section 2.17 and which shall otherwise only be increased with the consent of all Lenders.

        "Agreed FF&E Reserve" means, with respect to any period, 4% of gross room revenues of the Consolidated Group during such period.

        "Agreement" means this Unsecured Revolving Credit Agreement and all amendments, modifications and supplements hereto.

        "Agreement Execution Date" shall mean October 10, 1997, the date on which all of the parties hereto have executed this Agreement.

        "Allocated Facility Amount" means, at any time, the sum of all then outstanding Advances (including all Swingline Loans) and the then Facility Letter of Credit Obligations.

        "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the Corporate Base Rate for such day and (ii) the sum of Federal Funds Effective Rate for such day plus 1/2% per annum.

        "Applicable Commitment Fee Percentage" means, as of any date, the percentage then in effect pursuant to the chart shown in Section 2.6.

        "Applicable Margin" means the applicable margins set forth in the table in Section 2.6 used in calculating the interest rate applicable to the various types of Advances, which shall vary from time to time in accordance with the long term, senior unsecured debt ratings of the Operating Partnership or Equity Inns in the manner set forth in Section 2.6.

       "Arranger" means First Chicago Capital Markets, Inc. and Credit Lyonnais, collectively.

        "Base  LIBOR  Rate"  means,  with  respect  to a LIBOR  Advance  for the relevant LIBOR Interest Period, the rate reasonably determined by the Administrative Agent to be the rate at which deposits in immediately available funds in Dollars are offered by the Administrative Agent to first-class banks in the London interbank eurodollar market at approximately 11:00 a.m. London time two Business Days prior to the first day of such LIBOR Interest Period, in the approximate amount of the relevant LIBOR Advance and having a maturity approximately equal to such LIBOR Interest Period.

        "Borrower" means, collectively the Operating Partnership and EIP/WV, on a joint and several basis, along with their respective permitted successors and assigns.

        "Borrowing Base" means, as of any date, the then-current Value of Unencumbered Assets, provided that (i) no more than 10% of the Borrowing Base shall be attributable to a single Property, (ii) no more than 25% of the Borrowing Base shall be attributable to Properties located in the same state,
(iii) no more than 30% of the Borrowing Base shall be attributable to Properties which are operated by, or leased to, Prime Hospitality Corporation, or a subsidiary thereof, under a Permitted Operating Lease, (iv) at least 80% of the Borrowing Base shall be attributable to premium limited service hotels, premium extended stay hotels, all-suite hotels or full service hotels and (v) at least 80% of the Borrowing Base shall be attributable to hotels operated as Hampton Inns, Homewood Suites, Residence Inns or AmeriSuites.

        "Borrowing Date" means a Business Day on which an Advance is made to the Borrower.

        "Borrowing Notice" is defined in Section 2.11(a) hereof.

        "Business Day" means a day, other than a Saturday, Sunday or holiday, on which banks are open for business in Chicago, Illinois, New York, New York and, where such term is used in reference to the selection or determination of the Adjusted LIBOR Rate, in London, England.

        "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person which is not a corporation and any and all warrants or options to purchase any of the foregoing.

        "Cash Equivalents" shall mean (i) short-term obligations of, or fully guaranteed by, the United States of America, (ii) commercial paper rated A-1 or better by Standard and Poor's Corporation or P-1 or better by Moody's Investors Service, Inc., or (iii) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000.

        "Code" means the Internal Revenue Code of 1986 as amended from time to time, or any replacement or successor statute, and the regulations promulgated thereunder from time to time.

        "Commitment" means the obligation of each Lender, subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties herein, to make Advances not exceeding in the aggregate the amount set forth opposite its signature below, or the amount stated in any subsequent amendment hereto.

        "Commitment Fee" is defined in Section 2.7.

        "Consolidated Group" means the Borrower, the Guarantors and any other subsidiary partnerships or entities of any of them which are required under GAAP to be consolidated with the Borrower and the Guarantors for financial reporting purposes.

        "Consolidated Group Pro Rata Share" means, with respect to any Investment Affiliate, the percentage of the total equity ownership interests held by the Consolidated Group in the aggregate, in such Investment Affiliate, determined by calculating the greater of (i) the percentage of the issued and outstanding stock, partnership interests or membership interests in such Investment Affiliate held by the Consolidated Group in the aggregate and (ii) the percentage of the total book value of such Investment Affiliate that would be received by the Consolidated Group in the aggregate, upon liquidation of such Investment Affiliate after repayment in full of all Indebtedness of such Investment Affiliate.

        "Consolidated Secured Debt" as of any date of determination,  the sum of
(a) the aggregate principal amount of all Indebtedness of the Consolidated Group outstanding at such date which is secured by a Lien on any asset or Capital Stock of any member of the Consolidated Group, including without limitation loans secured by mortgages, stock, or partnership interests, and (b) the aggregate principal amount of all unsecured Indebtedness of any member of the Consolidated Group other than the Borrower and the Guarantors outstanding at such date, without duplication of any Indebtedness included under clause (a).

        "Consolidated Senior Unsecured Debt" as of any date, means all Indebtedness of the Consolidated Group other than (i) Indebtedness expressly subordinated to the Obligations and (ii) that portion of the Consolidated Secured Debt described in clause (a) of the definition thereof.

        "Consolidated Total Indebtedness" means as of any date of determination, all Indebtedness of the Consolidated Group in existence on such date, determined on a consolidated basis in accordance with GAAP, without duplication.

        "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with all or any of the entities in the Consolidated Group, are treated as a single employer under Sections 414(b) or 414(c) of the Code.

        "Corporate Base Rate" means a rate per annum equal to the corporate base rate of interest announced by First Chicago from time to time, changing when and as such corporate base rate changes.

        "Credit Requirement" means, as of any date, the sum of (i) the then-current Allocated Facility Amount plus (ii) the then-current Consolidated Senior Unsecured Debt plus (iii) the then-current FF&E Deficiency, if any.

        "Debt Service" means for any period, (a) Interest Expense for such period plus (b) the aggregate amount of regularly scheduled principal payments of Indebtedness (excluding optional prepayments and balloon principal payments due on maturity in respect of any Indebtedness) required to be made during such period by the Consolidated Group plus (c) the Consolidated Group Pro Rata Share of all such regularly scheduled principal payments required to be made during such period by any Investment Affiliate on Indebtedness (excluding optional prepayments and balloon principal payments due on maturity in respect of any Indebtedness) taken into account in calculating Interest Expense, without duplication.

        "Default" means an event which, with notice or lapse of time or both, would become an Event of Default.

        "Default Rate" means with respect to any Advance, a rate equal to the interest rate applicable to such Advance plus four percent (4%) per annum.

        "Defaulting Lender" means any Lender which fails or refuses to perform its obligations under this Agreement within the time period specified for performance of such obligation, or, if no time frame is specified, if such failure or refusal continues for a period of five Business Days after written notice from the Administrative Agent; provided that if such Lender cures such failure or refusal, such Lender shall cease to be a Defaulting Lender.

        "Dollars" and "$" mean United States Dollars.

        "Duff & Phelps" means Duff & Phelps Credit Rating Company.

        "EBITDA" means income before extraordinary items (reduced to eliminate any income from Investment Affiliates), as reported by the Consolidated Group in accordance with GAAP, plus Interest Expense, depreciation, amortization and income tax (if any) expense plus the Consolidated Group Pro Rata Share of such income (adjusted as described above) of any Investment Affiliate (provided that no item of income or expense shall be included more than once in such calculation even if it falls within more than one of the foregoing categories).

        "Effective Date" means each Borrowing Date and, if no Borrowing Date has occurred in the preceding calendar month, the first Business Day of each calendar month.

        "Environmental Laws" means any and all Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority having jurisdiction over any member of the Consolidated Group or any Investment Affiliate, or their respective assets, and regulating or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect, in each case to the extent the foregoing are applicable to the operations of such member of the Consolidated Group or Investment Affiliate, or any of their respective assets or Properties.

        "Equity Inns" means Equity Inns, Inc., a Tennessee corporation.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and regulations promulgated thereunder from time to time.

        "Event of Default" means any event set forth in Article X hereof.

        "Extension Notice" is defined in Section 2.2 hereof.

        "Facility" means the  unsecured  revolving credit facility described in
Section 2.1.

        "Facility  Letter of Credit" means a Letter of Credit issued pursuant to
Article III of this Agreement.

        "Facility Letter of Credit Fee" is defined in Section 3.8.

        "Facility Letter of Credit Obligations" means, as at the time of determination thereof, all liabilities, whether actual or contingent, of the Borrower with respect to Facility Letters of Credit, including the sum of (a) the Reimbursement Obligations and (b) the aggregate undrawn face amount of the then outstanding Facility Letters of Credit.

        "Facility Letter of Credit Sublimit" means $20,000,000.

        "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10 a.m. (Chicago time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

        "FF&E Deficiency" means the amount, if any, by which 4% of the gross room revenues of the Consolidated Group during the preceding four fiscal quarters, on a rolling basis, exceeds the actual expenditures by the Consolidated Group for FF&E replacements or capital items at the Consolidated Group's Properties during the same period.

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        "Financeable  Ground Lease" means a Major Ground Lease  satisfactory  to the Required Lenders and the Administrative Agent's counsel in their reasonable discretion, which must provide protections for a potential leasehold mortgagee ("Mortgagee") which include, among other things (i) a remaining term of no less than 25 years from the Effective Date, (ii) that the lease will not be terminated until the Mortgagee has received notice of a default and has had a reasonable opportunity to cure or complete foreclosure, and fails to do so,
(iii) provision for a new lease on the same terms to the Mortgagee as tenant if the ground lease is terminated for any reason, (iv) non-merger of the fee and leasehold estates, (v) transferability of the tenant's interest under the ground lease, without the ground lessor's prior consent except for restrictions based on the satisfaction of certain objective criteria acceptable to Administrative Agent, and (vi) that insurance proceeds and condemnation awards (from the fee interest as well as the leasehold interest) will be applied pursuant to the terms of a leasehold mortgage. The existing Major Ground Leases described on Exhibit C attached hereto have been reviewed and approved for inclusion as "Financeable Ground Leases" by the Required Lenders as of the Agreement Execution Date, notwithstanding deviations from the standards set forth in the preceding sentence.

        "First Chicago" means The First National Bank of Chicago.

        "Fitch" means Fitch Investors Service, L.P.

        "Fixed Charges" means, for any period, the sum of (i) Debt Service for such period plus (ii) Preferred Stock Expense of the Guarantors for such period plus (iii) Ground Lease Expense for such period.

        "Free Cash Flow" means, for any period, Funds From Operations less (i) the Agreed FF&E Reserve for such period and less (ii) scheduled principal amortization (excluding balloon payments due on maturity) on all Indebtedness of the Consolidated Group for such period.

        "Funds From Operations" for any period, means GAAP net income, as adjusted by (i) excluding gains and losses from property sales, debt restructurings and property write-downs and adjusting for the non-cash effect of straight-lining of rents, (ii) straight-lining various ordinary operating expenses which are payable less frequently than monthly (e.g. real estate taxes and Ground Lease Expense) and (iii) adding back depreciation, amortization and all non-cash items. Annualized Funds from Operations for such Person will be calculated for the four most recent fiscal quarters for which financial results are available.

        "GAAP" means generally accepted accounting principles in the United States of America consistent with those utilized in preparing the audited financial statements of the Consolidated Group required hereunder.

        "Ground Lease Expense" means, for any period, all payments due from any member of the Consolidated Group under a lease of land underlying a Property for such period.

        "Guarantee Obligation" means, as to any Person (the "guaranteeing person"), any obligation (determined without duplication) of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor,
(ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the maximum stated amount of the primary obligation relating to such Guarantee Obligation (or, if less, the maximum stated liability set forth in the instrument embodying such Guarantee Obligation), provided, that in the absence of any such stated amount or stated liability, the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

        "Guarantors" means Equity Inns Trust, a Maryland real estate investment trust, Equity Inns Services, Inc. and Equity Inns, Inc., which is the holder of 100% of the beneficial interests in Equity Inns Trust, jointly and severally.

        "Guaranty" means the Guaranty executed by the Guarantors in the form attached hereto as Exhibit D.

        "Indebtedness" of any Person at any date means without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade liabilities and other accounts payable, and accrued expenses incurred in the ordinary course of business and payable in accordance with customary practices), to the extent such obligations constitute indebtedness for the purposes of GAAP, (c) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (d) all obligations of such Person under financing leases and capital leases, (e) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (f) all Guarantee Obligations of such Person (excluding in any calculation of consolidated indebtedness of such Person, Guarantee Obligations of such Person in respect of primary obligations of any of its Subsidiaries),
(g) all reimbursement obligations of such Person for letters of credit and other contingent liabilities, (h) all liabilities secured by any Lien (other than Liens for taxes not yet due and payable) on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (i) any repurchase obligation or liability of such Person or any of its Subsidiaries with respect to accounts or notes receivable sold by such Person or any of its Subsidiaries, and (j) such Person's pro rata share of debt in Investment Affiliates and any loans where such Person is liable as a general partner.

        "Insolvency" means insolvency as defined in the United States Bankruptcy Code, as amended. "Insolvent" when used with respect to a Person, shall refer to a Person who satisfies the definition of Insolvency.

        "Interest Expense" all interest expense of the Consolidated Group determined in accordance with GAAP plus (i) capitalized interest not covered by an interest reserve from a loan facility, plus (ii) the allocable portion (based on liability) of any accrued or paid interest incurred on any obligation for which any member of the Consolidated Group is wholly or partially liable under repayment, interest carry, or performance guarantees, or other relevant liabilities, plus (iii) the Consolidated Group Pro Rata Share of any accrued or paid interest incurred on any Indebtedness of any Investment Affiliate, whether recourse or non-recourse, provided that no expense shall be included more than once in such calculation even if it falls within more than one of the foregoing categories.

        "Interest Period" means a LIBOR Interest Period.

        "Investment Affiliate" means any Person in which any member of the Consolidated Group, directly or indirectly, has an ownership interest, whose financial results are not consolidated under GAAP with the financial results of the Consolidated Group on the consolidated financial statements of the Consolidated Group.

        "Issuance Date" is defined in Section 3.4(a)(2).

        "Issuance Notice" is defined in Section 3.4(c).

        "Issuing Bank" means, with respect to each Facility Letter of Credit, the Lender which issues such Facility Letter of Credit. First Chicago shall be the sole Issuing Bank.

        "Lenders" means, collectively, First Chicago, Credit Lyonnais and the other Persons executing this Agreement in such capacity, or any Person which subsequently executes and delivers any amendment hereto in such capacity and each of their respective permitted successors and assigns. Where reference is made to "the Lenders" in any Loan Document it shall be read to mean "all of the Lenders".

        "Lending Installation" means any U.S. office of any Lender authorized to make loans similar to the Advances described herein.

        "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

        "Letter of Credit Collateral Account" is defined in Section 3.9.

        "Letter of Credit Request" is defined in Section 3.4(a).

        "LIBOR Advance" means an Advance that bears interest at the Adjusted LIBOR Rate.

        "LIBOR Applicable Margin" means, as of any date with respect to any LIBOR Advance, the Applicable Margin in effect for such LIBOR Advance as determined in accordance with Section 2.6 hereof.

        "LIBOR Interest Period" means, with respect to a LIBOR Advance, a period of one, two, three or six months, as selected in advance by the Borrower.

        "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code on any property leased to any Person under a lease which is not in the nature of a conditional sale or title retention agreement, or any subordination agreement in favor of another Person).

        "Loan" means, with respect to a Lender, such Lender's portion of any Advance.

        "Loan Documents" means this Agreement, the Notes, the Guaranty and any and all other agreements or instruments required and/or provided to Lenders hereunder or thereunder, as any of the foregoing may be amended from time to time.

        "Major Ground Lease" means a ground lease demising to one of the Borrowers or a Wholly-Owned Subsidiary all of the land included in any Property or any portion of such land which the Administrative Agent, in its reasonable judgment, deems necessary for the continued operation of a hotel on such Property.

        "Majority Lenders" means Lenders in the aggregate having in excess of 50% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding in excess of 50% of the aggregate unpaid principal amount of the outstanding Advances.

        "Margin Stock" has the meaning ascribed to it in Regulation U of the Board of Governors of the Federal Reserve System.

        "Material Adverse Effect" means, with respect to any matter, that such matter in the Required Lenders' good faith judgment may (x) materially and adversely affect the business, properties, condition or results of operations of the Consolidated Group taken as a whole, or (y) constitute a non-frivolous challenge to the validity or enforceability of any material provision of any Loan Document against any obligor party thereto.

        "Material Adverse Financial Change" shall be deemed to have occurred if the Required Lenders, in their good faith judgment, determine that a material adverse financial change has occurred which could prevent timely repayment of any Advance hereunder or materially impair Borrower's ability to perform its obligations under any of the Loan Documents.

        "Materials of Environmental Concern" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, radon, polychlorinated biphenyls and urea-formaldehyde insulation.

        "Maturity Date" means the Business Day  immediately  preceding the third
(3rd) anniversary of the Effective Date, subject to extension pursuant to the terms and conditions of Section 2.2 hereof or such earlier date on which the principal balance of the Facility and all other sums due in connection with the Facility shall be due as a result of the acceleration of the Facility.

        "Monetary Default" means any Default involving Borrower's failure to pay any of the Obligations when due.

        "Moody's" means Moody's Investors Service, Inc. and its successors.

        "Note" means the promissory note payable to the order of each Lender in the amount of such Lender's maximum Commitment in the form attached hereto as Exhibit B (collectively, the "Notes").

        "Obligations" means the Advances, the Facility Letter of Credit Obligations and all accrued and unpaid fees and all other obligations of Borrower to the Administrative Agent or any or all of the Lenders arising under this Agreement or any of the other Loan Documents.

        "Participants" is defined in Section 13.2.1 hereof.

        "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

        "Percentage"   means,  with  respect  to  each  Lender,  the  applicable
percentage of the then-current Aggregate Commitment represented by such Lender's then-current Commitment.

        "Permitted Operating Lease" means (i) a lease between one of the Borrowers or a Wholly-Owned Subsidiary and Crossroads/Memphis Partnership LLC, Crossroads Future Company LLC or another entity directly or indirectly wholly-owned by Interstate Hotels Company on substantially the same lease form as has been previously approved by the Administrative Agent and the Syndication Agent (which includes without limitation a guaranty of the tenant's obligations by Interstate Hotels Company and Interstate Hotels Corporation and a cross-default provision with all other leases between either of the entities comprising the Borrower or a Wholly-Owned Subsidiary and any of such tenants) and with specific rental terms for each lease to be approved by the Administrative Agent, or (ii) a lease between one of the entities comprising the Borrower or a Wholly-Owned Subsidiary and Prime Hospitality Corporation, or a subsidiary thereof on substantially the same lease form as shall hereafter be initially approved by the Administrative Agent and the Syndication Agent and with specific rental terms for each lease to be approved by the Administrative Agent, or (iii) similar leases with other entities similarly approved as to lease form and specific rental terms, provided that the identity of each such other entity is approved by either (A) the Administrative Agent and the Syndication Agent so long as such other entity, when aggregated with all other entities not named in clauses (i) or (ii) above or previously approved by the Required Lenders under clause (B) of this clause (iii), does not lease Properties representing more than 5% of the total rooms in all Properties then owned by the Consolidated Group or (B) the Required Lenders if such entity is not eligible for approval under clause (A) of this clause (iii).

        "Permitted Liens" are defined in Section 9.6 hereof.

        "Person" means an individual, a corporation, a limited or general partnership, an association, a joint venture or any other entity or organization, including a governmental or political subdivision or an agent or instrumentality thereof.

        "Plan" means an employee benefit plan as defined in Section 3(3) of ERISA, whether or not terminated, as to which the Borrower or any member of the Controlled Group may have any liability.

        "Preferred Stock": for any Person, any preferred stock issued by such Person.

        "Preferred Stock Expense": for any period for any Person, the aggregate dividend payments due to the holders of Preferred Stock of such Person, whether payable in cash or in kind, and whether or not actually paid during such period.

        "Property": means any real estate asset owned by a member of the Consolidated Group or an Investment Affiliate and leased to and operated under a Permitted Operating Lease as a premium limited service, premium extended stay or premium all-suite or full-service hotel property.

        "Property Operating Income": means, with respect to any Property, for any period, earnings from rental operations attributable to such Property less all expenses directly related to such Property, such as real estate taxes and ground lease payments plus depreciation, amortization and interest expense with respect to such Property for such period, and, if such period is less than a year, adjusted by straight lining various expenses which are payable less frequently than monthly during every such period (e.g. real estate taxes, ground lease payments and insurance).

        "Purchasers" is defined in Section 13.3.1 hereof.

        "Qualified Officer" means, with respect to any entity, the chief financial officer, chief accounting officer or controller of such entity if it is a corporation or of such entity's general partner if it is a partnership.

        "Rate Option" means the Adjusted Alternate Base Rate or the Adjusted LIBOR Rate. The Rate Option in effect on any date shall always be the Adjusted Alternate Base Rate unless the Borrower has properly selected the Adjusted LIBOR Rate pursuant to Section 2.11 hereof.

        "Rating Pricing Period" means any period during the term of the Facility during which the Operating Partnership's or Equity Inns' long-term, senior unsecured debt has been rated by at least two of S&P, Moody's, Fitch and Duff & Phelps and the lower of the highest two ratings (at least one of which is from S&P or Moody's) is at least BBB- (S&P) or Baa3 (Moody's) or an equivalent rating from Fitch or Duff & Phelps.

        "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

        "Reimbursement Obligations" means at any time, the aggregate of the Obligations of the Borrower to the Lenders, the Issuing Bank and the Administrative Agent in respect of all unreimbursed payments or disbursements made by the Lenders, the Issuing Bank and the Administrative Agent under or in respect of the Facility Letters of Credit.

        "REMIC Loan" means that certain $88,000,000 issuance of mortgage bonds by the REMIC Partnership pursuant to the terms of an Indenture dated as of February 6, 1997.

        "REMIC Partnership" means EQI Financing Partnership I, L.P., the borrower under the REMIC Loan which has as its sole limited partner, holding 99% of the partnership interests therein, the Operating Partnership and as its sole general partner, holding 1% of the partnership interests therein, EQI Financing Corporation which is wholly-owned by Equity Inns Trust.

        "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waivers in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

        "Required Lenders" means, as of any date, those Lenders holding, in the aggregate, more than two-thirds (2/3) of the then-current Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders holding, in the aggregate, more than two-thirds (2/3) of the aggregate unpaid principal amount of the outstanding Advances.

        "Reserve Requirement" means, with respect to a LIBOR Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

        "S&P" means Standard & Poor's Ratings Group and its successors.

        "Subsidiary" means as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person, and provided such corporation, partnership or other entity is consolidated with such Person for financial reporting purposes under GAAP.

        "Swingline Advances" means, as of any date, collectively, all Swingline Loans then outstanding under this Facility.

        "Swingline Commitment" means the obligation of the Swingline Lender to make Swingline Loans not exceeding $7,500,000, which is included in, and is not in addition to, the Swingline Lender's total Commitment hereunder.

       "Swingline Lender" shall mean First Chicago, in its capacity as a Lender.

        "Swingline Loan" means a Loan made by the Swingline Lender under the special availability provisions described in Sections 2.16 hereof.

        "Total Cost": means, as of any date, the sum of (i) the book value under GAAP of all Properties then owned by the Consolidated Group plus (ii) all depreciation on such Properties previously reflected on the Consolidated Group's financial statements, in accordance with GAAP plus (iii) the Consolidated Group Pro Rata Share of the book value under GAAP of all Properties then owned by Investment Affiliates plus (iv) the Consolidated Group Pro Rata Share of all depreciation on such Properties previously reflected on such Investment Affiliates financial statements, in accordance with GAAP.

        "Total Indebtedness": means, as of any date, the sum of (i) all Indebtedness of the Consolidated Group in existence on such date plus (ii) the Consolidated Group Pro Rata Share of all Indebtedness of any Investment Affiliate (to the extent not included in the Indebtedness described in clause
(i)), without duplication.

        "Total Value": means, as of any date, the sum of (i) all cash and Cash Equivalents then held by the Consolidated Group plus (ii) for Properties owned for at least four full fiscal quarters by the Consolidated Group, (A) the aggregate Property Operating Income for such Properties during the most recent four fiscal quarters for which financial results have then been reported less the Agreed FF&E Reserve applicable thereto for such four fiscal quarters, divided by (B) 11.5%, plus (iii) for Properties owned for less than four full fiscal quarters by the Consolidated Group, the book value, under GAAP, of such Properties plus (iv) for Properties owned for at least four full fiscal quarters by an Investment Affiliate (A) the Consolidated Group Pro Rata Share of the aggregate Property Operating Income for such Properties during the four most recent fiscal quarters for which results have then been reported less the Agreed FF&E Reserve that would be applicable thereto for such four fiscal quarters, divided by (B) 11.5% and plus (v) for Properties owned by an Investment Affiliate for less than four full fiscal quarters the Consolidated Group Pro Rata Share of the book value, under GAAP, of such Properties.

        "Transferee" is defined in Section 13.4 hereof.

        "Unencumbered Asset" means, with respect to any Properties owned or ground leased by one of the entities comprising the Borrower or a Wholly-Owned Subsidiary at any date of determination, the circumstance that such Property on such date (a) is not subject to any Liens (including any Liens on the operating leases of such Properties) other than those in favor of the Lenders and those Permitted Liens described in clauses (i) through (v) of Section 9.6, (b) if subject to a Major Ground Lease, (i) such Major Ground Lease is a Financeable Ground Lease and (ii) all such ground leased Properties subject to Major Ground Leases do not exceed 15% of the Value of Unencumbered Assets, (c) is not subject to any agreement (including any agreement governing Indebtedness incurred in order to finance or refinance the acquisition of such asset) which creates a "negative pledge" which prohibits or limits the ability of the owner thereof, to create, incur, assume or suffer to exist any Lien upon any assets of such owner (or the capital stock in such owner if the owner is a Wholly-Owned Subsidiary),
(d) is not subject to any agreement (including any agreement governing Indebtedness incurred in order to finance or refinance the acquisition of such asset) which entitles any Person to the benefit of any Lien (but excluding liens in favor of Lenders and those Permitted Liens described in clauses (i) through
(v) of Section 9.6) on any assets or capital stock of either of the Borrowers or any of their Subsidiaries or would entitle any Person to the benefit of any Lien (but excluding liens in favor of Lenders and those

Permitted Liens described in clauses (i) through (v) of Section 9.6) on such assets or capital stock upon the occurrence of any contingency (including, without limitation, pursuant to an "equal and ratable" clause), (e) is free from any material structural defects as evidenced by a certification of Borrowers,
(f) is free from any material environmental contamination or condition, as evidenced by a certification of the Borrowers and a current detailed environmental assessment delivered to the Administrative Agent, (g) is subject to a Permitted Operating Lease, and (h) is fully operational with less than 20% of the rooms on such Property being unavailable for occupancy due to casualty, construction, renovation or other reason. No Property of a Wholly-Owned Subsidiary shall be deemed to be unencumbered unless both such Property and all capital stock of such Wholly-Owned Subsidiary is unencumbered and neither such Wholly-Owned Subsidiary nor any other intervening Subsidiary between the Borrower and such Wholly-Owned Subsidiary has any Indebtedness for borrowed money (other than Indebtedness due to the Borrower).

        "Value of Unencumbered Assets" means, as of any date, the amount determined (i) for all Unencumbered Assets owned for four or more full fiscal quarters by one of the entities comprising the Borrower or a Wholly-Owned Subsidiary, (A) the sum of (x) Property Operating Income attributable thereto for such period less (y) the Agreed FF&E Reserve attributable thereto for such period divided by (B) 11.5 % and (ii) for all Unencumbered Assets not so owned for four or more fiscal quarters, the book value, in accordance with GAAP, of such Properties. If an Unencumbered Asset is no longer owned as of the date of calculation, then no value shall be included based on capitalizing Property Operating Income from such Unencumbered Asset.

        "Wholly-Owned Subsidiary" means a Subsidiary which is 100% owned by one or both of the entities comprising the Borrower.

        The foregoing definitions shall be equally applicable to both the singular and the plural forms of the defined terms.

        1.2 Financial Standards. All financial computations required of a Person under this Agreement shall be made, and all financial information required under this Agreement shall be prepared, in accordance with GAAP, except that if any Person's financial statements are not audited, such Person's financial statements shall be prepared in accordance with the same sound accounting principles utilized in connection with the financial information submitted to Lenders with respect to such Persn or the Properties of such Person in connection with this Agreement and shall be certified by an authorized representative of such Person.

                                   ARTICLE II

                                  THE FACILITY

        2.1     The Facility; Limitations on Borrowing.

                (a) Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Borrower and the Guarantors contained herein, Lenders agree to make Advances through the Administrative Agent to Borrower from time to time prior to the Maturity Date and to support the issuance of Facility Letters of Credit under Article III of this Agreement, provided that the making of any such Advance or the issuance of such Facility Letter of Credit will not:

                                (i) cause the then-current Allocated Facility
                Amount to exceed the then-current Aggregate Commitment; or

                               (ii) cause the then-current Credit Requirement to
                exceed forty-five percent (45%) of the then-current Borrowing Base; or

                              (iii) cause the then-current outstanding Swingline
                Advances to exceed the Swingline Commitment; or

                               (iv) cause the then outstanding  Facility Letters
                of Credit Obligations to exceed the Facility Letter of Credit Sublimit.

The Advances may be ratable Adjusted Alternate Base Rate Advances, ratable LIBOR Advances or non-pro rata Swingline Loans. Except as provided in Sections 2.16 and 12.16 hereof, each Lender shall fund its Percentage of each such Advance and no Lender will be required to fund any amounts which when aggregated with such Lender's Percentage of (i) all other Advances then outstanding, (ii) all Swingline Advances and (iii) all Facility Letter of Credit Obligations would exceed such Lender's then-current Commitment. This facility ("Facility") is a revolving credit facility and, subject to the provisions of this Agreement, the Borrower may request Advances hereunder, repay such Advances and reborrow
Advances at any time prior to the Maturity Date. Unless and until the Administrative Agent is otherwise advised in writing to the contrary by both of the entities comprising the Borrower, all Loans shall be deemed to be requested by the Operating Partnership and shall be funded directly to the Operating Partnership and EIP/WV irrevocably authorizes the Administrative Agent to honor requests for Advances made by the Operating Partnership and to fund such Loans directly to the Operating Partnership.

                (b) The Facility created by this Agreement, and the Commitment of each Lender to lend hereunder, shall terminate on the Maturity Date, unless sooner terminated in accordance with the terms of this Agreement.

                (c) In no event shall the Aggregate Commitment exceed Two Hundred Fifty Million Dollars ($250,000,000) without the approval of all of the Lenders.

        2.2 Principal Payments and Extension Option. If on any Business Day the then-current Credit Requirement should exceed 45% of the then-current Borrowing Base, the Borrower shall make a mandatory principal repayment on the immediately following Business Day in the amount of such excess. Solely for purposes of applying the test set forth in the preceding sentence and in Section 9.10 hereof, the Property Operating Income attributable to Unencumbered Assets shall be revised, and such revision shall become effective, on the earlier of (i) receipt by the Administrative Agent of the quarterly certificate described in
Section 8.2 or (ii) the forty-fifth (45th) day after the end of the most recent fiscal quarter. Any outstanding Advances not previously repaid and all other unpaid Obligations shall be paid in full by the Borrower on the Maturity Date. The Maturity Date can be extended for extension periods of one year each upon notice to the Administrative Agent not later than December 31, 1999 with respect to the first such extension of the Maturity Date and not later than each December 31 thereafter for each subsequent extension of the Maturity Date (each an "Extension Notice"), if (i) no Default has occurred and is continuing at the time of such notice and at the time of the then applicable Maturity Date, (ii) all of the Lenders agree to such extension, (iii) all prior extensions have been elected by the Borrower and accepted by the Lenders, and (iv) the Borrower pays an extension fee for each one year extension to the Administrative Agent for the account of each Lender at the then-current market rate for similar extensions as deemed acceptable by all of the Lenders, payable on the first Business Day of such extension. If the Borrower gives an Extension Notice to the Administrative Agent, the Administrative Agent shall notify the Lenders within 10 days of receipt of such request. The Lenders shall have 60 days after receipt of an Extension Notice to notify Administrative Agent as to whether they accept or reject such extension request and Administrative Agent shall notify Borrower and the Lenders promptly thereafter of the acceptance or rejection of the Lenders of Borrower's request to extend the Maturity Date. If the foregoing conditions are satisfied other than the condition requiring the consent of all Lenders, then Borrower shall have the right to replace any Lender that does not agree to the extension provided that Borrower notifies such Lender that it has elected to replace such Lender and notifies such Lender and the Administrative Agent of the identity of the proposed replacement Lender no later than the date six (6) months after the date of the applicable Extension Notice. The Lender being replaced shall assign its Percentage of the Aggregate Commitment and its rights and obligations under this Facility to the replacement Lender in accordance with the requirements of Section 13.3 hereof and the replacement Lender shall assume such Percentage of the Aggregate Commitment and the related obligations under this Facility prior to the Maturity Date to be extended, all pursuant to an assignment and assumption agreement substantially in the form of Exhibit J hereto. The purchase by the replacement Lender shall be at par (plus all accrued and unpaid interest and any other sums owed to such Lender being replaced hereunder) which shall be paid to the Lender being replaced upon the execution and delivery of the assignment.

        2.3 Requests for Advances; Responsibility for Advances. Ratable Advances shall be made available to Borrower by Administrative Agent in accordance with
Section 2.1(a) and Section 2.11(a) hereof. The obligation of each Lender to fund its Percentage of each ratable Advance shall be several and not joint.

        2.4 Evidence of Credit Extensions. The Advances of each Lender outstanding at any time shall be evidenced by the Notes. Each Note executed by the Borrower shall be in a maximum principal amount equal to each Lender's Percentage of the current Aggregate Commitment. Each Lender shall record Advances and principal payments thereof on the schedule attached to its Note or, at its option, in its records, and each Lender's record thereof shall be conclusive absent Borrower furnishing to such Lender conclusive and irrefutable evidence of an error made by such Lender with respect to that Lender's records. Notwithstanding the foregoing, the failure to make, or an error in making, a notation with respect to any Advance shall not limit or otherwise affect the obligations of Borrower hereunder or under the Notes to pay the amount actually owed by Borrower to Lenders.

        2.5 Ratable and Non-Pro Rata Loans. Each Advance hereunder shall consist of Loans made from the several Lenders ratably in proportion to their Percentages, except for Swingline Loans which shall be made by the Swingline Lender in accordance with Section 2.16. The ratable Advances may be Adjusted Alternate Base Rate Advances, LIBOR Advances or a combination thereof, selected by the Borrower in accordance with Sections 2.10 and 2.11.

        2.6 Applicable Margins and Fees. The ABR Applicable Margin, the LIBOR Applicable Margin and the Applicable Commitment Fee Percentage to be used in calculating the interest rate applicable to different types of Advances and the Commitment Fee shall vary from time to time in accordance with the ratings for the Operating Partnership's or Equity Inns' long-term, senior unsecured debt as follows:

No Rating Pricing Period in Effect:


                                           LIBOR         ABR        Applicable
Consolidated Total Indebtedness as a     Applicable   Applicable    Commitment
   Percentage of Total Value               Margin       Margin    Fee Percentage
-------------------------------------    ----------   ----------  --------------

        less than 25%                      1.40%        0.10%          0.20%

   25% or over, but less than 35%          1.50%        0.25%          0.20%

   35% or over, but less than 40%          1.625%       0.30%          0.25%

         40% or over                       1.75%        0.35%          0.30%


Rating Pricing Period in Effect:



                                LIBOR              ABR              Applicable
Rating Level of Lower of      Applicable        Applicable        Commitment Fee
  Two Highest Ratings*          Margin            Margin            Percentage
-------------------------     ----------        -----------       --------------

         A-/A3                  1.00%               0                  0.125%

       BBB+/Baa1                1.125%              0                  0.15%

       BBB/Baa2                 1.250%              0                  0.15%

       BBB-/Baa3                1.375%              0                  0.20%


* Rating levels established by reference to S&P and Moody's ratings, respectively. At least one of S&P or Moody's ratings must always be included in the two ratings used.

        The Applicable Margins when no Rating Pricing Period is in effect will change only quarterly and upon delivery of a compliance certificate in the form of Exhibit H attached hereto, when the Total Value is determined. When a Rating Pricing Period is in effect, all Applicable Margins and the Applicable Commitment Fee Percentage shall change as and when the applicable rating level changes. In the event an agency issues different ratings for the Operating Partnership and Equity Inns, then the higher rating for the two entities shall be deemed to be the rating from such agency.

        2.7 Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee (the "Commitment Fee") from the Agreement Execution Date to and including the Maturity Date, calculated at the then-current per annum Applicable Commitment Fee Percentage (calculated for actual days elapsed on the basis of a 360 day year) on the daily unborrowed portion of such Lender's Commitment (which is equal to the difference between (a) such Lender's Commitment on such day and (b) the then outstanding Loans owed to such Lender plus the Lender's Percentage of any outstanding and undrawn Facility Letters of Credit) payable quarterly in arrears on the last day of each calendar quarter hereafter beginning December 31, 1997 and on the Maturity Date. Notwithstanding the foregoing, all accrued Commitment Fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Loans hereunder. The Swingline Commitment shall be treated in the same fashion as the other Commitments for purposes of calculating the Commitment Fees and only the actual Swingline Loans outstanding on any day shall be included in the aggregate amount of outstanding Loans owed to the Swingline Lender on such day.

        2.8     Other Fees.

                (a) The Borrower agrees to pay all fees payable to the Administrative Agent and the Syndication Agent pursuant to the Borrower's prior letter agreement with them.

                (b) The  Borrower  also  agrees  to pay the  fees  described  in
Section 3.8 below with respect to any Facility Letters of Credit.

        2.9 Minimum Amount of Each Advance. Each LIBOR Advance shall be in the minimum amount of $2,000,000 (and in multiples of $100,000 if in excess thereof), each Adjusted Alternate Base Rate Advance shall be in the minimum amount of $1,000,000 (and in multiples of $100,000 if in excess thereof) and each Swingline Advance shall be in the minimum amount of $100,000 (and in multiples of $50,000 if in excess thereof), provided, however, that any Adjusted Alternate Base Rate Advance may be in the amount of the unused Aggregate Commitment.

        2.10    Interest.

                (a) The outstanding principal balance under the Notes shall bear interest from time to time at a rate per annum equal to:

                         (i)  the Adjusted Alternate Base Rate; or

                         (ii) at the election of Borrower with respect to all or
                portions of the Obligations, the Adjusted LIBOR Rate.

                (b) All interest shall be calculated for actual days elapsed on the basis of a 360-day year. Interest accrued on each Advance shall be payable in arrears on (i) the first day of each calendar month, commencing with the first such date to occur after the date hereof, (ii) with respect to LIBOR Advances, the last day of the applicable LIBOR Interest Period, (iii) the date on which such Advance is prepaid, whether by acceleration or otherwise, and (iv) the Maturity Date. Interest shall not be payable for the day of any payment on the amount paid if payment is received by Administrative Agent prior to noon (Chicago time). If any payment of principal or interest under the Notes shall become due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a payment of principal, such extension of time shall be included in computing interest due in connection with such payment; provided that for purposes of Section 10.1 hereof, any payments of principal described in this sentence shall be considered to be "due" on such next succeeding Business Day.

        2.11    Selection of Rate Options and LIBOR Interest Periods.

                (a) Borrower, from time to time, may select the Rate Option and, in the case of each LIBOR Advance, the commencement date (which shall be a Business Day) and the length of the LIBOR Interest Period applicable to each LIBOR Advance. Borrower shall give Administrative Agent irrevocable notice (a "Borrowing Notice" not later than 11:00 a.m. (Chicago time) (i) at least one Business Day prior to an Adjusted Alternate Base Rate Advance, (ii) at least three (3) Business Days prior to a ratable LIBOR Advance, and (iii) not later than 11:00 a.m. (Chicago time) on the Borrowing Date for each Swingline Loan, specifying:

                          (i) the Borrowing Date, which shall be a Business Day, of such Advance,

                          (ii)    the aggregate amount of such Advance,

                          (iii)   the type of Advance selected, and

                          (iv) in the case of each LIBOR Advance, the LIBOR Interest Period applicable thereto.

         The Borrower shall also deliver together with each Borrowing Notice the compliance certificate required in Section 5.2 and otherwise comply with the conditions set forth in Section 5.2 for Advances. Administrative Agent shall provide each Lender by facsimile with a copy of each Borrowing Notice and compliance certificate on the same Business Day it is received.

         Not later than noon (Chicago time) on each Borrowing Date, each Lender shall make available its Loan or Loans, in funds immediately available in Chicago to the Administrative Agent. Administrative Agent will promptly make the funds so received from the Lenders available to the Borrower.

                  (b) Administrative Agent shall, as soon as practicable after receipt of a Borrowing Notice, determine the Adjusted LIBOR Rate applicable to the requested ratable LIBOR Advance and inform Borrower and Lenders of the same. Each determination of the Adjusted LIBOR Rate by Administrative Agent shall be conclusive and binding upon Borrower in the absence of manifest error.

                  (c) If Borrower shall prepay a LIBOR Advance other than on the last day of the LIBOR Interest Period applicable thereto, Borrower shall be responsible to pay all amounts due to Lenders as required by Section 4.4 hereof.

                  (d) As of the end of each LIBOR Interest Period selected for a ratable LIBOR Advance, the interest rate on the LIBOR Advance will become the Adjusted Alternate Base Rate, unless Borrower has once again selected a LIBOR Interest Period in accordance with the timing and procedures set forth in
Section 2.11(g).

                  (e) The right of Borrower to select the Adjusted LIBOR Rate for an Advance pursuant to this Agreement is subject to the availability to Lenders of a similar option. If Administrative Agent determines that (i) deposits of Dollars in an amount approximately equal to the LIBOR Advance for which the Borrower wishes to select the Adjusted LIBOR Rate are not generally available at such time in the London interbank eurodollar market, or (ii) the rate at which the deposits described in subsection (i) herein are being offered will not adequately and fairly reflect the costs to Lenders of maintaining an Adjusted LIBOR Rate on an Advance or of funding the same in such market for such LIBOR Interest Period, or (iii) reasonable means do not exist for determining an Adjusted LIBOR Rate, or (iv) the Adjusted LIBOR Rate would be in excess of the maximum interest rate which Borrower may by law pay, then in any of such events, Administrative Agent shall so notify Borrower and Lenders and such Advance shall bear interest at the Adjusted Alternate Base Rate. Notwithstanding the foregoing, the Lenders shall not be obligated to match fund their LIBOR Advances.

                  (f) In no event may Borrower elect a LIBOR Interest Period which would extend beyond the Maturity Date. Unless Lenders agree thereto, in no event may Borrower have more than ten (10) different LIBOR Interest Periods for LIBOR Advances outstanding at any one time.

                  (g)      Conversion and Continuation.

                                  (i) Borrower may elect from time to time, subject to the other provisions of this Section 2.11, to convert all or any part of a ratable Advance into any other type of Advance; provided that any conversion of a ratable LIBOR Advance shall be made on, and only on, the last day of the LIBOR Interest Period applicable thereto.

                                 (ii) Adjusted Alternate Base Rate Advances shall continue as Adjusted Alternate Rate Advances unless and until such Adjusted Alternate Base Rate Advances are converted into ratable LIBOR Advances pursuant to a Conversion/Continuation Notice from Borrower in accordance with Section 2.11(g)(iv). Ratable LIBOR Advances shall continue until the end of the then applicable LIBOR Interest Period therefor, at which time each such Advance shall be automatically converted into an Adjusted Alternate Base Rate Advance unless the Borrower shall have given the Administrative Agent a Conversion/Continuation Notice in accordance with Section 2.11(g)(iv) requesting that, at the end of such LIBOR Interest Period, such Advance either continue as an Advance of such type for the same or another LIBOR Interest Period.

                                (iii) Notwithstanding anything to the contrary contained in Sections 2.11(g)(i) or (g)(ii), no Advance may be converted into a LIBOR Advance or continued as a LIBOR Advance (except with the consent of the Required Lenders) when any Monetary Default or Event of Default has occurred and is continuing.

                                 (iv) The Borrower shall give the Administrative
                  Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of an Advance or continuation of a LIBOR Advance not later than 11:00 a.m. (Chicago time) on the Business Day immediately preceding the date of the requested conversion, in the case of a conversion into an Adjusted Alternate Base Rate Advance, or 11:00 a.m. (Chicago time) at least three (3) Business Days prior to the date of the requested conversion or continuation, in the case of a conversion into or continuation of a ratable LIBOR Advance, specifying: (1) the requested date (which shall be a Business Day) of such conversion or continuation; (2) the amount and type of the Advance to be converted or continued; and (3) the amounts and type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a ratable LIBOR Advance, the duration of the LIBOR Interest Period applicable thereto.

         2.12 Method of Payment. All payments of the Obligations hereunder shall be made, without set-off, deduction, or counterclaim, in immediately available funds to Administrative Agent at Administrative Agent's address specified herein, or at any other Lending Installation of Administrative Agent specified in writing by Administrative Agent to Borrower, by noon (local time) on the date when due and shall be applied ratably by Administrative Agent among Lenders. Each payment delivered to Administrative Agent for the account of any Lender shall be delivered promptly by Administrative Agent to such Lender in the same type of funds that Administrative Agent received at its address specified herein or at any Lending Installation specified in a notice received by Administrative Agent from such Lender. Administrative Agent is hereby authorized to charge the account of Borrower maintained with First Chicago for each payment of principal, interest and fees as it becomes due hereunder. Amounts paid to or held by the Administrative Agent for the payment of Loans shall not be deemed paid to a Lender until the Business Day that such amounts are received by such Lender. If amounts are received by the Administrative Agent from the Borrower prior to the applicable times stated herein and the Administrative Agent fails to make a Lender's portion of such amount available to such Lender by close of business on such Business Day, the Borrower shall have no obligation to pay any further interest on such payment and the Administrative Agent shall pay to such Lender interest on such payment to the date paid to such Lender by the Administrative Agent at a rate per annum equal to the then-current Federal Funds Effective Rate.

         2.13 Default. Notwithstanding the foregoing, during the continuance of a Monetary Default or an Event of Default, Borrower shall not have the right to request a LIBOR Advance, select a new LIBOR Interest Period for an existing ratable LIBOR Advance or convert any Adjusted Alternate Base Rate Advance to a ratable LIBOR Advance. During the continuance of a Monetary Default or an Event of Default, at the election of the Required Lenders, by notice to Borrower, outstanding Advances shall bear interest at the applicable Default Rates until such Monetary Default or Event of Default ceases to exist or the Obligations are paid in full.

         2.14 Lending Installations. Each Lender may book its Advances at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written or telex notice to the Administrative Agent and Borrower, designate a Lending Installation through which Advances will be made by it and for whose account payments are to be made.

         2.15 Non-Receipt of Funds by Administrative Agent. Unless Borrower or a Lender, as the case may be, notifies Administrative Agent prior to the date on which it is scheduled to make payment to Administrative Agent of (i) in the case of a Lender, an Advance, or (ii) in the case of Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, Administrative Agent may assume that such payment has been made. Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or Borrower, as the case may be, has not in fact made such payment to Administrative Agent, the recipient of such payment shall, on demand by Administrative Agent, repay to Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by Administrative Agent until the date Administrative Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Effective Rate (as determined by Administrative Agent) for such day or (ii) in the case of payment by Borrower, the interest rate applicable to the relevant Advance.

         2.16 Swingline Loans. In addition to the other options available to Borrower hereunder, up to $7,500,000 of the Swingline Commitment shall be available for Swingline Loans subject to the following terms and conditions. Swingline Loans shall be made available for same day borrowings provided that notice is given in accordance with Section 2.11 hereof. All Swingline Loans shall bear interest at the Adjusted Alternate Base Rate and shall be deemed to be Adjusted Alternate Base Rate Advances. In no event shall the Swingline Lender be required to fund a Swingline Loan if it would increase the total aggregate outstanding Loans by Swingline Lender hereunder plus its Percentage of Facility Letter of Credit Obligations to an amount in excess of its Commitment. Borrower may repay Swingline Loans from subsequent pro rata Advances hereunder. If any Swingline Loan is not so repaid, upon request of the Swingline Lender made to all the Lenders, which request must be given not later than the fifth (5th) Business Day after such a Swingline Loan was made if all Swingline Advances then outstanding exceed $1,000,000, each Lender irrevocably agrees to purchase its Percentage of any Swingline Loan made by the Swingline Lender regardless of whether the conditions for disbursement are satisfied at the time of such purchase, including the existence of an Event of Default hereunder provided no Lender shall be required to have total outstanding Loans plus its Percentage of Facility Letters of Credit exceed its Commitment. Such purchase shall take place on the date of the request by Swingline Lender so long as such request is made by noon (Chicago time), otherwise on the

Business Day following such request. All requests for purchase shall be in writing. From and after the date it is so purchased, each such Swingline Loan shall, to the extent purchased, (i) be treated as a Loan made by the purchasing Lenders and not by the selling Lender for all purposes under this Agreement and the payment of the purchase price by a Lender shall be deemed to be the making of a Loan by such Lender and shall constitute outstanding principal under such Lender's Note, and (ii) shall no longer be considered a Swingline Loan except that all interest accruing on or attributable to such Swingline Loan for the period prior to the date of such purchase shall be paid when due by the Borrower to the Administrative Agent for the benefit of the Swingline Lender and all such amounts accruing on or attributable to such Loans for the period from and after the date of such purchase shall be paid when due by the Borrower to the Administrative Agent for the benefit of the purchasing Lenders. If prior to purchasing its Percentage of a Swingline Loan one of the events described in
Section 10.10 shall have occurred and such event prevents the consummation of the purchase contemplated by preceding provisions, each Lender will purchase an undivided participating interest in the outstanding Swingline Loan in an amount equal to its Percentage of such Swingline Loan. From and after the date of each Lender's purchase of its participating interest in a Swingline Loan, if the Swingline Lender receives any payment on account thereof, the Swingline Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded); provided, however, that in the event that such payment was received by the Swingline Lender and is required to be returned to the Borrower, each Lender will return to the Swingline Lender any portion thereof previously distributed by the Swingline Lender to it. If any Lender fails to so purchase its Percentage of any Swingline Loan, such Lender shall be deemed to be a Defaulting Lender hereunder.

         2.17 Voluntary Reduction of Aggregate Commitment Amount. Upon at least five (5) days prior irrevocable written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent, Borrower shall have the right, without premium or penalty, to terminate the Aggregate Commitment in whole or in part provided that (a) Borrower may not reduce the Aggregate Commitment below the Allocated Facility Amount at the time of such requested reduction, and (b) any such partial termination shall be in the minimum aggregate amount of Two Million Dollars (U.S. $2,000,000.00) or any integral multiple of Two Million Dollars (U.S. $2,000,000.00) in excess thereof. Any partial termination of the Aggregate Commitment shall be applied pro rata to reduce each Lender's Commitment, including, unless otherwise agreed in writing by the Swingline Lender, to reduce the Swingline Commitment by a percentage equal to the percentage reduction in the Aggregate Commitment.

         2.18 Application of Moneys Received. All moneys collected or received by the Administrative Agent on account of the Facility directly or indirectly, shall be applied in the following order of priority:

                                  (i) to the  payment  of all  reasonable  costs
                  incurred in the collection of such moneys of which the Administrative Agent shall have given notice to the Borrower;

                                 (ii)  to the reimbursement of any yield
                  protection due to any of the Lenders in accordance with
                  Section 4.1;

                                (iii) to the payment of any fee due  pursuant to
                  Section 3.8(b) in connection with the issuance of a Facility Letter of Credit to the Issuing Bank, to the payment of the Commitment Fee and Facility Letter of Credit Fee to the Lenders, if then due, and to the payment of all fees to the Administrative Agent;

                                 (iv) to payment of the full amount of interest and principal on the Swingline Loans;

                                  (v) first to  interest  until paid in full and
                  then to principal for all Lenders (other than Defaulting Lenders) in accordance with the respective Percentages of the Lenders;

                                 (vi) any other sums due to the Administrative Agent or any Lender under any of the Loan Documents; and

                                (vii) to the payment of any sums due to each Defaulting Lender as their respective Percentages appear (provided that Administrative Agent shall have the right to set-off against such sums any amounts due from such Defaulting Lender).


                                   ARTICLE III

                        THE LETTER OF CREDIT SUBFACILITY

         3.1 Obligation to Issue. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Borrower herein set forth, the Issuing Bank hereby agrees to issue for the account of either of the entities comprising the Borrower, one or more Facility Letters of Credit in accordance with this Article III, from time to time during the period commencing on the Agreement Execution Date and ending on a date one Business Day prior to the Maturity Date.

         3.2 Types and Amounts. The Issuing Bank shall not have any obligation to:

                                  (i) issue any Facility Letter of Credit if the
                  aggregate maximum amount then available for drawing under Letters of Credit issued by such Issuing Bank, after giving effect to the Facility Letter of Credit requested hereunder, shall exceed any limit imposed by law or regulation upon such Issuing Bank;

                                 (ii) issue any Facility Letter of Credit if, after giving effect thereto, either (1) the then applicable Allocated Facility Amount would exceed the then current Aggregate Commitment, (2) the then applicable Credit Requirement would exceed forty-five percent (45%) of the then-current Borrowing Base, or (3) the Facility Letter of Credit Obligations would exceed the Facility Letter of Credit Sublimit; or

                                (iii) issue any Facility Letter of Credit having
                  an expiration date, or containing automatic extension provision to extend such date, to a date which is after the Business Day immediately preceding the Maturity Date.

         3.3 Conditions. In addition to being subject to the satisfaction of the conditions contained in Article V hereof, the obligation of the Issuing Bank to issue any Facility Letter of Credit is subject to the satisfaction in full of the following conditions:

                    (i) the Borrower shall have delivered to the Issuing Bank at such times and in such manner as the Issuing Bank may reasonably prescribe such documents and materials as may be reasonably required pursuant to the terms of the proposed Facility Letter of Credit (it being understood that if any inconsistency exists between such documents and the Loan Documents, the terms of the Loan Documents shall control) and the proposed Facility Letter of Credit shall be reasonably satisfactory to the Issuing Bank as to form and content;

                   (ii) as of the date of issuance, no order, judgment or decree of any court, arbitrator or governmental authority shall purport by its terms to enjoin or restrain the Issuing Bank from issuing the requested Facility Letter of Credit and no law, rule or regulation applicable to the Issuing Bank and no request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the Issuing Bank shall prohibit or request that the Issuing Bank refrain from the issuance of Letters of Credit generally or the issuance of the requested Facility Letter or Credit in particular; and

                  (iii) there shall not exist any Default or Event of Default.

         3.4      Procedure for Issuance of Facility Letters of Credit.

                  (a) Borrower shall give the Issuing Bank and the Administrative Agent at least three (3) Business Days' prior written notice of any requested issuance of a Facility Letter of Credit under this Agreement (a "Letter of Credit Request"), a copy of which shall be sent immediately to all Lenders (except that, in lieu of such written notice, the Borrower may give the Issuing Bank and the Administrative Agent telephonic notice of such request if confirmed in writing by delivery to the Issuing Bank and the Administrative Agent (i) immediately (A) of a telecopy of the written notice required hereunder which has been signed by an authorized officer, or (B) of a telex containing all information required to be contained in such written notice and (ii) promptly (but in no event later than the requested date of issuance) of the written notice required hereunder containing the original signature of an authorized officer); such notice shall be irrevocable and shall specify:

         (1) the stated amount of the Facility Letter of Credit requested (which stated amount shall not be less than $50,000);

         (2) the effective date (which day shall be a Business Day) of issuance of such requested Facility Letter of Credit (the "Issuance Date");

         (3) the date on which such requested Facility Letter of Credit is to expire;

         (4) the purpose for which such Facility Letter of Credit is to be issued;

         (5) the Person for whose benefit the requested Facility Letter of Credit is to be issued; and

         (6) any special language required to be included in the Facility Letter of Credit.

At the time such request is made, the Borrower shall also provide the Administrative Agent and the Issuing Bank with a copy of the form of the Facility Letter of Credit that the Borrower is requesting be issued. Such notice, to be effective, must be received by such Issuing Bank and the Administrative Agent not later than 2:00 p.m. (Chicago time) on the last Business Day on which notice can be given under this Section 3.4(a).

                  (b) Subject to the terms and conditions of this Article III and provided that the applicable conditions set forth in Article V hereof have been satisfied, the Issuing Bank shall, on the Issuance Date, issue a Facility Letter of Credit on behalf of the Borrower in accordance with the Letter of Credit Request and the Issuing Bank's usual and customary business practices unless the Issuing Bank has actually received (i) written notice from the Borrower specifically revoking the Letter of Credit Request with respect to such Facility Letter of Credit, (ii) written notice from a Lender, which complies with the provisions of Section 3.6(a), or (iii) written or telephonic notice from the Administrative Agent stating that the issuance of such Facility Letter of Credit would violate Section 3.2.

                  (c) The Issuing Bank shall give the Administrative Agent (who shall promptly notify Lenders) and the Borrower written or telex notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance of a Facility Letter of Credit (the "Issuance Notice").

                  (d) The Issuing Bank shall not extend or amend any Facility Letter of Credit unless the requirements of this Section 3.4 are met as though a new Facility Letter of Credit was being requested and issued.

         3.5      Reimbursement Obligations; Duties of Issuing Bank.

                  (a) The Issuing Bank shall promptly notify the Borrower and the Administrative Agent (who shall promptly notify Lenders) of any draw under a Facility Letter of Credit. Any such draw shall not be deemed to be a default hereunder but shall constitute an Advance of the Facility in the amount of the Reimbursement Obligation with respect to such Facility Letter of Credit and shall bear interest from the date of the relevant drawing(s) under the pertinent Facility Letter of Credit at a rate selected by Borrower in accordance with
Section 2.11 hereof; provided that if a Monetary Default or an Event of Default exists at the time of any such drawing(s), then the Borrower shall reimburse the Issuing Bank for drawings under a Facility Letter of Credit issued by the Issuing Bank no later than the next succeeding Business Day after the payment by the Issuing Bank and until repaid such Reimbursement Obligation shall bear interest at the Default Rate.

                  (b) Any action taken or omitted to be taken by the Issuing Bank under or in connection with any Facility Letter of Credit, if taken or omitted in the absence of willful misconduct or gross negligence, shall not put the Issuing Bank under any resulting liability to any Lender or, provided that such Issuing Bank has complied with the procedures specified in Section 3.4 and such Lender has not given a notice contemplated by Section 3.6(a) that continues in full force and effect, relieve that Lender of its obligations hereunder to the Issuing Bank. In determining whether to pay under any Facility Letter of Credit, the Issuing Bank shall have no obligation relative to the Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered in compliance, and that they appear to comply on their face, with the requirements of such Letter of Credit.

         3.6      Participation.

                  (a) Immediately upon issuance by the Issuing Bank of any Facility Letter of Credit in accordance with the procedures set forth in Section 3.4, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Issuing Bank, without recourse, representation or warranty, an undivided interest and participation equal to such Lender's Percentage in such Facility Letter of Credit (including, without limitation, all obligations of the Borrower with respect thereto) and all related rights hereunder and under the Guaranty and other Loan Documents; provided that a Letter of

Credit issued by the Issuing Bank shall not be deemed to be a Facility Letter of Credit for purposes of this Section 3.6 if the Issuing Bank shall have received written notice from any Lender on or before the Business Day prior to the date of its issuance of such Letter of Credit that one or more of the conditions contained in Section 5.2 is not then satisfied, and in the event the Issuing Bank receives such a notice it shall have no further obligation to issue any Facility Letter of Credit until such notice is withdrawn by that Lender or the Issuing Bank receives a notice from the Administrative Agent that such condition has been effectively waived in accordance with the provisions of this Agreement. Each Lender's obligation to make further Loans to Borrower (other than any payments such Lender is required to make under subparagraph (b) below) or to purchase an interest from the Issuing Bank in any subsequent letters of credit issued by the Issuing Bank on behalf of Borrower shall be reduced by such Lender's Percentage of the undrawn portion of each Facility Letter of Credit outstanding.

                  (b) In the event that the Issuing Bank makes any payment under any Facility Letter of Credit and the Borrower shall not have repaid such amount to the Issuing Bank pursuant to Section 3.7 hereof, the Issuing Bank shall promptly notify the Administrative Agent, which shall promptly notify each Lender of such failure, and each Lender shall promptly and unconditionally pay to the Administrative Agent for the account of the Issuing Bank the amount of such Lender's Percentage of the unreimbursed amount of such payment, and the Administrative Agent shall promptly pay such amount to the Issuing Bank. Lender's payments of its Percentage of such Reimbursement Obligation as aforesaid shall be deemed to be a Loan by such Lender and shall constitute outstanding principal under such Lender's Note. The failure of any Lender to make available to the Administrative Agent for the account of the Issuing Bank its Percentage of the unreimbursed amount of any such payment shall not relieve any other Lender of its obligation hereunder to make available to the Administrative Agent for the account of such Issuing Bank its Percentage of the unreimbursed amount of any payment on the date such payment is to be made, but no Lender shall be responsible for the failure of any other Lender to make available to the Administrative Agent its Percentage of the unreimbursed amount of any payment on the date such payment is to be made. Any Lender which fails to make any payment required pursuant to this Section 3.6(b) shall be deemed to be a Defaulting Lender hereunder.

                  (c) Whenever the Issuing Bank receives a payment on account of a Reimbursement Obligation, including any interest thereon, the Issuing Bank shall promptly pay to the Administrative Agent and the Administrative Agent shall promptly pay to each Lender which has funded its participating interest therein, in immediately available funds, an amount equal to such Lender's Percentage thereof.

                  (d) Upon the request of the Administrative Agent or any Lender, the Issuing Bank shall furnish to such Administrative Agent or Lender copies of any Facility Letter of Credit to which the Issuing Bank is party and such other documentation as may reasonably be requested by the Administrative Agent or Lender.

                  (e) The obligations of a Lender to make payments to the Administrative Agent for the account of the Issuing Bank with respect to a Facility Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, set-off, qualification or exception whatsoever other than a failure of any such Issuing Bank to comply with the terms of this Agreement relating to the issuance of such Facility Letter of Credit, and such payments shall be made in accordance with the terms and conditions of this Agreement under all circumstances.

         3.7      Payment of Reimbursement Obligations.

                  (a) The Borrower agrees to pay to the Administrative Agent for the account of the Issuing Bank the amount of all Advances for Reimbursement Obligations, interest and other amounts payable to the Issuing Bank under or in connection with any Facility Letter of Credit when due, irrespective of any claim, set-off, defense or other right which the Borrower may have at any time against any Issuing Bank or any other Person, under all circumstances, including without limitation any of the following circumstances:

                  (i) any lack of validity or enforceability of
               this Agreement or any of the other Loan Documents;

                                 (ii) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against a beneficiary named in a Facility Letter of Credit or any transferee of any Facility Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the Issuing Bank, any Lender, or any other Person, whether in connection with this Agreement, any Facility Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrower and the beneficiary named in any Facility Letter of Credit);

                                (iii) any draft, certificate or any other document presented under the Facility Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect of any statement therein being untrue or inaccurate in any respect;

                                 (iv)  the surrender or impairment of any
                  security for the performance or observance of any of the terms of any of the Loan Documents; or

                  (v) the occurrence of any Default or Event of
                                    Default.

                  (b) In the event any payment by the Borrower received by the Issuing Bank or the Administrative Agent with respect to a Facility Letter of Credit and distributed by the Administrative Agent to the Lenders on account of their participations is thereafter set aside, avoided or recovered from the Administrative Agent or Issuing Bank in connection with any receivership, liquidation, reorganization or bankruptcy proceeding, each Lender which received such distribution shall, upon demand by the Administrative Agent, contribute such Lender's Percentage of the amount set aside, avoided or recovered together with interest at the rate required to be paid by the Issuing Bank or the Administrative Agent upon the amount required to be repaid by the Issuing Bank or the Administrative Agent.

         3.8      Compensation for Facility Letters of Credit.

                  (a) The Borrower shall pay to the Administrative Agent, for the ratable account of the Lenders (including the Issuing Bank), based upon the Lenders' respective Percentages, a per annum fee (the "Facility Letter of Credit Fee") as a percentage of the face amount of each Facility Letter of Credit equal to the LIBOR Applicable Margin in effect from time to time while such Facility Letter of Credit is outstanding minus one-eighth of one percent (0.125%). The Facility Letter of Credit Fee relating to any Facility Letter of Credit shall be due and payable in arrears in equal installments on the first Business Day of each month following the issuance of such Facility Letter of Credit and, to the extent any such fees are then due and unpaid, on the Maturity Date or any other earlier date that the Obligations are due and payable in full. The Administrative Agent shall promptly remit such Facility Letter of Credit Fees, when paid, to the other Lenders in accordance with their Percentages thereof. The Borrower shall not have any liability to any Lender for the failure of the Administrative Agent to promptly deliver funds to any such Lender and shall be deemed to have made all such payments on the date the respective payment is made by the Borrower to the Administrative Agent, provided such payment is received by the time specified in Section 2.12 hereof.

                  (b) The Issuing Bank also shall have the right to receive solely for its own account an issuance fee of one-eighth of one percent (0.125%) of the face amount of each Facility Letter of Credit, payable by the Borrower on the Issuance Date for each such Facility Letter of Credit. The Issuing Bank shall also be entitled to receive its reasonable out-of-pocket costs and the Issuing Bank's standard charges of issuing, amending and servicing Facility Letters of Credit and processing draws thereunder.

         3.9 Letter of Credit Collateral Account. The Borrower hereby agrees that it will, until the Maturity Date, maintain a special collateral account (the "Letter of Credit Collateral Account") at the Administrative Agent's office at the address specified pursuant to Article XV, in the name of the Borrower but under the sole dominion and control of the Administrative Agent, for the benefit of the Lenders, and in which the Borrower shall have no interest other than as set forth in Section 11.1. The Letter of Credit Collateral Account shall hold the deposits the Borrower is required to make after an Event of Default on account of any outstanding Facility Letters of Credit as described in Section
11.1. In addition to the foregoing, the Borrower hereby grants to the Administrative Agent, for the benefit of the Lenders, a security interest in and to the Letter of Credit Collateral Account and any funds that may hereafter be on deposit in such account, including income earned thereon. The

Lenders acknowledge and agree that the Borrower has no obligation to fund the Letter of Credit Collateral Account unless and until so required under Section
11.1 hereof.


                                   ARTICLE IV

                             CHANGE IN CIRCUMSTANCES

         4.1 Yield Protection. If the adoption of or change in any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, or the compliance of any Lender therewith,

                                  (i) subjects any Lender or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from Borrower (excluding federal and state taxation of the overall net income of any Lender or applicable Lending Installation), or changes the basis of such taxation of payments to any Lender in respect of its Advances, its interest in the Facility Letters of Credit or other amounts due it hereunder, or

                                 (ii) imposes or  increases or deems  applicable
                  any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to LIBOR Advances), or

                                (iii) imposes any other condition, and the result is to increase the cost of any Lender or any applicable Lending Installation of making, funding or maintaining the Loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with the Loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of the Loans held, Letters of Credit issued or participated in or interest received by it, by an amount deemed material by such Lender, then, within fifteen (15) days of demand by such Lender, Borrower shall pay such Lender that portion of such increased expense incurred or reduction in an amount received which such Lender determines is attributable to making, funding and maintaining its Advances and its Commitment.

         4.2 Changes in Capital Adequacy Regulations. If a Lender determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporate entity controlling such Lender with respect to this Facility is increased as a result of a Change (as defined below), then, within fifteen (15) days of demand by such Lender, Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Advances, its interest in the Facility Letters of Credit, or its obligation to make Advances hereunder or participate in or issue Facility Letters of Credit hereunder (after taking into account such Lender's policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines (as defined below) or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and
(ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards", including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

         4.3 Availability of LIBOR Advances. If any Lender determines that maintenance of any of its LIBOR Loans at a suitable Lending Installation would violate any applicable law, rule, regulation or directive of any Governmental Authority having jurisdiction, the Administrative Agent shall suspend by written notice to Borrower the availability of LIBOR Advances from such Lender and require any LIBOR Advances to be converted to Adjusted Alternate Base Rate Advances, or if the Required Lenders determine that (i) deposits of a type or maturity appropriate to match fund LIBOR Advances are not available, the Administrative Agent shall suspend by written notice to Borrower the availability of LIBOR Advances with respect to any LIBOR Advances made after the date of any such determination, or (ii) an interest rate applicable to a LIBOR Advance does not accurately reflect the cost of making a LIBOR Advance, and, if for any reason whatsoever the provisions of Section 4.1 are inapplicable, the Administrative Agent shall suspend by written notice to Borrower the availability of LIBOR Advances with respect to any LIBOR Advances made after the date of any such determination.

         4.4 Funding Indemnification. If any payment of a ratable LIBOR Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a ratable LIBOR Advance is not made on the date specified by Borrower for any reason other than default by one or more of the Lenders, Borrower will indemnify each Lender for any loss or cost incurred by such Lender resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the ratable LIBOR Advance.

         4.5 Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its LIBOR

Advances to reduce any liability of Borrower to such Lender under Sections 4.1 and 4.2 or to avoid the unavailability of a LIBOR Advance, so long as such designation is not disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender as to the amount due, if any, under Sections 4.1, 4.2 or 4.4 hereof. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a LIBOR Advance shall be calculated as though each Lender funded its LIBOR Advance through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Adjusted LIBOR Rate applicable to such Advance, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement shall be payable within ten (10) days after receipt by Borrower of the written statement. The obligations of Borrower under Sections 4.1, 4.2 and 4.4 hereof shall survive payment of the Obligations and termination of this Agreement. Without in any way affecting the Borrower's obligation to pay compensation actually claimed by a Lender under this Article IV or the restrictions on the availability of LIBOR Advances under Section 4.3, the Borrower shall have the right to replace any Lender which has demanded such compensation or restricted such availability provided that Borrower notifies such Lender that it has elected to replace such Lender and notifies such Lender and the Administrative Agent of the identity of the proposed replacement Lender not more than six (6) months after the date of such Lender's most recent demand for compensation under this Article IV or most recent determination under Section 4.3. The Lender being replaced shall assign its Percentage of the Aggregate Commitment and its rights and obligations under this Facility to the replacement Lender in accordance with the requirements of
Section 13.3 hereof and the replacement Lender shall assume such Percentage of the Aggregate Commitment and the related obligations under this Facility prior to the Maturity Date to be extended, all pursuant to an assignment agreement substantially in the form of Exhibit J hereto. The purchase by the replacement Lender shall be at par (plus all accrued and unpaid interest and any other sums owed to such Lender being replaced hereunder) which shall be paid to the Lender being replaced upon the execution and delivery of the assignment.


                                    ARTICLE V

                              CONDITIONS PRECEDENT

         5.1 Conditions Precedent to Closing. The Lenders shall not be required to make the initial Advance hereunder, nor shall the Issuing Bank be required to issue the initial Facility Letter of Credit hereunder, unless (i) the Borrower shall have paid all fees then due and payable to the Lenders, the Syndication Agent and the Administrative Agent hereunder, (ii) all of the conditions set forth in Section 5.2 are satisfied, and (iii) the Borrower shall have furnished to the Administrative Agent, in form and substance satisfactory to the Administrative Agent and their counsel and with sufficient copies for the Lenders, the following:

                  (a) Certificates of Limited Partnership/Incorporation. A copy of the Certificate of Limited Partnership for each entity comprising the Borrower and a copy of the articles of incorporation of Equity Inns and the trust documents of Equity Inns Trust, each certified by the appropriate Secretary of State or equivalent state official.

                  (b) Agreements of Limited Partnership/Bylaws. A copy of the Agreement of Limited Partnership for each entity comprising the Borrower and a copy of the bylaws of each of the Guarantors, including all amendments thereto, each certified by the Secretary or an Assistant Secretary of such entity as being in full force and effect on the Agreement Execution Date.

                  (c)  Good  Standing  Certificates.   A  certified  copy  of  a
certificate from the Secretary of State or equivalent state official of the states where each entity comprising the Borrower and the Guarantors are organized, dated as of the most recent practicable date, showing the good standing or partnership qualification (if issued) of (i) each entity comprising Borrower, and (ii) the Guarantors.

                  (d) Foreign Qualification Certificates. A certified copy of a certificate from the Secretary of State or equivalent state official of the state where each entity comprising the Borrower and each of the Guarantors maintain their principal place of business, dated as of the most recent practicable date, showing the qualification to transact business in such state as a foreign limited partnership or foreign corporation, as the case may be, for
(i) each entity comprising Borrower, and (ii) each of the Guarantors.

                  (e) Resolutions. A copy of a resolution or resolutions and adopted by the Board of Directors of the general partner of each entity comprising the Borrower, certified by the Secretary or an Assistant Secretary thereof as being in full force and effect on the Agreement Execution Date, authorizing the Advances provided for herein and the execution, delivery and performance of the Loan Documents by such general partner to be executed and delivered by it hereunder on behalf of itself and Borrower, together with a similar resolution for each of the Guarantors.

                  (f) Incumbency Certificate. A certificate, signed by the Secretary or an Assistant Secretary of the general partner of each entity comprising the Borrower and dated the Agreement Execution Date, as to the incumbency, and containing the specimen signature or signatures, of the Persons authorized to execute and deliver the Loan Documents to be executed and delivered by it and Borrower hereunder, together with a similar resolution for each of the Guarantors.

                  (g) Loan Documents. Originals of the Loan Documents (in such quantities as the Lenders may reasonably request), duly executed by authorized officers of the appropriate entity.

                  (h) Opinion of Tennessee Counsel. A written opinion, dated the Agreement Execution Date, from Tennessee outside counsel for the Borrower and the Guarantors which counsel is reasonably satisfactory to Administrative Agent, substantially in the form attached hereto as Exhibit E.

                  (i) Opinion of Illinois Counsel. A written opinion, dated the Agreement Execution Date, from Illinois outside counsel for the Borrower and the Guarantors which counsel is reasonably satisfactory to Administrative Agent, substantially in the form attached hereto as Exhibit F.

                  (j) Insurance. Original or certified copies of insurance policies or binders therefor, with accompanying receipts showing current payment of all premiums, evidencing that Borrower carries insurance on the Unencumbered Assets which satisfies the Administrative Agent's insurance requirements, including, without limitation:

                                  (i) Property and casualty insurance (including
                  coverage for flood and other water damage for any Unencumbered Assets located within a 100-year flood plain) in the amount of the replacement cost of the improvements at the Unencumbered Assets;

                                 (ii) Loss of  rental  income  insurance  in the
                  amount not less than one year's gross revenues from the Unencumbered Assets; and

                                (iii) Comprehensive  general liability insurance
                  in the amount of $1,000,000 per occurrence.

                  All insurance must be carried by companies with a Best Insurance Reports (1992) Policyholder's and Financial Size Rating of "A-VII" or better.

                  (k) Existing Facilities. Evidence that all amounts due under the two existing secured credit facilities of the Borrower agented by First Chicago have been repaid in full and terminated.

                  (l) Financial and Related Information. The following information:

                                  (i) A certificate, signed by an officer of the
                  general partners of each entity comprising the Borrower, stating that on the Agreement Execution Date no Default or Event of Default has occurred and is continuing and that all representations and warranties of the Borrower contained herein are true and correct as of the Agreement Execution Date as and to the extent set forth herein;

                                 (ii) The most recent  financial  statements  of
                  the Consolidated Group and a certificate from a Qualified Officer of Equity Inns that no change in the Consolidated Group's financial condition that would have a Material Adverse Effect has occurred since June 30, 1997;

                                (iii) Evidence of sufficient Unencumbered Assets
                  (which evidence may include pay-off letters (together with evidence of payment or a direction of Borrower to use a portion of the proceeds of the Advances to repay such Indebtedness), mortgage releases and/or title policies) to assist the Administrative Agent in determining the Borrower's compliance with the covenants set forth in Article IX herein;

                                 (iv) A pro forma  compliance  certificate as of
                  June 30, 1997 calculating the applicable status of Borrower's financial covenants if they were effective as of such date;

                                  (v) Written money  transfer  instructions,  in
                  substantially the form of Exhibit G hereto, addressed to the Administrative Agent and signed by a Qualified Officer, together with such other related money transfer authorizations as the Administrative Agent may have reasonably requested; and

                                 (vi) Operating  statements for the Unencumbered
                  Assets and other evidence of income and expenses to assist the Administrative Agent in determining Borrower's compliance with the covenants set forth in Article VIII herein.

                  (m) Other Evidence as any Lender May Require. Such other evidence as any Lender may reasonably request to establish the consummation of the transactions contemplated hereby, the taking of all necessary actions in any proceedings in connection herewith and compliance with the conditions set forth in this Agreement.

         5.2 Conditions Precedent to Subsequent Advances and Issuance. Advances after the initial Advance and issuances of Facility Letters of Credit shall be made from time to time as requested by Borrower, and the obligation of each Lender to make any Advance (including Swingline Loans) and of the Issuing Bank to issue Facility Letters of Credit is subject to the following terms and conditions:

                  (a) prior to each such Advance or issuance no Default or Event of Default shall have occurred and be continuing under this Agreement or any of the Loan Documents and, if required by Administrative Agent, Borrower shall deliver a certificate of Borrower to such effect; and

                  (b) The representations and warranties contained in Article VI and VII are true and correct as of such borrowing date, Issuance Date, or date of conversion and/or continuation as and to the extent set forth therein, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date.

         Subject to the last grammatical paragraphs of Article VI and VII hereof, each Borrowing Notice, Letter of Credit Request, and Conversion/Continuation Notice shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 5.2(a) and (b) have been satisfied.


                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

         Each of the entities comprising the Borrower hereby represents and warrants that:

         6.1 Existence. Operating Partnership is a limited partnership duly organized and existing under the laws of the State of Tennessee, with its principal place of business in the State of Tennessee and EIP/WV is a limited partnership duly organized and existing under the laws of the State of Tennessee, with its principal place of business in the State of Tennessee and each of the Operating Partnership and EIP/WV is duly qualified as a foreign limited partnership, properly licensed (if required), in good standing and has all requisite authority to conduct its business in each jurisdiction in which it owns Properties and, except where the failure to be so qualified or to obtain such authority would not have a Material Adverse Effect, in each other jurisdiction in which its business is conducted. Each of the Subsidiaries of the entities comprising the Borrower is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite authority to conduct its business in each jurisdiction in which it owns Property, and except where the failure to be so qualified or to obtain such authority would not have a Material Adverse Effect, in each other jurisdiction in which it conducts business.

         6.2 Corporate/Partnership Powers. The execution, delivery and performance of the Loan Documents required to be delivered by Borrower hereunder are within the partnership authority of such entities and the corporate or trust powers of the general partners of such entities, have been duly authorized by all requisite action, and are not in conflict with the terms of any organizational instruments of such entity, or any instrument or agreement to which either of the entities comprising the Borrower is a party or by which either of the entities comprising the Borrower or any of their respective assets may be bound or affected.

         6.3 Power of Officers. The officers of the general partner of each of the entities comprising the Borrower executing the Loan Documents required to be delivered by such entities hereunder have been duly elected or appointed and were fully authorized to execute the same at the time each such agreement, certificate or instrument was executed.

         6.4 Government and Other Approvals. No approval, consent, exemption or other action by, or notice to or filing with, any governmental authority is necessary in connection with the execution, delivery or performance of the Loan Documents required hereunder.

         6.5      Solvency.

                                  (i) Immediately after the Agreement  Execution
                  Date and immediately following the making of each Loan and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of each entity comprising the Borrower and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the such entity and its Subsidiaries on a consolidated basis; (b) the present fair saleable value of the Properties of each entity comprising the Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of such entity and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured;
                  (c) each entity comprising the Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each entity comprising the Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

                                 (ii) Neither of the entities comprising the Borrower intends to, or to permit any of its Subsidiaries to, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

         6.6 Compliance With Laws. There is no judgment, decree or order or any law, rule or regulation of any court or governmental authority binding on the entities comprising the Borrower or any of their Subsidiaries which would be contravened by the execution, delivery or performance of the Loan Documents required hereunder.

         6.7 Enforceability of Agreement. This Agreement is the legal, valid and binding agreement of each of the entities comprising the Borrower, and the Notes when executed and delivered will be the legal, valid and binding obligations of such entities, enforceable against such entities in accordance with their respective terms, and the Loan Documents required hereunder, when executed and delivered, will be similarly legal, valid, binding and enforceable except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors generally.

         6.8 Title to Property. To the best of Borrower's knowledge after due inquiry, the Consolidated Group and the Investment Affiliates have good and marketable title to their Properties and assets reflected in the financial statements as owned by them free and clear of Liens except for the Permitted Liens. The execution, delivery or performance of the Loan Documents required to be delivered by the Borrower hereunder will not result in the creation of any Lien on the Properties. No consent to the transactions contemplated hereunder is required from any ground lessor or mortgagee or beneficiary under a deed of trust or any other party except as has been delivered to the Lenders.

         6.9 Litigation. There are no suits, arbitrations, claims, disputes or other proceedings (including, without limitation, any civil, criminal, administrative or environmental proceedings), pending or, to the best of Borrower's knowledge, threatened against or affecting the Borrower or any of their Properties, the adverse determination of which individually or in the aggregate would have a Material Adverse Effect on the Borrower and/or any of their Properties and/or would cause a Material Adverse Financial Change of Borrower or materially impair the Borrower's ability to perform its obligations hereunder or under any instrument or agreement required hereunder, except as disclosed on Schedule 6.9 hereto, or otherwise disclosed to Lenders in accordance with the terms hereof.

         6.10 Events of Default. No Default or Event of Default has occurred and is continuing or would result from the incurring of obligations by the Borrower under any of the Loan Documents or any other document to which Borrower is a party.

         6.11 Investment Company Act of 1940. Borrower is not and will by such acts as may be necessary continue not to be, an investment company within the meaning of the Investment Company Act of 1940.

         6.12 Public Utility Holding Company Act. The Borrower is not a "holding company" or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company," or of a "subsidiary company" of a "holding company," within the definitions of the Public Utility Holding Company Act of 1935, as amended.

         6.13 Regulation U. The proceeds of the Advances will not be used, directly or indirectly, to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

         6.14 No Material Adverse Financial Change. To the best knowledge of Borrower, there has been no Material Adverse Financial Change in the condition of Borrower since the date of the financial and/or operating statements most recently submitted to the Lenders.

         6.15 Financial Information. All financial statements furnished to the Lenders by or at the direction of the Borrower and all other financial information and data furnished by the Borrower to the Lenders are complete and correct in all material respects as of the date thereof, and such financial statements have been prepared in accordance with GAAP and fairly present the consolidated financial condition and results of operations of the Borrower as of such date. The Borrower has no contingent obligations, liabilities for taxes or other outstanding financial obligations which are material in the aggregate, except as disclosed in such statements, information and data.

         6.16     [Intentionally Omitted].

         6.17 ERISA. (i) Borrower is not an entity deemed to hold "plan assets" within the meaning of ERISA or any regulations promulgated thereunder of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan within the meaning of Section 4975 of the Code, and
(ii) the execution of this Agreement and the transactions contemplated hereunder do not give rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

         6.18 Taxes. All required tax returns have been filed by Borrower with the appropriate authorities except to the extent that extensions of time to file have been requested, granted and have not expired or except to the extent such taxes are being contested in good faith and for which adequate reserves, in accordance with GAAP, are being maintained.

         6.19 Environmental Matters. Except as disclosed in Schedule 6.19, each of the following representations and warranties is true and correct in all material respects except to the extent that the facts and circumstances giving rise to any such failure to be so true and correct, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

                                  (i) To the  knowledge  of  the  Borrower,  the
                  Properties of Borrower, its Subsidiaries, and Investment Affiliates do not contain any Materials of Environmental Concern in amounts or concentrations which constitute a violation of, or could reasonably give rise to liability under, Environmental Laws.

                                 (ii) Borrower has not received any written notice alleging that any or all of the Properties of Borrower and its Subsidiaries and Investment Affiliates and all operations at the Properties are not in compliance with all applicable Environmental Laws. Further, Borrower has not received any written notice alleging the existence of any contamination at or under such Properties in amounts or concentrations which constitute a violation of any Environmental Law, or any violation of any Environmental Law with respect to such Properties for which Borrower, its Subsidiaries or Investment Affiliates is or could be liable.

                                (iii) Neither Borrower nor any of its Subsidiaries or Investment Affiliates has received any written notice of non-compliance, liability or potential liability regarding Environmental Laws with regard to any of the Properties, nor does it have knowledge that any such notice will be received or is being threatened.

                                 (iv) To the  knowledge  of Borrower  during the
                  ownership of the Properties by any or all of Borrower, its Subsidiaries and Investment Affiliates, Materials of Environmental Concern have not been transported or disposed of from the Properties of Borrower and its Subsidiaries and Investment Affiliates in violation of, or in a manner or to a location which could reasonably give rise to liability of Borrower, any Subsidiary, or any Investment Affiliate under, Environmental Laws, nor during the ownership of the Properties by any or all of Borrower, its Subsidiaries and Investment Affiliates have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of such Properties in violation of, or in a manner that could give rise to liability of Borrower, any Subsidiary or any Investment Affiliate under, any applicable Environmental Laws.

                                  (v) No judicial proceedings or governmental or
                  administrative action is pending, or, to the knowledge of Borrower, threatened, under any Environmental Law to which Borrower, any of its Subsidiaries, or any Investment Affiliate, is named as a party with respect to the Properties of such entity, nor are there any consent decrees or other decrees, consent orders, administrative order or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to such Properties for which Borrower, its Subsidiaries, or any Investment Affiliate is or could be liable.

                                 (vi) To the  knowledge  of Borrower  during the
                  ownership of the Properties by any or all of Borrower, its Subsidiaries and Investment Affiliates, there has been no release or threat of release of Materials of Environmental Concern at or from the Properties of Borrower and its Subsidiaries and Investment Affiliates, or arising from or related to the operations of such entity in connection with the Properties in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

         6.20 Insurance. Borrower has obtained the insurance which Borrower is required to furnish to Lenders under Section 5.1(j) hereof.

         6.21 No Brokers. Borrower has dealt with no brokers in connection with this Facility, and no brokerage fees or commissions are payable by or to any Person in connection with this Agreement or the Advances. Lenders shall not be responsible for the payment of any fees or commissions to any broker and Borrower shall indemnify, defend and hold Lenders harmless from and against any claims, liabilities, obligations, damages, costs and expenses (including reasonable attorneys' fees and disbursements) made against or incurred by Lenders as a result of claims made or actions instituted by any broker or Person claiming by, through or under Borrower in connection with the Facility.

         6.22 No Violation of Usury Laws. No aspect of any of the transactions contemplated herein violate or will violate any usury laws or laws regarding the validity of agreements to pay interest in effect on the date hereof.

         6.23 Not a Foreign Person. Borrower is not a "foreign person" within the meaning of Section 1445 or 7701 of the Internal Revenue Code.

         6.24 No Trade Name. Except as otherwise set forth on Schedule 6.24 attached hereto, Borrower does not use any trade name and has not and does not do business under any name other than their actual names set forth herein. The principal place of business of Borrower is as stated in the recitals hereto.

         6.25 Subsidiaries. Schedule 6.25 hereto contains an accurate list of all of the presently existing Subsidiaries of Borrower, setting forth their respective jurisdictions of formation, the percentage of their respective Capital Stock owned by it or its Subsidiaries and the Properties owned by them. All of the issued and outstanding shares of Capital Stock of such Subsidiaries have been duly authorized and issued and are fully paid and non-assessable.

         6.26 Unencumbered Assets. Schedule 6.26 hereto contains a complete and accurate description of Unencumbered Assets as of the Agreement Execution Date and as supplemented from time to time including the entity that owns each Unencumbered Asset. With respect to each Property identified from time to time as an Unencumbered Asset, Borrower hereby represents and warrants as follows except to the extent disclosed in writing to the Lenders and approved by the Required Lenders (which approval shall not be unreasonably withheld):

                  (a) No portion of any improvement on the Unencumbered Asset is located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended, or any successor law, or, if located within any such area, Borrower has obtained and will maintain the insurance prescribed in Section 5.1(j) hereof.

                  (b) To the Borrower's knowledge, except as shown on Schedule 6.9, the Unencumbered Asset and the present use and occupancy thereof are in material compliance with all applicable zoning ordinances (without reliance upon adjoining or other properties), building codes, land use and Environmental Laws, and other similar laws ("Applicable Laws").

                  (c) The Unencumbered Asset is served by all utilities required for the current or contemplated use thereof. All utility service is provided by public utilities and the Unencumbered Asset has accepted or is equipped to accept such utility service.

                  (d) All public roads and streets necessary for service of and access to the Unencumbered Asset for the current or contemplated use thereof have been completed, are serviceable and all-weather and are physically and legally open for use by the public.

                  (e) The Unencumbered Asset is served by public water and sewer systems or, if the Unencumbered Asset is not serviced by a public water and sewer system, such alternate systems are adequate and meet, in all material respects, all requirements and regulations of, and otherwise complies in all material respects with, all Applicable Laws with respect to such alternate systems.

                  (f) Borrower is not aware of any latent or patent structural or other significant deficiency of the Unencumbered Asset. The Unencumbered Asset is free of damage and waste that would materially and adversely affect the value of the Unencumbered Asset, is in good repair and there is no deferred maintenance other than ordinary wear and tear. The Unencumbered Asset is free from damage caused by fire or other casualty. There is no pending or, to the actual knowledge of Borrower threatened condemnation proceedings affecting the Unencumbered Asset, or any material part thereof.

                  (g) To Borrower's knowledge, all liquid and solid waste disposal, septic and sewer systems located on the Unencumbered Asset are in a good and safe condition and repair and to Borrower's knowledge, in material compliance with all Applicable Laws with respect to such systems.

                  (h) All improvements on the Unencumbered Asset lie within the boundaries and building restrictions of the legal description of record of the Unencumbered Asset, no such improvements encroach upon easements benefitting the Unencumbered Asset other than encroachments that do not materially adversely affect the use or occupancy of the Unencumbered Asset and no improvements on adjoining properties encroach upon the Unencumbered Asset or easements benefitting the Unencumbered Asset other than encroachments that do not materially adversely affect the use or occupancy of the Unencumbered Asset. All amenities, access routes or other items that materially benefit the

Unencumbered Asset are under direct control of Borrower, constitute permanent easements that benefit all or part of the Unencumbered Asset or are public property, and the Unencumbered Asset, by virtue of such easements or otherwise, is contiguous to a physically open, dedicated all weather public street, and has the necessary permits for ingress and egress.

                  (i) There are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, or other outstanding charges affecting the Unencumbered Asset except to the extent such items are being contested in good faith and as to which adequate reserves have been provided.

A breach of any of the representations and warranties  contained in this Section
6.26 with respect to a Property shall disqualify such Property from being an Unencumbered Asset for so long as such breach continues (unless otherwise approved by the Required Lenders) but shall not constitute a Default (unless the elimination of such Property as an Unencumbered Asset results in a Default under one of the other provisions of this Agreement).

         Borrower agrees that all of its representations and warranties set forth in Article VI of this Agreement and elsewhere in this Agreement are true on the Agreement Execution Date, and will be true on each Effective Date in all material respects (except with respect to matters which have been disclosed in writing to and approved by the Required Lenders), and will be true in all material respects (except with respect to matters which have been disclosed in writing to and approved by the Required Lenders) upon each request for disbursement of an Advance. Each request for disbursement hereunder shall constitute a reaffirmation of such representations and warranties as deemed modified in accordance with the disclosures made and approved, as aforesaid, as of the date of such request and disbursement.


                                   ARTICLE VII

                    ADDITIONAL REPRESENTATIONS AND WARRANTIES

         Each of the Guarantors hereby represents and warrants that:

         7.1 Existence. Equity Inns is a corporation duly organized and existing under the laws of the State of Tennessee, with its principal place of business in the State of Tennessee and Equity Inns Trust is a real estate investment trust duly organized and existing under the laws of the State of Maryland, with its principal place of business in the State of Tennessee and each Guarantor is duly qualified as a foreign corporation and properly licensed (if required) and in good standing in each jurisdiction where the failure to qualify or be licensed (if required) would constitute a Material Adverse Financial Change with respect to such Guarantor or have a Material Adverse Effect on the business or properties of such Guarantor.

         7.2 Corporate or Trust Powers. The execution, delivery and performance of the Loan Documents required to be delivered by the Guarantors hereunder are within the corporate powers of the Guarantors, have been duly authorized by all requisite corporate action, and are not in conflict with the terms of any organizational instruments of the Guarantors, or any instrument or agreement to which the either of the Guarantors is a party or by which either of the Guarantors or any of its assets is bound or affected.

         7.3 Power of Officers. The officers of the Guarantors executing the Loan Documents required to be delivered by the Guarantors hereunder have been duly elected or appointed and were fully authorized to execute the same at the time each such agreement, certificate or instrument was executed.

         7.4 Government and Other Approvals. No approval, consent, exemption or other action by, or notice to or filing with, any governmental authority is necessary in connection with the execution, delivery or performance of the Loan Documents required hereunder.

         7.5 Compliance With Laws. There is no judgment, decree or order or any law, rule or regulation of any court or governmental authority binding on the Guarantors which would be contravened by the execution, delivery or performance of the Loan Documents required hereunder.

         7.6 Enforceability of Guaranty. The Guaranty is the legal, valid and binding agreement of the Guarantors, enforceable against the Guarantors in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors generally.

         7.7 Liens; Consents. The execution, delivery or performance of the Loan Documents required to be delivered by the Guarantors hereunder will not result in the creation of any Lien on the Properties. No consent to the transactions hereunder is required from any ground lessor or mortgagee or beneficiary under a deed of trust or any other party except as has been delivered to the Lenders.

         7.8 Litigation. There are no suits, arbitrations, claims, disputes or other proceedings (including, without limitation, any civil, criminal, administrative or environmental proceedings), pending or, to the best of the Guarantors' knowledge, threatened against or affecting either of the Guarantors or any of their Properties, the adverse determination of which individually or in the aggregate would have a Material Adverse Effect on the Guarantors or would cause a Material Adverse Financial Change with respect to the Guarantors or materially impair the Guarantors' ability to perform their obligations under the Guaranty, except as disclosed on Schedule 7.8 hereto, or otherwise disclosed to the Lenders in accordance with the terms hereof.

         7.9 Investment Company Act of 1940. Neither of the Guarantors is, and the Guarantors will by such acts as may be necessary continue not to be, an investment company within the meaning of the Investment Company Act of 1940.

         7.10 Public Utility Holding Company Act. Neither of the Guarantors is a "holding company" or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company," or of a "subsidiary company" of a "holding company," within the definitions of the Public Utility Holding Company Act of 1935, as amended.

         7.11 No Material Adverse Financial Change. There has been no Material Adverse Financial Change in the condition of the Guarantors since the last date on which the financial and/or operating statements were submitted to the Lenders.

         7.12 Financial Information. All financial statements furnished to the Lenders by or on behalf of the Guarantors and all other financial information and data furnished by or on behalf of the Guarantors to the Lenders are complete and correct in all material respects as of the date thereof, and such financial statements have been prepared in accordance with GAAP and fairly present the consolidated financial condition and results of operations of the Guarantors as of such date. The Guarantors have no contingent obligations, liabilities for taxes or other outstanding financial obligations which are material in the aggregate, except as disclosed in such statements, information and data.

         7.13     [Intentionally Omitted].

         7.14 ERISA. (i) Neither Guarantor is an entity deemed to hold "plan assets" within the meaning of ERISA or any regulations promulgated thereunder of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan within the meaning of Section 4975 of the Code, and (ii) the execution of this Agreement and the transactions contemplated hereunder do not give rise to a prohibited transaction within the meaning of
Section 406 of ERISA or Section 4975 of the Code.

         7.15 Taxes. All required tax returns have been filed by the Guarantors with the appropriate authorities except to the extent that extensions of time to file have been requested, granted and have not expired or except to the extent such taxes are being contested in good faith and for which adequate reserves, in accordance with GAAP, are being maintained.

         7.16 Subsidiaries. Schedule 7.16 hereto contains an accurate list of all of the presently existing Subsidiaries of Guarantors, setting forth their respective jurisdictions of formation, the percentage of their respective Capital Stock owned by it or its Subsidiaries and the Properties owned by them. All of the issued and outstanding shares of Capital Stock of such Subsidiaries have been duly authorized and issued and are fully paid and non-assessable.

         7.17 Status. Equity Inns is a corporation listed and in good standing on the New York Stock Exchange ("NYSE").

         Each Guarantor agrees that all of its representations and warranties set forth in Article VII of this Agreement are true on the Agreement Execution Date, and will be true on each Effective Date in all material respects (except with respect to matters which have been disclosed in writing to and approved by the Required Lenders), and will be true in all material respects (except with respect to matters which have been disclosed in writing to and approved by the Required Lenders) upon each request for disbursement of an Advance or issuance of a Facility Letter of Credit. Each such request hereunder shall constitute a reaffirmation of such representations and warranties as deemed modified in accordance with the disclosures made and approved, as aforesaid, as of the date of such request and disbursement.


                                  ARTICLE VIII

                              AFFIRMATIVE COVENANTS

         The Borrower and each of the Guarantors covenant and agree that so long as the Commitment of any Lender shall remain available and until the full and final payment of all Obligations incurred under the Loan Documents they will:

         8.1 Notices. Promptly give written notice to Administrative Agent (who will promptly send such notice to Lenders) of:

                  (a) all litigation or arbitration proceedings affecting any member of the Consolidated Group where the amount claimed is $5,000,000 or more;

                  (b) any Default or Event of Default, specifying the nature and the period of existence thereof and what action has been taken or been proposed to be taken with respect thereto;

                  (c) all claims filed against any Property owned by any member of the Consolidated Group which, if adversely determined, could have a Material Adverse Effect on the ability of the Borrower or the Guarantors to meet any of their obligations under the Loan Documents;

                  (d) the occurrence of any other event which might have a Material Adverse Effect or cause a Material Adverse Financial Change on or with respect to the Borrower or the Guarantors;

                  (e) any Reportable Event or any "prohibited transaction" (as such term is defined in Section 4975 of the Code) in connection with any Plan or any trust created thereunder, which may, singly or in the aggregate materially impair the ability of the Borrower or the Guarantors to repay any of the Obligations under the Loan Documents, describing the nature of each such event and the action, if any, the Borrower or the Guarantors, as the case may be, proposes to take with respect thereto;

                  (f) any notice from any federal, state, local or foreign authority regarding any Hazardous Material, asbestos, or other environmental condition, proceeding, order, claim or violation affecting any of the Properties of the Consolidated Group.

         8.2 Financial Statements, Reports, Etc. The Borrower and the Guarantors will maintain, for the Consolidated Group, a system of accounting established and administered in accordance with GAAP, and furnish to the Lenders:

                                  (i) as soon as available, but in any event not
                  later than 45 days after the close of each fiscal quarter, for the Consolidated Group an unaudited quarterly financial statement (including a balance sheet and income statement) for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the previous year, all certified by Equity Inns' chief financial officer or chief accounting officer;

                                 (ii) As soon as available, but in any event not
                  later than 45 days after the close of each fiscal quarter, for the Consolidated Group, related reports in form and substance satisfactory to the Lenders, all certified by Equity Inns' chief financial officer or chief accounting officer, including a statement of Funds From Operations, calculation of the financial covenants described below, a summary listing of capital expenditures, a report listing and describing all newly acquired Properties, including their cash flow, cost and secured Indebtedness, if any, summary property information for all Properties, and such other information as may be requested to evaluate any other certificates delivered hereunder;

                                (iii) As soon as  publicly  available  but in no
                  event later than the date such reports are to be filed with the Securities Exchange Commission, copies of all Form 10Ks, 10Qs, 8Ks, and any other annual, quarterly, monthly or other reports, copies of all registration statements and any other public information filed with the Securities Exchange Commission along with all other materials distributed to shareholders and limited partners by the Borrower or the Guarantors, including a copy of the Equity Inns annual report;

                                 (iv) As soon as available, but in any event not
                  later than 90 days after the close of each fiscal year, reports in form and substance satisfactory to the Lenders, certified by Equity Inns' chief financial officer or chief accounting officer containing Property Operating Income and hotel operating statements from the operators under the Permitted Operating Leases for each individual Property owned by the Borrower or a Wholly-Owned Subsidiary and included as
                  Unencumbered Assets, provided that the Borrower and the Guarantors shall in no event be obligated to furnish any such hotel operating statement any earlier than five (5) Business Days after the Borrower's receipt thereof from the applicable operator;

                                  (v) Not later than  forty-five (45) days after
                  the end of each of the first three fiscal quarters, and not later than ninety (90) days after the end of the fiscal year, a compliance certificate in substantially the form of Exhibit H hereto signed by the Operating Partnership and Equity Inns' chief financial officer or chief accounting officer confirming that the Borrower and the Guarantors are in compliance with all of the covenants of the Loan Documents, showing the calculations and computations necessary to determine compliance with the financial covenants contained in this Agreement (including such schedules and backup information as may be necessary to demonstrate such compliance) and stating that to such officer's best knowledge, there is no other Default or Event of Default exists, or if any Default or Event of Default exists, stating the nature and status thereof;

                                 (vi) (a) As soon as  possible  and in any event
                  within 10 Business Days after any member of the Consolidated Group knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of Equity Inns, describing said Reportable Event and within 20 days after such Reportable Event, a statement signed by such chief financial officer describing the action which the Consolidated Group proposes to take with respect thereto; and (b) within 10 Business Days of receipt, any notice from the Internal Revenue Service, PBGC or Department of Labor with respect to a Plan regarding any excise tax, proposed termination of a Plan, prohibited transaction or fiduciary violation under ERISA or the Code which could result in any liability to the Consolidated Group in excess of $100,000; and (c) within 10 Business Days of filing, any Form 5500 filed with respect to a Plan by any member of the Consolidated Group which includes a qualified accountant's opinion.

                                (vii) As soon as possible and in any event within 30 days after receipt, a copy of (a) any notice or claim to the effect that any member of the Consolidated Group is or may be liable to any Person as a result of the release by such entity or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by any member of the Consolidated Group, which, in either case, could be reasonably likely to have a Material Adverse Effect;

                               (viii) Promptly upon the distribution  thereof to
                  the press or the public, copies of all press releases;

                                 (ix) As soon as possible, and in any event within 10 days after the Borrower knows of any fire or other casualty or any pending or threatened condemnation or eminent domain proceeding with respect to all or any material portion of any Unencumbered Asset, a statement describing such fire, casualty or condemnation and the action Borrower intends to take with respect thereto; and

                                  (x) Such other information (including, without
                  limitation, non-financial information) as the Administrative Agent or any Lender may from time to time reasonably request.

         8.3 Existence and Conduct of Operations; Limitations on Investments. Except as permitted herein, maintain and preserve its existence and all rights, privileges and franchises now enjoyed and necessary for the operation of its business, including remaining in good standing in each jurisdiction in which business is currently operated. The Borrower and the Guarantors shall carry on and conduct their respective businesses in substantially the same manner and in substantially the same fields of enterprise as presently conducted. The Borrower and the Guarantors will do, and will cause each of their Subsidiaries to do, all things necessary to remain duly incorporated and/or duly qualified, validly existing and in good standing as a real estate investment trust, corporation, general partnership, limited liability company or limited partnership, as the case may be, in its jurisdiction of incorporation/formation. The Borrower and the Guarantors will maintain all requisite authority to conduct their businesses in each jurisdiction in which the Properties are located and, except where the failure to be so qualified would not have a Material Adverse Effect, in each jurisdiction required to carry on and conduct its businesses in substantially the same manner as it is presently conducted, and, specifically, neither the Borrower, the Guarantors nor any of their Subsidiaries will undertake any business other than the acquisition, development, ownership, management and operation of hotel properties (excluding economy and budget hotels) which are located in the United States provided that the Consolidated Group shall not invest more than the following amounts with respect to the following specified categories of hotel assets:

                                  (i) the aggregate  book value,  under GAAP, of
                  all  hotels  under   construction   which  are  owned  by  the
                  Consolidated Group shall not exceed 10% of Total Value;

                                 (ii) the sum of (i) the  aggregate  book value,
                  under GAAP, of all hotels under construction which are owned by the Consolidated Group and (ii) the aggregate obligations of the Consolidated Group to purchase hotels under construction shall not exceed 25% of Total Value;

                                (iii) the  percentage  of the total rooms in all
                  Properties of the Consolidated Group that are leased under Permitted Operating Leases shall not be less than 85%; and

                                 (iv) not more  than 20% of the  total  rooms in
                  all Properties of the Consolidated Group shall be operated by, or leased to, Prime Hospitality Corporation or a subsidiary thereof pursuant to a Permitted Operating Lease.

         8.4 Maintenance of Properties. Maintain, preserve, protect and keep the Properties in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements, normal wear and tear excepted.

         8.5 Insurance. Provide a certificate of insurance from all insurance carriers who maintain policies with respect to the Properties within thirty (30) days after the end of each fiscal year, evidencing that the insurance required to be furnished to Lenders pursuant to Section 5.1(j) hereof is in full force and effect. Borrower shall timely pay, or cause to be paid, all premiums on all insurance policies required under this Agreement from time to time. Borrower shall promptly notify its insurance carrier or agent therefor (with a copy of such notification being provided simultaneously to Administrative Agent) if there is any occurrence which, under the terms of any insurance policy then in effect with respect to the Properties, requires such notification.

         8.6 Payment of Obligations. Pay all taxes, assessments, governmental charges and other obligations when due, except such as may be contested in good faith or as to which a bona fide dispute may exist, and for which adequate reserves have been provided in accordance with sound accounting principles used by the Consolidated Group on the date hereof.

         8.7 Compliance with Laws. Comply in all material respects with all applicable laws, rules, regulations, orders and directions of any governmental authority having jurisdiction over Borrower, the Guarantors, or any of their respective businesses, subject to the right to contest such compliance obligations in good faith so long as adequate reserves are established for possible liabilities arising therefrom and an adverse resolution of such noncompliance would not have a Material Adverse Effect.

         8.8 Adequate Books. Maintain adequate books, accounts and records in order to provide financial statements in accordance with GAAP and, if requested by any Lender, permit employees or representatives of such Lender at any reasonable time and upon reasonable notice to inspect and audit the properties of Borrower and of the Consolidated Group, and to examine or audit the inventory, books, accounts and records of each of them and make copies and memoranda thereof.

         8.9 ERISA. Comply in all material respects with all requirements of ERISA applicable to it with respect to each Plan.

         8.10 Maintenance of Status. Equity Inns shall at all times (i) remain as a corporation listed and in good standing on the New York Stock Exchange
(NYSE), and (ii) take all steps maintain its status as a real estate investment trust in compliance with all applicable provisions of the Code (unless otherwise consented to by the Required Lenders).

         8.11 Use of Proceeds. Use the proceeds of the Facility for the general business purposes of the Borrower, including without limitation repayment in full of the two existing secured facilities of the Borrower which are agented by First Chicago, acquisition by the Borrower of premium limited service, premium extended stay and premium all-suite and full-service hotel properties, developments, expansions and renovations of the Borrower's existing hotel properties and other general corporate and working capital needs.

         8.12 Pre-Acquisition Environmental Investigations. Cause to be prepared prior to the acquisition of each project that it intends to acquire an environmental report pursuant to a standard scope of work attached as Exhibit I hereto and made a part hereof.


                                   ARTICLE IX

                               NEGATIVE COVENANTS

         The Borrower covenants and agrees that, so long as the Commitment shall remain available and until full and final payment of all obligations incurred under the Loan Documents, without the prior written consent of the Required Lenders (or the Administrative Agent or a greater Percentage of the Lenders, if so expressly provided), the Borrower, the Guarantors and the Consolidated Group will not:

         9.1 Change of Borrower Ownership. Allow (i) Equity Inns Trust and Equity Inns Services, Inc. to own less than one hundred percent (100%) of the general partnership interests in the Operating Partnership and EIP/WV, respectively, (ii) Equity Inns to own less than 100% of the beneficial interests in Equity Inns Trust or 100% of the stock in Equity Inns Services, Inc., (iii) any pledge of, other encumbrance on, or conversion to limited partnership interests of, any of the general partnership interests in the Borrower, or (iv) any pledge, hypothecation, encumbrance, transfer or other change in the ownership or the partnership interests in the REMIC Partnership (except for the pledge of such partnership interests to the lender under the REMIC Loan).

         9.2 Use of Proceeds. Apply or permit to be applied any proceeds of any Advance directly or indirectly, to the funding of any purchase of, or offer for, any Margin Stock or any share of capital stock of any publicly held corporation unless the board of directors of such corporation has consented to such offer prior to any public announcements relating thereto and the Lenders have consented to such use of the proceeds of the Facility.

         9.3 Sales, Encumbrances and Transfers of Assets. Sell, encumber or otherwise transfer (other than pursuant to a Permitted Operating Lease or any other operating lease of any of the Properties) to anyone other than another member of the Consolidated Group without delivering prior written notice of such proposed sale, encumbrance or transfer to the Administrative Agent along with a certification to the Lenders that compliance with all of the covenants in this Agreement will be maintained after giving effect to such proposed action, with such detail and projections as the Administrative Agent may require, any Properties of the Consolidated Group or any interests in entities owning such Properties if the value of such Property or interest, together with the value of any other Properties or interests which have been sold, encumbered or transferred during the same period, exceeds for a period beginning at the Agreement Execution Date and ending on the last day of the fourth full fiscal quarter of the Consolidated Group thereafter and for subsequent periods ending on the last day of each such fiscal quarter thereafter and consisting of the immediately preceding four (4) full fiscal quarters, a maximum of ten percent (10%) of the Total Value at the beginning of such period.

         9.4 Dividends. Permit the aggregate amount of dividends paid by Equity Inns (without duplication) for the most recent four fiscal quarters for which financial reports are available (i) on an unadjusted basis, to exceed 90% of the Funds From Operations of Equity Inns, or (ii) after deduction of all dividends attributable to stock issued during the most recent of such four fiscal quarters, to exceed 100% of Free Cash Flow, in each case as determined on a consistent basis with the prior financial statements of Equity Inns, as approved by the Administrative Agent, provided that Equity Inns may, so long as an Event of Default does not exist, pay the minimum amount of dividends required to maintain its tax status as a real estate investment trust under the Code.

         9.5 Floating Rate Debt. Permit the Consolidated Group to have outstanding Indebtedness for borrowed money that bears interest at a floating rate (including this Facility) in excess of $150,000,000 at all times during any six (6) month period, unless such excess shall thereafter be covered by a swap, interest rate cap or other interest rate protection product reasonably satisfactory to the Administrative Agent.

         9.6 Liens. Create, incur, or suffer to exist (or permit any of the Consolidated Group to create, incur, or suffer to exist) any Lien in, of or on the Properties of the Consolidated Group except:

                                  (i) Liens for taxes, assessments or governmental charges or levies on their Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves shall have been set aside on their books;

                                 (ii) Liens  which  arise by  operation  of law,
                  such as carriers', warehousemen's, landlords', materialmen and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 30 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

                                (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

                                 (iv) Utility easements,  building restrictions,
                  zoning restrictions, easements and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or its Subsidiaries;

                                  (v) Liens of any member of the Consolidated]
                  Group in favor of the Borrower or the Guarantors;

                                 (vi) Liens arising in connection with any Indebtedness permitted hereunder to the extent such Liens will not result in a violation of any of the provisions of this Agreement; and

                                (vii) Liens which are Permitted Operating Leases
                  or other operating leases of any of the Properties, to the extent the existence of such other operating leases will not result in a violation of Section 8.3(iii) hereof.

Liens permitted pursuant to this Section 9.6 shall be deemed to be "Permitted Liens".

         9.7 FF&E Expenditures. Permit, as of the last day of any fiscal quarter, the sum of (i) the actual expenditures of the Consolidated Group for FF&E replacement and capital improvements (of the types approved by the Administrative Agent) at the Properties during the immediately preceding four
(4) consecutive full fiscal quarters plus (ii) the amount of reserves maintained by the Consolidated Group for FF&E replacement and capital improvements as of the last day of such fiscal quarter as shown on the Consolidated Group's financial statements for such quarter to be less than four percent (4%) of the gross room revenues from such Properties for such four (4) full fiscal quarters.

         9.8  Indebtedness, Coverage and Net Worth Covenants.  Permit or suffer:

                  (a) as of any day, Consolidated Secured Debt less the outstanding principal balance under the REMIC Loan to exceed 15% of Total Value;

                  (b) as of any day, Consolidated Total Indebtedness to exceed the lesser of (i) 45% of Total Value or (ii) 45% of Total Cost;

                  (c) as of any day, the "tangible net worth" of the Consolidated Group, as determined and defined under GAAP, to be less than the sum of (i) eighty-five percent (85%) of the Consolidated Group's tangible net worth as of June 30, 1997 plus (ii) fifty percent (50%) of the aggregate proceeds received (net of customary related fees and expenses) in connection with any offering or sale after June 30, 1997 of equity interests in the Borrower or the Guarantors, whether common stock, preferred stock, limited partnership units or other forms of equity ownership;

                  (d) as of the last day of any fiscal quarter, the ratio of (A) the sum of (i) Adjusted EBITDA of the Consolidated Group plus (ii) Ground Lease Expense to (B) Fixed Charges for such fiscal quarter to be less than 2.00 to 1;

                  (e) as of the last day of any fiscal quarter, the ratio of Adjusted EBITDA of the Consolidated Group to Interest Expense for such fiscal quarter to be less than 2.5 to 1;

         9.9 Mergers. Enter into any merger, consolidation, reorganization or liquidation or transfer or otherwise dispose of all or a substantial portion of the Consolidated Group's Properties, except for such transactions that occur between members of the Consolidated Group or as otherwise approved in advance by the Required Lenders.

         9.10 Borrowing Base. Permit, as of any day, the then-current Credit Requirement to exceed 45% of the then-current Borrowing Base for a period of more than one Business Day.


                                    ARTICLE X

                                    DEFAULTS

         The occurrence of any one or more of the following events shall constitute an Event of Default:

         10.1 Nonpayment of Principal. The Borrower fails to pay any principal portion of the Obligations when due, whether on the Maturity Date or otherwise.

         10.2 Certain Covenants. Any one or more of the Borrower, the Guarantors and the Consolidated Group, as the case may be, is not in compliance with any one or more of Sections 8.3 or 8.10 or any Section of Article IX hereof.

         10.3 Nonpayment of Interest and Other Obligations. The Borrower fails to pay any interest or other portion of the Obligations, other than payments of principal, and such

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



failure continues for a period of five (5) days after the date such payment is due, provided that the first occurrence of any such non-payment during any calendar year shall not constitute an Event of Default unless such failure continues for one (1) Business Day after written notice to the Borrower from the Administrative Agent of such failure.

         10.4 Cross Default. Any monetary default occurs (after giving effect to any applicable cure period) under any other Indebtedness (which includes Guarantee Obligations) of any members of the Consolidated Group, singly or in the aggregate, in excess of Ten Million Dollars ($10,000,000).

         10.5 Loan Documents. Any Loan Document is not in full force and effect or a default has occurred and is continuing thereunder after giving effect to any cure or grace period in any such document.

         10.6 Representation or Warranty. At any time or times hereafter any representation or warranty set forth in Articles VI or VII of this Agreement or in any other Loan Document or in any statement, report or certificate now or hereafter made by the Borrower or the Guarantors to the Lenders or the Administrative Agent is not true and correct in any material respect and such noncompliance is not cured within thirty (30) days after the Borrower receives written notice thereof, provided, however, that if such Default is susceptible of cure but cannot by the use of reasonable efforts be cured within such thirty
(30) day period, such Default shall not constitute an Event of Default under this Section 10.6 so long as (i) the Borrower or the Guarantors, as the case may be, have commenced a cure within such thirty-day period and (ii) thereafter, Borrower or Guarantors, as the case may be, are proceeding to cure such default continuously and diligently and in a manner reasonably satisfactory to Lenders and (iii) such default is cured not later than sixty (60) days after the expiration of such thirty (30) day period..

         10.7 Covenants, Agreements and Other Conditions. The Borrower fails to perform or observe any of the other covenants, agreements and conditions contained in Articles VIII (except for Sections 8.3, or 8.10) and elsewhere in this Agreement or any of the other Loan Documents in accordance with the terms hereof or thereof, not specifically referred to herein, and such Default continues unremedied for a period of thirty (30) days after written notice from Administrative Agent, provided, however, that if such Default is susceptible of cure but cannot by the use of reasonable efforts be cured within such thirty
(30) day period, such Default shall not constitute an Event of Default under this Section 10.7 so long as (i) the Borrower or the General Partner, as the case may be, has commenced a cure within such thirty-day period and (ii) thereafter, Borrower or General Partner, as the case may be, is proceeding to cure such default continuously and diligently and in a manner reasonably satisfactory to Lenders and (iii) such default is cured not later than sixty
(60) days after the expiration of such thirty (30) day period.


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



         10.8 No Longer General Partner. Equity Inns shall no longer, directly or indirectly, hold 100% of the general partnership interests in the two entities constituting the Borrower.

         10.9 Material Adverse Financial Change. Any one of the Operating Partnership, EIP/WV, Equity Inns or Equity Inns Trust has suffered a Material Adverse Financial Change or is Insolvent.

         10.10    Bankruptcy.

                  (a) Any member of the Consolidated Group shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it as a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section 10.10(a), (vi) fail to contest in good faith any appointment or proceeding described in Section 10.10(b) or
(vii) not pay, or admit in writing its inability to pay, its debts generally as they become due;

                  (b) A receiver, trustee, examiner, liquidator or similar official shall be appointed for any member of the Consolidated Group or any substantial portion of any of their Properties, or a proceeding described in
Section 10.10(a)(iv) shall be instituted against any member of the Consolidated Group and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) consecutive days.

         10.11 Legal Proceedings. Any member of the Consolidated Group is enjoined, restrained or in any way prevented by any court order or judgment or if a notice of lien, levy, or assessment is filed of record with respect to all or any part of the Properties by any governmental department, office or agency, which could materially adversely affect the performance of the obligations of such parties hereunder or under the Loan Documents, as the case may be, or if any proceeding is filed or commenced seeking to enjoin, restrain or in any way prevent the foregoing parties from conducting all or a substantial part of their respective business affairs and failure to vacate, stay, dismiss, set aside or remedy the same within sixty (60) days after the occurrence thereof.

         10.12  ERISA.  Any member of the  Consolidated  Group is deemed to hold
"plan assets" within the meaning of ERISA or any regulations promulgated thereunder of an

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



employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code).

         10.13 Failure to Satisfy Judgments. Any member of the Consolidated Group shall fail within sixty (60) days to pay, bond or otherwise discharge any judgments or orders for the payment of money in an amount which, when added to all other judgments or orders outstanding against such member of the Consolidated Group would exceed $2,000,000 in the aggregate, which have not been stayed on appeal or otherwise appropriately contested in good faith, unless the liability is insured against and the insurer has not challenged coverage of such liability.

         10.14 Environmental Remediation. Failure to remediate within the time period required by law or governmental order, (or within a reasonable time in light of the nature of the problem if no specific time period is so established), environmental problems in violation of applicable law related to Properties of any member of the Consolidated Group where the estimated cost of remediation is in the aggregate in excess of $2,000,000, in each case after all administrative hearings and appeals have been concluded.

         10.15 REIT Status. Failure of either Equity Inns or Equity Inns Trust to maintain (i) its status as a real estate investment trust under the Code and
(ii) Equity Inns' listing on the New York Stock Exchange.


                                   ARTICLE XI

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

         11.1     Acceleration.

                  If any Event of Default described in Section 10.10 hereof occurs, the obligation of the Lenders to make Advances and of the Issuing Bank to issue Facility Letters of Credit hereunder shall automatically terminate and the Obligations shall immediately become due and payable. If any other Event of Default described in Article X hereof occurs, such obligation to make Advances and to issue Facility Letters of Credit shall be terminated and at the election of the Required Lenders, the Obligations may be declared to be due and payable.

                  In addition to the foregoing, following the occurrence of an Event of Default and so long as any Facility Letter of Credit has not been fully drawn and has not been cancelled or expired by its terms, upon demand by the Required Lenders the Borrower shall deposit in the Letter of Credit Collateral Account cash in an amount equal to the aggregate undrawn face amount of all outstanding Facility Letters of Credit and all fees and other amounts due or which may become due with respect thereto. The Borrower shall have no control over funds in the Letter of Credit Collateral Account, which funds shall be invested

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



by the Administrative Agent from time to time in its discretion in certificates of deposit of First Chicago having a maturity not exceeding thirty (30) days. Such funds shall be promptly applied by the Administrative Agent to reimburse the Issuing Bank for drafts drawn from time to time under the Facility Letters of Credit. Such funds, if any, remaining in the Letter of Credit Collateral Account following the payment of all Obligations in full shall, unless the Administrative Agent is otherwise directed by a court of competent jurisdiction, be promptly paid over to the Borrower.

         11.2 Preservation of Rights; Amendments. No delay or omission of the Lenders in exercising any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of an Advance notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Advance shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Administrative Agent and the number of Lenders required hereunder and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Lenders until the Obligations have been paid in full.


                                   ARTICLE XII

                            THE ADMINISTRATIVE AGENT

         12.1 Appointment. First Chicago is hereby appointed Administrative Agent hereunder and under each other Loan Document, and each of the Lenders authorizes the Administrative Agent to act as the agent of such Lender. The Administrative Agent agrees to act as such upon the express conditions contained in this Article XII. The Administrative Agent shall not have a fiduciary relationship in respect of any Lender by reason of this Agreement, except to the extent the Administrative Agent acts as an agent with respect to the receipt or payment of funds hereunder.

         12.2 Powers. The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Administrative Agent.

         12.3 General Immunity. Neither the Administrative Agent (in its capacity as Administrative Agent) nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other

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



Loan Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct.

         12.4 No Responsibility for Loans, Recitals, etc. Neither the Administrative Agent (in its capacity as Administrative Agent) nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document; (iii) the satisfaction of any condition specified in Article V, except receipt of items required to be delivered to the Administrative Agent; or (iv) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith.

         12.5 Action on Instructions of Lenders. The Administrative Agent shall exercise its rights on behalf of the Lenders hereunder at the direction of the Required Lenders or all of the Lenders, as the case may be, and shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders or all Lenders, as the case may be, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Notes. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

         12.6 Employment of Administrative Agents and Counsel. The Administrative Agent may execute any of its duties as Administrative Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

         12.7 Reliance on Documents; Counsel. The Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of outside counsel selected by the Administrative Agent.

         12.8 Administrative Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Administrative Agent ratably in accordance with their respective Percentages (i) for any amounts not reimbursed by the Borrower for which the Administrative Agent is entitled to reimbursement by the Borrower under the Loan

Documents, (ii) for any other reasonable expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents, if not paid by Borrower, and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent (in its capacity as Administrative Agent and not as a Lender) in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Administrative Agent.

         12.9 Rights as a Lender. With respect to the Commitment, Advances made by it and the Note issued to it, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent, in its individual capacity, may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person.

         12.10 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

         12.11 Successor Administrative Agent. Each Lender agrees that First Chicago shall serve as Administrative Agent at all times during the term of this Facility, except that First Chicago may resign as Administrative Agent in the event (x) First Chicago and Borrower shall mutually agree in writing or (y) an Event of Default shall occur under the Loan Documents (irrespective of whether such Event of Default subsequently is waived), or (z) First Chicago shall determine, in its sole reasonable discretion, that because of its other banking relationships with the Consoliated Group at the time of such decision First Chicago's resignation as Administrative Agent would be necessary in order to avoid creating an appearance of impropriety on the part of First Chicago. First Chicago (or any successor Administrative Agent) may be removed as Administrative Agent by written notice received by Administrative Agent from all of the other Lenders at any time with cause (i.e., a breach by First Chicago (or any successor Administrative Agent) of its duties as Administrative Agent hereunder). Upon any such resignation or removal, Credit Lyonnais shall be the successor Administrative Agent (unless objected to by the Required Lenders) or, if Credit Lyonnais declines or is so objected to, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent with the consent of the Borrower, which consent shall not be unreasonably withheld and shall not be required if an Event of Default has occurred. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty days after the retiring Administrative Agent's giving notice of resignation, then the retiring Administrative Agent may appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent. Such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent (including the right to receive any fees for performing such duties which accrue thereafter), and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article XII shall continue in effect for its benefit and that of the other Lenders in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents.

         12.12 Notice of Defaults. If a Lender becomes aware of a Default or Event of Default, such Lender shall notify the Administrative Agent of such fact. Upon receipt of such notice that a Default or Event of Default has occurred, the Administrative Agent shall notify each of the Lenders of such fact.

         12.13 Requests for Approval. If the Administrative Agent requests in writing the consent or approval of a Lender, such Lender shall respond and either approve or disapprove definitively in writing to the Administrative Agent within ten Business Days (or sooner if such notice specifies a shorter period, but in no event less than five Business Days for responses based on
Administrative Agent's good faith determination that circumstances exist warranting its request for an earlier response) after such written request from the Administrative Agent. If the Lender does not so respond, that Lender shall be deemed to have approved the request. Upon request, the Administrative Agent shall notify the Lenders which Lenders, if any, failed to respond to a request for approval.

         12.14 Copies of Documents. Administrative Agent shall promptly deliver to each of the Lenders copies of all notices of default and other formal notices sent or received and according to Section 15.1 of this Agreement. Administrative Agent shall deliver to Lenders within 15 Business Days following receipt, copies of all financial statements, certificates and notices received regarding the Operating Partnership's or Equity Inns' ratings except to the extent such items are required to be furnished directly to the Lenders by Borrower

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



hereunder. Within fifteen Business Days after a request by a Lender to the Administrative Agent for other documents furnished to the Administrative Agent by the Borrower, the Administrative Agent shall provide copies of such documents to such Lender except where this Agreement obligates Administrative Agent to provide copies in a shorter period of time.

         12.15 Defaulting Lenders. At such time as a Lender becomes a Defaulting Lender, such Defaulting Lender's right to vote on matters which are subject to the consent or approval of the Required Lenders, such Defaulting Lender or all Lenders shall be immediately suspended until such time as the Lender is no longer a Defaulting Lender. If a Defaulting Lender has failed to fund its Percentage of any Advance and until such time as such Defaulting Lender subsequently funds its Percentage of such Advance, all Obligations owing to such Defaulting Lender hereunder shall be subordinated in right of payment, as provided in the following sentence, to the prior payment in full of all principal of, interest on and fees relating to the Loans funded by the other Lenders in connection with any such Advance in which the Defaulting Lender has not funded its Percentage (such principal, interest and fees being referred to as "Senior Loans" for the purposes of this section). All amounts paid by the Borrower and otherwise due to be applied to the Obligations owing to such Defaulting Lender pursuant to the terms hereof shall be distributed by the Administrative Agent to the other Lenders in accordance with their respective Percentages (recalculated for the purposes hereof to exclude the Defaulting Lender) until all Senior Loans have been paid in full. At that point, the "Defaulting Lender" shall no longer be deemed a Defaulting Lender. After the Senior Loans have been paid in full equitable adjustments will be made in connection with future payments by the Borrower to the extent a portion of the Senior Loans had been repaid with amounts that otherwise would have been distributed to a Defaulting Lender but for the operation of this Section 12.15. This provision governs only the relationship among the Administrative Agent, each Defaulting Lender and the other Lenders; nothing hereunder shall limit the obligation of the Borrower to repay all Loans in accordance with the terms of this Agreement. The provisions of this Section 12.15 shall apply and be effective regardless of whether a Default occurs and is continuing, and notwithstanding (i) any other provision of this Agreement to the contrary, (ii) any instruction of the Borrower as to its desired application of payments or
(iii) the suspension of such Defaulting Lender's right to vote on matters as provided above.


                                  ARTICLE XIII

                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

         13.1     Successors and Assigns.

                  The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of Borrower and the Lenders and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights or obligations under the Loan Documents without the consent of all the Lenders and any assignment by any Lender

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



must be made in compliance with Section 13.3. The Administrative Agent and Borrower may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with Section 13.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Administrative Agent and Borrower. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

         13.2     Participations.

                  13.2.1 Permitted Participants;  Effect. Any Lender may, in the
         ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Advance owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and Borrower and the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents. The Borrower shall not be obligated to pay any fees and expenses incurred by any Lender in connection with the sale of a participation pursuant to this Section.

                  13.2.2 Voting Rights. Each Lender shall retain the sole right to vote its Percentage of the Aggregate Commitment, without the consent of any Participant, for the approval or disapproval of any amendment, modification or waiver of any provision of the Loan Documents, provided that such Lender may grant such Participant the right to approve any amendment, modification or waiver which forgives principal, interest or fees or reduces the interest rate or fees payable hereunder, postpones any date fixed for any regularly-scheduled payment of principal of or interest on the Obligations, or extends the Maturity Date.

         13.3     Assignments.

                  13.3.1 Permitted Assignments. Any Lender may, with the prior written consent of Administrative Agent (plus, during the initial syndication, Credit Lyonnais) and Borrower (which consents shall not be unreasonably withheld or delayed), in accordance with applicable law, at any time assign to one or more banks or other entities (collectively, "Purchasers") all or any part of its rights and obligations under the Loan Documents, except that no consent of Borrower shall be required if an Event of Default has occurred and is continuing and that no consent of Administrative Agent, Credit Lyonnais or Borrower shall ever be required for (i) any assignment to a Person directly or indirectly controlling, controlled by or under direct or indirect common control with the assigning Lender or (ii) the pledge or assignment by a Lender of such Lender's Note and other rights under the Loan Documents to any Federal Reserve Bank in accordance with applicable law. No assignment to a Purchaser shall be for less than $10,000,000 of the Aggregate Commitment. Such assignments and assumptions shall be substantially in the form of Exhibit J hereto. The Borrower shall execute any and all documents which are customarily required by such Lender (including, without limitation, a replacement promissory note or notes in the forms provided hereunder) in connection with any such assignment, but Borrower shall not be obligated to pay any fees and expenses incurred by any Lender in connection with any assignment pursuant to this Section. Any Lender selling all or any part of its rights and obligation hereunder in a transaction requiring the consent of the Administrative Agent shall pay to the Administrative Agent a fee of $3,000.00 per assignee to reimburse Administrative Agent for its involvement in such assignment.

                  13.3.2 Effect; Effective Date of Assignment. Upon delivery to the Administrative Agent and Borrower of a notice of assignment executed by the assigning Lender and the Purchaser, such assignment shall become effective on the effective date specified in such notice of assignment. The notice of assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and the Loan under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by Borrower, the Lenders or the Administrative Agent shall be required to release the transferor Lender for matters arising after such sale with respect to the percentage of the Commitment and Advances assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 13.3.2, the transferor Lender, the Administrative Agent and Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

         13.4 Dissemination of Information. Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of Borrower and Guarantors. Each Transferee shall agree in writing to keep confidential any such information which is not publicly available. The Lenders agree not to make any transfers to a transferee if such transfer would constitute a public offering which would impose any obligation on the Borrower to incur liabilities and make disclosures, representations or undertakings beyond those expressly provided for herein, unless the Borrower has consented in writing thereto.

         13.5 Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with all applicable provisions of the Code with respect to withholding and other tax matters.


                                   ARTICLE XIV

                               GENERAL PROVISIONS

         14.1 Survival of Representations. All representations and warranties contained in this Agreement shall survive delivery of the Notes and the making of the Advances herein contemplated.

         14.2 Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

         14.3 Taxes. Any recording and other taxes (excluding franchise, income or similar taxes) or other similar assessments or charges payable or ruled payable by any governmental authority incurred in connection with the consummation of the transactions contemplated by this Agreement shall be paid by the Borrower, together with interest and penalties, if any.

         14.4  Headings.   Section  headings  in  the  Loan  Documents  are  for
convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

         14.5 No Third Party Beneficiaries. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

         14.6 Expenses; Indemnification. Subject to the provisions of this Agreement, Borrower will pay (a) all out-of-pocket costs and expenses incurred by the Administrative Agent (including the reasonable fees, out-of-pocket expenses and other reasonable expenses of counsel, which counsel may be employees of Administrative Agent) in connection with the preparation, execution and delivery of this Agreement, the Notes, the Loan Documents and any other agreements or documents referred to herein or therein and any amendments thereto, (b) all out-of-pocket costs and expenses incurred by the Administrative Agent and the Lenders (including the reasonable fees, out-of-pocket expenses and other reasonable expenses of counsel to the
Administrative Agent and the Lenders, which counsel may be employees of Administrative Agent or the Lenders) in connection with the enforcement and protection of the rights of the Lenders under this Agreement, the Notes, the Loan Documents or any other agreement or document referred to herein or therein,
(c) all reasonable and customary costs and expenses of periodic audits by the Administrative Agent's personnel of the Borrower's books and records provided that prior to an Event of Default, Borrower shall be required to pay for only one such audit during any year, and (d) all out-of-pocket expenses incurred by the Syndication Agent in arranging for the joinder of Lenders in this Agreement. The Borrower further agrees to indemnify the Lenders, their directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and reasonable expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Lenders is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Advance hereunder, except that the foregoing indemnity shall not apply to a Lender to the extent that any losses, claims, etc. are the result of such Lender's gross negligence or wilful misconduct. The obligations of the Borrower under this Section shall survive the termination of this Agreement.

         14.7 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

         14.8 Nonliability of the Lenders. The relationship between the Borrower and the Lenders shall be solely that of borrower and lender. The Lenders shall not have any fiduciary responsibilities to the Borrower. The Lenders undertake no responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.

         14.9 Choice of Law. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         14.10 Consent to Jurisdiction. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES

FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE LENDERS TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE LENDERS OR ANY AFFILIATE OF THE LENDERS INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

         14.11 Waiver of Jury Trial. THE BORROWER, THE GUARANTORS, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

         14.12 Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights or obligations under the Loan Documents. Any assignee or transferee of the Notes agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of the Notes, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Notes or of any note or notes issued in exchange therefor.

         14.13 Entire Agreement; Modification of Agreement. The Loan Documents embody the entire agreement among the Borrower, Guarantors, Administrative Agent, and Lenders and supersede all prior conversations, agreements, understandings, commitments and term sheets among any or all of such parties with respect to the subject matter hereof. Any provisions of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower, and Administrative Agent if the rights or duties of Administrative Agent are affected thereby, and

                  (a)      each of the Lenders if such amendment or waiver

                                  (i)  reduces  or   forgives   any  payment  of
                  principal or interest on the Obligations or any fees payable by Borrower to such Lender hereunder; or

                                 (ii) postpones the date fixed for any payment of principal of or interest on the Obligations or any fees payable by Borrower to such Lender hereunder; or

                                (iii) changes the amount of such Lender's Commitment (other than pursuant to an assignment permitted under Section 13.3) or the unpaid principal amount of such Lender's Note; or

                                 (iv)    extends the Maturity Date; or

                                  (v) releases or limits the liability of the Guarantors under the Loan Documents; or

                                 (vi) changes the definition of Required Lenders
                  or modifies any requirement for consent by each of the Lenders; or

                                (vii) modifies or waives any covenant  contained
                  in Sections 9.8(b), 9.8(d) or 9.8(e) hereof; or

                  (b) the Required Lenders, to the extent expressly provided for herein and in the case of all other waivers or amendments if no percentage of Lenders is specified herein.

         14.14 Dealings with the Borrower. The Lenders and their affiliates may accept deposits from, extend credit to and generally engage in any kind of banking, trust or other business with the Borrower or the Guarantors or any other member of the Consolidated Group regardless of the capacity of the Lenders hereunder.

         14.15    Set-Off.

                  (a) If an Event of Default shall have occurred, each Lender shall have the right, at any time and from time to time without notice to the Borrower, any such notice being hereby expressly waived, to set-off and to appropriate or apply any and all deposits of money or property or any other indebtedness at any time held or owing by such Lender to or for the credit or the account of the Borrower against and on account of all outstanding Obligations and all Obligations which from time to time may become due hereunder and all other obligations and liabilities of the Borrower under this Agreement, irrespective of whether or not such Lender shall have made any demand hereunder and whether or not said obligations and liabilities shall have matured.

                  (b) Each Lender agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal, interest or fees due with respect to any Note held by it which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal, interest or fees due with respect to any Note held by such other Lender, the Lender receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Lenders and such other adjustments shall be made as may be required so that all such payments of principal, interest or Fees with respect to the Notes held by the Lenders shall be shared by the Lenders pro rata according to their respective Commitments.

         14.16 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower and each of the Lenders shown on the signature pages hereof.

         14.17 Limitation on Liability of EIP/WV. The liability of the Borrower under this Agreement for the Obligations shall be joint and several. The Lenders agree that, the liability of EIP/WV under this Agreement shall not exceed the amount by which (A) the portion of the then-current Total Value attributable to the Properties owned by EIP/WV exceeds (B) the then-current outstanding principal balance of all Indebtedness (other than the Obligations) of EIP/WV permitted under this Agreement, calculated in each case as of the Maturity Date or the date of any earlier acceleration of the Obligations, as applicable. Such maximum liability of EIP/WV shall be allocated on a pro rata basis among the Notes in accordance with the Lenders' respective Percentages.


                                   ARTICLE XV

                                     NOTICES

         15.1 Giving Notice. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes). Notice may be given as follows:

                  To the Borrower:

                           Equity Inns, Inc.
                           4735 Spottswood, Suite 201
                           Memphis, Tennessee  38117
                           Attention:  Howard A. Silver
                           Telecopy:   (901) 761-1485

                  To Guarantors:

                           Equity Inns, Inc.
                           4735 Spottswood, Suite 201
                           Memphis, Tennessee  38117
                           Attention:  Howard A. Silver
                           Telecopy:   (901) 761-1485

                  Each of the above with a copy to:

                           Hunton & Williams
                           1751 Pinnacle Drive
                           Suite 1700
                           McLean, Virginia  22102
                           Attention:  Gerald R. Best
                           Telecopy:   (703) 714-7410

                  To each Lender:

                           As shown below the Lenders' signatures.

                  To the Administrative Agent:

                           The First National Bank of Chicago
                           Corporate Real Estate Division
                           One First National Plaza
                           Chicago, Illinois  60670-0151
                           Attention:  Gregory A. Gilbert
                           Telecopy:   (312) 732-1117

                  With a copy to:

                           Sonnenschein Nath & Rosenthal
                           8000 Sears Tower
                           Chicago, Illinois  60606
                           Attention:  Patrick G. Moran, Esq.
                           Telecopy:   (312) 876-7934

                  To the Syndication Agent:

                           Credit Lyonnais
                           Hotel Finance Group
                           1301 Avenue of the Americas
                           New York, New York  10019
                           Attention:  Joseph A. Asciolla
                           Telecopy:   (212) 261-7890

         15.2 Change of Address. Each party may change the address for service of notice upon it by a notice in writing to the other parties hereto.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

BORROWER:                         EQUITY INNS PARTNERSHIP, L.P.

                                  By:   EQUITY INNS TRUST, its General Partner


                                  By:
                                  Title:


                                  EQUITY INNS WEST VIRGINIA PARTNERSHIP, L.P.

                                  By: EQUITY INNS SERVICES, INC., its General Partner


                                  By:
                                  Title:

LENDERS:                          THE FIRST NATIONAL BANK OF CHICAGO


                                  By:
                                  Title:
                                  Commitment: $105,000,000
                                  Percentage of Aggregate Commitment: 42%

                                  Address for Notices:
                                  Corporate Real Estate Division
                                  One First National Plaza
                                  Chicago, Illinois  60670-0151
                                  Attention:  Gregory A. Gilbert
                                  Telephone:  312/732-2107
                                  Telecopy:  312/732-1117


                                  CREDIT LYONNAIS NEW YORK BRANCH


                                  By:
                                  Title:
                                  Commitment: $105,000,000
                                  Percentage of Aggregate Commitment: 42%

                                  Address for Notices:
                                  Hotel Finance Group
                                  1301 Avenue of the Americas
                                  New York, New York  10019
                                  Attention:  Joseph A. Asciolla
                                  Telephone:  212/261-7834
                                  Telecopy:  212/261-7890

                                  AMSOUTH BANK


                                  By:
                                  Title:
                                  Commitment:  $40,000,000
                                  Percentage of Aggregate Commitment:  16%

                                  Address for Notices:
                                  1900 Fifth Avenue North
                                  AmSouth-Sonat Tower
                                  9th Floor
                                  Birmingham, Alabama  35203
                                  Attention:  Lawrence Clark
                                  Telephone:  205/581-7493
                                  Telecopy:  205/326-4075



ADMINISTRATIVE AGENT:             THE FIRST NATIONAL BANK OF CHICAGO


                                  By:
                                  Title:

                                  Address for Notices:
                                  Corporate Real Estate Division
                                  One First National Plaza
                                  Chicago, Illinois 60670-0151
                                  Attention: Gregory A. Gilbert
                                  Telephone:  312/732-2107
                                  Telecopy:  312/732-1117


SYNDICATION AGENT:                CREDIT LYONNAIS NEW YORK BRANCH


                                  By:
                                  Title:

         The undersigned, Equity Inns, Inc. and Equity Inns Trust, join in this Agreement for purposes of making the representations and warranties contained in
Article VII hereof and agreeing to perform certain of the covenants described in
Article VIII hereof.

                                  EQUITY INNS, INC.


                                  By:
                                  Title:


                                  EQUITY INNS TRUST


                                  By:
                                  Title:

                                    EXHIBIT A

                                   PERCENTAGES


                              First Chicago -- 42%

                             Credit Lyonnais -- 42%

                                 AmSouth -- 16%

                                    EXHIBIT B

                                  FORM OF NOTE


$                                                          _______________, 1997
 ------------------------



        On or before the Maturity Date, as defined in that certain Unsecured Revolving Credit Agreement dated as of October 10, 1997 (the "Agreement") among EQUITY INNS PARTNERSHIP, L.P., a Tennessee limited partrnership and EQUITY INNS/WEST VIRGINIA PARTNERSHIP, L.P., a Tennessee limited partnership (collectively, "Borrower"), Credit Lyonnais New York Branch, individually and as Syndication Agent, The First National Bank of Chicago, a national bank organized under the laws of the United States of America, individually and as Administrative Agent for the Lenders (as such terms are defined in the Agreement), and the other Lenders listed on the signature pages of the Agreement, Borrower promises to pay to the order of _________________________ (the "Lender"), or its successors and assigns, the principal sum of AND NO/100 DOLLARS ($ ) or the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Section 2.1 of the Agreement, in immediately available funds at the office of the Administrative Agent in Chicago, Illinois, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay this Promissory Note ("Note") in full on or before the Maturity Date in accordance with the terms of the Agreement.

        The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Advance and the date and amount of each principal payment hereunder.

        This Note is issued pursuant to, and is entitled to the security under and benefits of, the Agreement and the other Loan Documents, to which Agreement and Loan Documents, as they may be amended from time to time, reference is hereby made for, inter alia, a statement of the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

        If there is an Event of Default or Default under the Agreement or any other Loan Document and Lender exercises its remedies provided under the Agreement and/or any of the Loan Documents, then in addition to all amounts recoverable by the Lender under such documents, Lender shall be entitled to receive reasonable attorneys fees and expenses incurred by Lender in exercising such remedies.

        Borrower and all endorsers severally waive presentment, protest and demand, notice of protest, demand and of dishonor and nonpayment of this Note (except as otherwise expressly provided for in the Agreement), and any and all lack of diligence or delays in collection or enforcement of this Note, and expressly agree that this Note, or any payment hereunder, may be extended from time to time, and expressly consent to the release of any party liable for the obligation secured by this Note, the release of any of the security of this Note, the acceptance of any other security therefor, or any other indulgence or forbearance whatsoever, all without notice to any party and without affecting the liability of the Borrower and any endorsers hereof.

        This Note shall be governed and construed under the internal laws of the State of Illinois.

        All liability of the entities comprising the Borrower hereunder shall be joint and several. The liability of Equity Inns/West Virginia Partnership, L.P. under this Note is limited as described in Section 14.17 of the Agreement.

        BORROWER AND LENDER, BY ITS ACCEPTANCE HEREOF, EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS PROMISSORY NOTE OR ANY OTHER LOAN DOCUMENT OR RELATING THERETO OR ARISING FROM THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS NOTE AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

                                  EQUITY INNS PARTNERSHIP, L.P., a Tennessee limited partnership

                                  By:  Equity Inns Trust, its general partner


                                  By:
                                  Its:


                                  EQUITY INNS/WEST VIRGINIA PARTNERSHIP, L.P., a Tennessee limited partnership

                                  By:  Equity Inns Services, Inc., its general
                                       partner


                                  By:
                                  Its:

                              PAYMENTS OF PRINCIPAL


                                    Unpaid
                                   Principal                           Notation
Date                                Balance                             Made by

                                    EXHIBIT C

                 FINANCEABLE GROUND LEASES -- CURRENTLY APPROVED


       1.       Mt. Brook, AL
       2.       Camelback, AZ
       3.       Atlanta, GA
       4.       Glen Burnie, MD
       5.       Traverse City, MI (Partial)
       6.       Tinton Falls, NJ
       7.       Nashville, TN
       8.       Sycamore, TN
       9.       Rutland, VT (Partial)
      10.       Norfolk, VA

                                    EXHIBIT D

                                FORM OF GUARANTY


        This Guaranty made as of October 10, 1997, by Equity Inns, Inc., Equity Inns Services, Inc. and Equity Inns Trust (collectively, "Guarantor"), to and for the benefit of The First National Bank of Chicago, individually ("First Chicago"), and as administrative agent for itself and the lenders listed on the signature pages of the Revolving Credit Agreement (as defined below), all other lenders which are parties thereto from time to time and their respective successors and assigns (collectively, "Lender").


                                    RECITALS

        A. Equity Inns Partnership, L.P., a Tennessee limited partnership and Equity Inns/West Virginia Partnership, L.P. (collectively, "Borrower"), and Guarantor have requested that Lender make an unsecured revolving credit facility available to Borrower in the aggregate principal amount of up to $250,000,000 ("Facility").

        B. Lender has agreed to make available the Facility to Borrower pursuant to the terms and conditions set forth in an Unsecured Revolving Credit Agreement bearing even date herewith between Borrower and the Lenders ("Revolving Credit Agreement"). All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Revolving Credit Agreement.

        C. Borrower has executed and delivered to Lender one or more Promissory Notes each of even date in the aggregate principal amount of $250,000,000 as evidence of its indebtedness to Lender with respect to the Facility (the promissory notes described above, together with any amendments or allonges thereto, or restatements, replacements or renewals thereof, and/or new promissory notes to new Lenders under the Revolving Credit Agreement, are collectively referred to herein as the "Note").

        D. Equity Inns Trust is the sole general partner of one of the entities comprising the Borrower, Equity Inns Services, Inc. is the sole general partner of the other entity comprising the Borrower and Equity Inns, Inc. is the holder of 100% of the stock of Equity Inns Services, Inc., and therefore, Guarantor will derive financial benefit from the Facility evidenced by the Note, Revolving Credit Agreement and the other Loan Documents. The execution and delivery of this Guaranty by Guarantor is a condition precedent to the performance by Lender of its obligations under the Revolving Credit Agreement.

                                   AGREEMENTS

        NOW, THEREFORE, Guarantor, in consideration of the matters described in the foregoing Recitals, which Recitals are incorporated herein and made a part hereof, and for other good and valuable consideration, hereby agrees as follows:

       1. Guarantor absolutely,  unconditionally,  and irrevocably guarantees to
Lender:

                (a) the full and prompt payment of the principal of and interest on the Note when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, and the prompt payment of all sums which may now be or may hereafter become due and owing under the Note, the Revolving Credit Agreement, and the other Loan Documents;

                (b) the payment of all Enforcement Costs (as hereinafter defined in Paragraph 7 hereof); and

                (c) the full, complete, and punctual observance, performance, and satisfaction of all of the obligations, duties, covenants, and agreements of Borrower under the Revolving Credit Agreement and the Loan Documents.

All amounts due, debts, liabilities, and payment obligations described in subparagraphs (a) and (b) of this Paragraph 1 are referred to herein as the "Facility Indebtedness." All obligations described in subparagraph (c) of this Paragraph 1 are referred to herein as the "Obligations."

       2. In the event of any default by Borrower in making payment of the Facility Indebtedness, or in performance of the Obligations, as aforesaid, in each case beyond the expiration of any applicable grace period, Guarantor agrees, on demand by Lender or the holder of the Note, to pay all the Facility Indebtedness and to perform all the Obligations as are or then or thereafter become due and owing or are to be performed under the terms of the Note, the
Revolving Credit Agreement and the other Loan Documents, and to pay any reasonable expenses incurred by Lender in connection with the Facility or under any of the Loan Documents, including, without limitation, all reasonable attorneys' fees and costs. Lender shall have the right, at its option, either before, during or after pursuing any other right or remedy against Borrower or Guarantor, to perform any and all of the Obligations by or through any agent, contractor or subcontractor, or any of their agents, of its selection, all as Lender in its sole discretion deems proper, and Guarantor shall indemnify and hold Lender free and harmless from and against any and all loss, damage, cost, expense, injury, or liability Lender may suffer or incur in connection with the exercise of its rights under this Guaranty or the performance of the Obligations, except to the extent the same arises as a result of the gross negligence or wilful misconduct of Lender.

        All of the remedies set forth herein and/or provided by any of the Loan Documents or law or equity shall be equally available to Lender, and the choice by Lender of one such alternative over another shall not be subject to question or challenge by Guarantor or any other person, nor shall any such choice be asserted as a defense, set-off, or failure to mitigate damages in any action, proceeding, or counteraction by Lender to recover or seeking any other remedy under this Guaranty, nor shall such choice preclude Lender from subsequently electing to exercise a different remedy. The parties have agreed to the alternative remedies hereinabove specified in part because they recognize that the choice of remedies in the event of a failure hereunder will necessarily be and should properly be a matter of business judgment, which the passage of time and events may or may not prove to have been the best choice to maximize recovery by Lender at the lowest cost to Borrower and/or Guarantor. It is the intention of the parties that such choice by Lender be given conclusive effect regardless of such subsequent developments.

       3. Guarantor does hereby waive (i) notice of acceptance of this Guaranty by Lender and any and all notices and demands of every kind which may be required to be given by any statute, rule or law, (ii) any defense, right of set-off or other claim which Guarantor may have against the Borrower or which Guarantor or Borrower may have against Lender or the holder of the Note, (iii) presentment for payment, demand for payment, notice of nonpayment or dishonor, protest and notice of protest, diligence in collection and any and all formalities which otherwise might be legally required to charge Guarantor with liability, (iv) any failure by Lender to inform Guarantor of any facts Lender may now or hereafter know about Borrower, the Facility, or the transactions contemplated by the Revolving Credit Agreement, it being understood and agreed that Lender has no duty so to inform and that the Guarantor is fully responsible for being and remaining informed by the Borrower of all circumstances bearing on the existence or creation, or the risk of nonpayment of the Facility Indebtedness or the risk of nonperformance of the Obligations, and (v) any and all right to cause a marshalling of assets of the Borrower or any other action by any court or governmental body with respect thereto, or to cause Lender to proceed against any other security given to Lender in connection with the Facility Indebtedness or the Obligations. Credit may be granted or continued from time to time by Lender to Borrower without notice to or authorization from Guarantor, regardless of the financial or other condition of the Borrower at the time of any such grant or continuation. Lender shall have no obligation to disclose or discuss with Guarantor its assessment of the financial condition of Borrower. Guarantor acknowledges that no representations of any kind whatsoever have been made by Lender to Guarantor. No modification or waiver of any of the provisions of this Guaranty shall be binding upon Lender except as expressly set forth in a writing duly signed and delivered on behalf of Lender. Guarantor further agrees that any exculpatory language contained in the Revolving Credit Agreement and the Note shall in no event apply to this Guaranty, and will not prevent Lender from proceeding against Guarantor to enforce this Guaranty.

       4. Guarantor further agrees that Guarantor's liability as guarantor shall in nowise be impaired by any renewals or extensions which may be made from time to time, with or without  the  knowledge  or  consent  of  Guarantor  of the time for  payment of interest  or  principal  under  the  Note  or by any  forbearance  or  delay  in collecting interest or principal under the Note, or by any waiver by Lender under the Revolving Credit Agreement or any other Loan Documents, or by Lender's failure or election not to pursue any other remedies it may have against Borrower, or by any change or modification in the Note, Revolving Credit Agreement or any other Loan Documents, or by the acceptance by Lender of any additional security or any increase, substitution or change therein, or by the release by Lender of any security or any withdrawal thereof or decrease therein, or by the application of payments received from any source to the payment of any obligation other than the Facility Indebtedness, even though Lender might lawfully have elected to apply such payments to any part or all of the Facility Indebtedness, it being the intent hereof that Guarantor shall remain liable as principal for payment of the Facility Indebtedness and performance of the Obligations until all indebtedness has been paid in full and the other terms, covenants and conditions of the Revolving Credit Agreement and other Loan Documents and this Guaranty have been performed, notwithstanding any act or thing which might otherwise operate as a legal or equitable discharge of a surety. Guarantor further understands and agrees that Lender may at any time enter into agreements with Borrower to amend and modify the Note, Revolving Credit Agreement or other Loan Documents, or any thereof, and may waive or release any provision or provisions of the Note, the Revolving Credit Agreement and other Loan Documents or any thereof, and, with reference to such instruments, may make and enter into any such agreement or agreements as Lender and Borrower may deem proper and desirable, without in any manner impairing this Guaranty or any of Lender's rights hereunder or any of the Guarantor's obligations hereunder.

       5. This is an absolute, unconditional, complete, present and continuing guaranty of payment and performance and not of collection. Guarantor agrees that this Guaranty may be enforced by Lender without the necessity at any time of resorting to or exhausting any other security or collateral given in connection herewith or with the Note, the Revolving Credit Agreement, or any of the other Loan Documents, or resorting to any other guaranties, and Guarantor hereby waives the right to require Lender to join Borrower in any action brought hereunder or to commence any action against or obtain any judgment against Borrower or to pursue any other remedy or enforce any other right. Guarantor further agrees that nothing contained herein or otherwise shall prevent Lender from pursuing concurrently or successively all rights and remedies available to it at law and/or in equity or under the Note, Revolving Credit Agreement or any other Loan Documents, and the exercise of any of its rights or the completion of any of its remedies shall not constitute a discharge of any of Guarantor's obligations hereunder, it being the purpose and intent of the Guarantor that the obligations of such Guarantor hereunder shall be primary, absolute, independent and unconditional under any and all circumstances whatsoever. Neither Guarantor's obligations under this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by any impairment, modification, change, release or limitation of the liability of Borrower under the Note, Revolving Credit Agreement or other Loan Documents or by reason of Borrower's bankruptcy or by reason of any creditor or bankruptcy proceeding instituted by or against Borrower. This Guaranty shall continue to be effective and be deemed to have continued in existence or be reinstated (as the case may be) if at any time payment of all or any part of any sum payable pursuant to the Note, Revolving Credit Agreement or any other Loan Document is rescinded or otherwise required to be returned by the payee upon the insolvency, bankruptcy, or reorganization of the payor, all as though such payment to Lender had not been made, regardless of whether Lender contested the order requiring the return of such payment. The obligations of Guarantor pursuant to the preceding sentence shall survive any termination, cancellation, or release of this Guaranty.

       6. This Guaranty shall be assignable by Lender to any assignee of all or a portion of Lender's rights under the Loan Documents.

       7. If: (i) this Guaranty, the Note or any other Loan Document is placed in the hands of an attorney for collection or is collected through any legal proceeding; (ii) an attorney is retained to represent Lender in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors' rights and involving a claim under this Guaranty, the Note, the Revolving Credit Agreement, or any Loan Document; (iii) an attorney is retained to provide advice or other representation with respect to the Loan Documents in connection with an enforcement action or potential enforcement action; or (iv) an attorney is retained to represent Lender in any other legal proceedings whatsoever in connection with this Guaranty, the Note, any Competitive Bid Loan Note, the Revolving Credit Agreement, any of the Loan Documents, or any property subject thereto (other than any action or proceeding brought by any Lender or participant against the Administrative Agent (as defined in the Revolving Credit Agreement) alleging a breach by the Administrative Agent of its duties under the Loan Documents), then Guarantor shall pay to Lender upon demand all reasonable attorney's fees, costs and expenses, including, without limitation, court costs, filing fees, recording costs, expenses of foreclosure, title insurance premiums, survey costs, minutes of foreclosure, and all other costs and expenses incurred in connection therewith (all of which are referred to herein as "Enforcement Costs"), in addition to all other amounts due hereunder.

       8. The parties hereto intend that each provision in this Guaranty comports with all applicable local, state and federal laws and judicial decisions. However, if any provision or provisions, or if any portion of any provision or provisions, in this Guaranty is found by a court of law to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions of this Guaranty to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all parties hereto that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Guaranty shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained therein, and that the rights, obligations and interest of Lender or the holder of the Note under the remainder of this Guaranty shall continue in full force and effect.

       9. Any indebtedness of Borrower to Guarantor now or hereafter existing is hereby subordinated to the Facility Indebtedness. Guarantor agrees that until the entire Facility Indebtedness has been paid in full, (i) Guarantor will not seek, accept, or retain for Guarantor's own account, any payment from Borrower on account of such subordinated debt, and (ii) any such payments to Guarantor on account of such subordinated debt shall be collected and received by Guarantor in trust for Lender and shall be paid over to Lender on account of the Facility Indebtedness without impairing or releasing the obligations of Guarantor hereunder.

      10. Guarantor waives and releases any claim (within the meaning of 11 U.S.C. ss. 101) which Guarantor may have against Borrower arising from a payment made by Guarantor under this Guaranty and agrees not to assert or take advantage of any subrogation rights of Guarantor or Lender or any right of Guarantor or Lender to proceed against (i) Borrower for reimbursement, or (ii) any other guarantor or any collateral security or guaranty or right of offset held by Lender for the payment of the Facility Indebtedness and performance of the Obligations, nor shall Guarantor seek or be entitled to seek any contribution or reimbursement from Borrower or any other guarantor in respect of payments made by Guarantor hereunder. It is expressly understood that the waivers and agreements of Guarantor set forth above constitute additional and cumulative benefits given to Lender for its security and as an inducement for its extension of credit to Borrower. Nothing contained in this Paragraph 10 is intended to prohibit Guarantor from making all distributions to its constituent shareholders which are required by law from time to time in order for Guarantor to maintain its status as a real estate investment trust in compliance with all applicable provisions of the Code (as defined in the Revolving Credit Agreement).

      11. Any amounts received by Lender from any source on account of any indebtedness may be applied by Lender toward the payment of such indebtedness, and in such order of application, as Lender may from time to time elect.

      12. The Guarantor hereby submits to personal jurisdiction in the State of Illinois for the enforcement of this Guaranty and waives any and all personal rights to object to such jurisdiction for the purposes of litigation to enforce this Guaranty. Guarantor hereby consents to the jurisdiction of either the Circuit Court of Cook County, Illinois, or the United States District Court for the Northern District of Illinois, in any action, suit, or proceeding which Lender may at any time wish to file in connection with this Guaranty or any related matter. Guarantor hereby agrees that an action, suit, or proceeding to enforce this Guaranty may be brought in any state or federal court in the State of Illinois and hereby waives any objection which Guarantor may have to the laying of the venue of any such action, suit, or proceeding in any such court; provided, however, that the provisions of this Paragraph shall not be deemed to preclude Lender from filing any such action, suit, or proceeding in any other appropriate forum.

      13. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes). Notice may be given as follows:

                To the Guarantor:

                         Equity Inns, Inc.
                         4735 Spottswood, Suite 201
                         Memphis, Tennessee  38117
                         Attention:  Howard A. Silver
                         Telecopy:   (901) 761-1485

                With a copy to:

                         Hunton & Williams
                         1751 Pinnacle Drive
                         Suite 1700
                         McLean, Virginia  22102
                         Attention:  Gerald R. Best
                         Telecopy:   (703) 714-7410

                To the Lender:

                         c/o The First National Bank of Chicago, as agent Corporate Real Estate Division
                         One First National Plaza
                         Chicago, Illinois  60670-0151
                         Attention:  Gregory A. Gilbert
                         Telecopy:   (312) 732-1117

                With a copy to:

                         Sonnenschein Nath & Rosenthal
                         8000 Sears Tower
                         Chicago, Illinois  60606
                         Attention:  Patrick G. Moran, Esq.
                         Telecopy:   (312) 876-7934


or at such other address as the party to be served with notice may have furnished in writing to the party seeking or desiring to serve notice as a place for the service of notice.

      14. This Guaranty shall be binding upon the heirs, executors, legal and personal representatives, successors and assigns of Guarantor and shall inure to the benefit of Lender's successors and assigns.

      15. This Guaranty shall be construed and enforced under the internal laws of the State of Illinois.

      16. The liability of the entities comprising the Guarantor under this Guaranty shall be joint and several. The liability of Equity Inns Services, Inc. under this Guaranty shall not exceed a percentage (equal to the percentage partnership interest of Equity Inns Services, Inc. in EIP/WV) of the amount by which (A) the portion of the then-current Total Value attributable to the Properties owned by EIP/WV exceeds (B) the then-current outstanding principal balance of all Indebtedness (other than the Obligations) of EIP/WV permitted under the Revolving Credit Agreement, calculated in each case as of the Maturity Date or the date of any earlier acceleration of the Obligations, as applicable.

      17. GUARANTOR AND LENDER, BY ITS ACCEPTANCE HEREOF, EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR RELATING THERETO OR ARISING FROM THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS GUARANTY AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

        IN WITNESS WHEREOF, Guarantor has delivered this Guaranty as of the date first written above.

                                  EQUITY INNS, INC., a Tennessee corporation


                                  By:
                                  Its:


                                  EQUITY INNS TRUST, a Maryland real estate investment trust


                                  By:
                                  Its:

                                  EQUITY INNS SERVICES, INC., a Tennessee
                                  corporation


                                  By:
                                  Its:

STATE OF ___________              )
                                  )  SS.
COUNTY OF _________               )


        I, the undersigned, a Notary Public, in and for said County, in the State aforesaid, DO HEREBY CERTIFY, that , of Equity Inns, Inc., personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he signed and delivered the said instrument as his own free and voluntary act and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

        GIVEN under my hand and Notarial Seal, this day of October, 1997.



                                  Notary Public

STATE OF ___________              )
                                  )  SS.
COUNTY OF _________               )


        I, the undersigned, a Notary Public, in and for said County, in the State aforesaid, DO HEREBY CERTIFY, that , of Equity Inns Trust, personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he signed and delivered the said instrument as his own free and voluntary act and as the free and voluntary act of said trust, for the uses and purposes therein set forth.

        GIVEN under my hand and Notarial Seal, this day of October, 1997.



                                  Notary Public

STATE OF ___________              )
                                  )  SS.
COUNTY OF _________               )


        I, the undersigned, a Notary Public, in and for said County, in the State aforesaid, DO HEREBY CERTIFY, that , of Equity Inns Services, Inc., personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he signed and delivered the said instrument as his own free and voluntary act and as the free and voluntary act of said trust, for the uses and purposes therein set forth.

        GIVEN under my hand and Notarial Seal, this day of October, 1997.



                                  Notary Public

                                    EXHIBIT E

                          OPINION OF TENNESSEE COUNSEL

                                    EXHIBIT F

                           OPINION OF ILLINOIS COUNSEL

                                    EXHIBIT G

                               WIRING INSTRUCTIONS

To:     The First National Bank of Chicago,
        as Administrative Agent (the "Agent")
        under the Credit Agreement Described Below

        Re: Unsecured Revolving Credit Agreement, dated as of September _____, 1997 (as amended, modified, renewed or extended from time to time, the "Agreement"), among Equity Inns Partnership, L.P. and Equity Inns/West Virginia Partnership, L.P. (collectively, the "Borrower"), The First National Bank of Chicago,
                individually and as Administrative Agent, Credit Lyonnais New York Branch, individually and as Syndication Agent, and the Lenders named therein. Terms used herein and not otherwise defined shall have the meanings assigned thereto in the Credit Agreement.

        The Administrative Agent is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of Advances or other extensions of credit from time to time until receipt by the Administrative Agent of a specific written revocation of such instructions by the Borrower, provided, however, that the Administrative Agent may otherwise transfer funds as hereafter directed in writing by the Borrower in accordance with Section 15.1 of the Agreement or based on any telephonic notice made in accordance with the Agreement.

Facility Identification Number(s)

Customer/Account Name

Transfer Funds To





For Account No.

Reference/Attention To

Authorized Officer (Customer Representative)       Date


(Please Print)                                     Signature

Bank Officer Name                                  Date


(Please Print)                                     Signature

    (Deliver Completed Form to Credit Support Staff For Immediate Processing)

                                    EXHIBIT H

                         FORM OF COMPLIANCE CERTIFICATE


Under Credit Agreement dated as of October _______, 1997, between Equity Inns Partnership, L.P. and Equity Inns / West Virginia Partnership, L.P. as Borrower and The First National Bank of Chicago ("First Chicago") as Administrative agent, Credit Lyonnais New York Branch as Syndication Agent and the Lenders defined there in (the "Credit Agreement").

The undersigned, as _____________ of Equity Inns Partnership L.P. and as ___________ of Equity Inn / West Virginia Partnership L.P., pursuant to Section
8.2 of the Credit Agreement, hereby, certifies to First Chicago as Administrative Agent as follows:

1. A review of the activities of Borrower during the most recent ended fiscal quarter (which quarter ended _______) of the Borrower has been made under my supervision.

2. As of the date hereof, all of the representations and warranties of Borrower contained in the Credit Agreement and each of the Loan Documents (as defined in the Credit Agreement) are true and correct in all material respects (except to the extent that they speak to a specific date or are based on facts which have changed by transactions expressly contemplated or permitted by the Credit Agreement).

3. No event has occurred and is continuing which constitutes a Default or a Potential Default

4. The following Borrowing Base computation for the most recent ended fiscal quarter, together with the supporting schedule attached hereto is true and correct:

        A. Value of the Borrowing Base                          $
        B. 45% of the Borrowing Base                            $
        C. Consolidated Senior Unsecured Debt                   $
        D. FF&E Deficiency                                      $
        E. Consolidated Senior Unsecured Debt                   $
                                                          E must be less than or
                                                          equal to B

5. The following covenant computations, for the most recent ended fiscal quarter, together with the supporting schedule attached hereto, are true and correct:

9.3 Sales, Encumbrances and Transfers of Assets.

        A. Total value of Properties sold, encumbered
           or transferred other than to members of the
           Consolidated Group for the past four quarters        $

B.      10% of Total Value                                      $
                                                          A is to be less than
                                                          equal to B or 9.4
                                                          dividends

I.      A.  Total dividends for the past four quarters          $

        B.  90% of the Funds From Operations for the
            past four quarters                                  $
                                                          A must be less than or
                                                          equal to B

II.     A.  Total dividends for the past four quarters          $
        B.  Dividends paid on stock issued in the past quarter  $
        C.  A minus B                                           $
        E.  100% of Free Cash Flow                              $
                                                          C must be less than or
                                                          equal to B

9.7 FF&E Expenditures.

        A.      Total actual expenditures of the Consolidated
                Group for FF&E replacement and approved
                capital improvements for the Properties for
                the past four quarters.                         $

        B. Amount of reserves maintained on the balance sheet on the last day of the period by the Consolidated Group for FF&E replacement and approved capital improvements $

        C.      Sum of A plus B                                 $

        D.      4% of gross room revenues for the past four
                quarters for the Properties                     $
                                                          C must be greater than
                                                          or equal to D

9.8(a)  Limitation on Secured Debt

        A.      Consolidated Secured Debt                       $

        B.      Principal balance of REMIC Loan                 $

        C.      A minus B                                       $

        D.      15% of Total Value                              $
                                                          C must be less than or
                                                          equal to D

9.8(b) Leverage Limitation

        A.      Consolidated Total Indebtedness                 $

        B.      45% of Total Value                              $

        C.      45% of Total Value                              $
                                                          A must be less than or
                                                          equal to B
                                                          A must be less than or
                                                          equal to C

9.8(c) Minimum Tangible Net Worth.

        A.      Tangible Net Worth of the Consolidated Group    $

        B.      85% of Tangible Net Worth at 6/30/97            $

        C.      50% of equity interest issued after 6/30/97     $

        D.      Sum of B and C                                  $
                                                          A must be greater than
                                                          or equal to D

9.8(d)  Minimum Fixed Charge Coverage

        A.      Adjusted EBITDA for the quarter                 $

        B.      Ground Lease Expense for the quarter            $

        C.      Sum of A plus B                                 $

        D.      Fixed Charges                                   $

        E.      C divided by D                                  $
                                                          E must be greater than
                                                          or equal to 2.00

9.8(e)  Minimum Interest Coverage

        A.      Adjusted EBITDA for the quarter                 $

        B.      Interest Expense for the quarter                $

        C.      A divided by B                                  $
                                                          C should be greater
                                                          than or equal to 2.50

8.3(i)  Limitations on hotels under construction

        A.      Aggregate book value of all hotels under
                constructions                                   $

        B.      10% of Total Value                              $
                                                          A must be less than or
                                                          equal to B

8.3(ii) Limitation on contracts to purchase hotels under constriction

        A.      Aggregate book value of all hotels under
                construction                                    $

        B.      Aggregate obligation to purchase hotels under
                construction                                    $

        C.      A plus B                                        $

        D.      25% of Total Value                              $
                                                          C must be less than or
                                                          equal to D

8.3(iii)

        A.      Total rooms in all Properties

        B.      Total rooms leased under Permitted
                Operating Leases

        C.      B divided by A
                                                          C should be greater
                                                          than or equal to 85%

        D.      Total rooms leased to Prime Hospitality
                Corporation or a subsidiary

        E.      D divided by A
                                                          E should be less than
                                                          or equal to 20%

6. The following computation of the limits in inbedded in the definitions, together with the supporting schedule attached hereto are true and correct.

        Limitations in Unencumbered Assets:

        A.      Value of Unencumbered Assets                    $

        B.      Value of Properties included in Unencumbered
                Assets subject to a Major Ground Lease          $

        C.B divided by A                                                    %

                                                          C must be less than or
                                                          equal to 15%

        Limitations in Borrowing Base

        A.      Value of Unencumbered Assets                    $

        B.      Value of largest single Property included in
                Value of Unencumbered Assets                    $

        C.      B divided by A                                              %

                                                          C must be less than or
                                                          equal to 10%

        D.      Largest Value of all Properties located in
                a single state included in the Value of
                Unencumbered Assets                             $

        E.      D divided by A                                              %

                                                          E must be less than or
                                                          equal to 30%

        F.      Total Value of Properties included in the
                Value of Unencumbered Assets which are
                premium limited service hotels                  $

        G. Total Value of Properties included in the Value of Unencumbered Assets which are premium extended stay hotels

        H.      Total Value of Properties included in
                the Value Unencumbered Assets which are
                all-suite hotels

        I.      Total Value of Properties included in
                the Value of Unencumbered Assets which
                are full service hotels

        J.      Sum of F, G, H, and I

        K.      J divided by A.                                             %
                                                                -------------
                                                           K must be greater
                                                           than or equal to 80%

        L.      Total Value of Properties included in the
                Value of Unencumbered Assets which are
                operated as Hampton Inns                        $

        M.      Total Value of Properties included in the
                Value of unencumbered Assets which are
                operated as Homewood Suite                      $

        N.      Total Value of Properties included in the
                Value of Unencumbered Assets which are
                operated as Residence Inn                        $

        O.      Total Value of Properties included in the
                Value of Unencumbered Assets which are
                operated as AmeriSuites                          $

        P.      Sum of L, M. N, and O                            $

        Q.      P divided by A                                              %
                                                                 ------------
                                                          Q must be greater than
                                                          or equal to 80%


Date:


                                            By:

                                            Name:

                                            Title:

                                   SCHEDULE I

                            CALCULATION OF COVENANTS


1.      Value of Unencumbered Assets

        A.      For Properties owned for the past four quarters (see schedule B)

                1.       Property Operating Income              $
                2.       Agreed FF&E Reserve                    $
                3.       1 minus 2                              $
                4.       3 divided by .115                      $

        B. Total Book Value of Properties owned less than four quarters (see schedule B)

        C.      Sum of A (4) plus B is Value of Unencumbered
                Assets                                          $

        Note: Schedule B shall contain a detailed listing of all properties in the Unencumbered Assets and will at a minimum detail the calculation of Property Operating Income, Agreed FF&E Reserve, book value or gross Room Revenues for the past four quarters, where applicable, and actual FF&E replacement and approved capital improvements.

2.      Total Value

        A.      Total cash and cash equivalents

        B. For Properties owned for at least four full fiscal quarters (See Schedules B and C)

                1.       Aggregate Property Operating Income
                2.       Agreed FF&E Reserve
                3.       1 minus 2
                4.       3 divided by .115

        C. Total Book Value of Properties owned less than four quarters (See Schedule B and C)

        D. For Properties owned for at lease four full fiscal quarters by an Investment Affiliate Consolidated Group (See Schedule C)

                1.       Pro Rata Share of aggregate Property
                         Income                                 $
                2.       Applicable Agreed FF&E Reserve         $
                3.       1 minus 2                              $
                4.       3 divided by .115                      $

        E.      For  Properties   owned  for  less  than  four  quarters  by  an
                Investment Affiliate, the Consolidated Group Pro Rata Share of the aggregate book value $

        F.      Sum of A, B(4) C, D(4) and E                    $

         (Note: Schedule C shall contain a detailed listing of all properties not in the Unencumbered Assets and will at a minimum detail the calculation of Property Operating Income, Agreed FF&E Reserve, book value or gross Room Revenues for the past four quarters, where applicable, and actual FF&E replacement and approved capital improvements.

3.       Total Cost

         A.       Book Value of all Properties owned by the
                  Consolidated Group                            $

         B.       Accumulated Depreciation on such Properties   $

         C.       Consolidated Group Pro Rata Share of the
                  book value of all properties owned by
                  Investment Affiliated                         $

         D.       Consolidated Group Pro Rata Share of the
                  depreciation associated with such Properties
                  owned by Investment Affiliated                $

         E.       Sum of A, B, C, and D                         $

4.       Consolidated Total Indebtedness

         A.       Indebtedness of the Consolidated Group

                  1.       indebtedness for borrowing money     $
                  2.       obligations under financing on
                           capital leases                       $
                  3.       Guarantee obligations                $
                  4.       Letters of credit                    $
                  5.       Other items which constitute
                           Indebtedness not included in
                           the above                            $

         B. Consolidated Group Pro Rata Share of all Indebtedness of any Investment Affiliated (to the extent not included in A)

                  1.       Indebtedness for borrowing money     $
                  2.       Obligations under financing and
                           Capital Leases                       $
                  3.       Guarantee Obligation                 $
                  4.       Letters of Credit                    $
                  5.       Other items which constitute
                           Indebtedness not included in
                           the above                            $

         C.       Sum of A and B                                $

5.       Adjusted EBITDA for the quarter

         A.       EBITDA of the Consolidated Group excluding
                  income from Investment affiliates             $

1298561.4

         B.       Consolidated Group Pro Rata Share of
                  EBITDA of Investment Affiliates               $

         C.       All extraordinary items included in A or B    $

         D.       All gains or losses from sale of  assets      $

         E.       Gross Hotel Room Revenue                      $

         F.       E multiplied by 4%                            $

         G.       Sum of A and B less C, D and F                $

6.       Interest Expense for the Quarter

         A.       Interest Expense of the Consolidate Group     $

         B.       Consolidated Group Pro Rata Share of any
                  accrued or paid interest of on Investment
                  Affiliate                                     $

         C.       Sum of A plus B                               $

7.       Fix Charges for the Quarter

         A.       Interest Expense                              $

         B.       Regularly scheduled principal payments of
                  Indebtedness of the Consolidated Group        $

         C.       Consolidated Group Pro Rata Share of any
                  regularly scheduled principal of an
                  Investment Affiliate                          $

         D.       Preferred Stock Expense                       $

         E.       Ground Lease Expense                          $

         F.       Sum of A, B, C, D, and E                      $

8.       Free Cash Flow for the past four Quarters

         A.       Funds From Operations for the past four
                  quarters                                      $

         B.       Aggregate Room Revenue for the past four
                  quarters on all properties                    $

         C.       B multiplied by 4%.                           $

         D.       Scheduled principal payments on all
                  Indebtedness of the Consolidated Group
                  for the past four quarters                    $

         E.       A minus C minus D                             $

                                    EXHIBIT I

                 SCOPE OF WORK FOR ENVIRONMENTAL INVESTIGATIONS

                                    EXHIBIT J

                          FORM OF ASSIGNMENT AGREEMENT


     This   Assignment   Agreement   (this   "Assignment   Agreement")   between
_____________________________  (the "Assignor") and (the "Assignee") is dated as of ______________________, 19__. The parties hereto agree as follows:

         1. PRELIMINARY STATEMENT. The Assignor is a party to an Unsecured Revolving Credit Agreement (which, as it may be amended, modified, renewed or extended from time to time is herein called the "Credit Agreement") described in
Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

         2. ASSIGNMENT AND ASSUMPTION. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of Schedule 1 of all outstanding rights and obligations under the Credit Agreement and the other Loan Documents. The aggregate Commitment (or Loans, if the applicable Commitment has been terminated) purchased by the Assignee hereunder is set forth in Item 4 of Schedule 1.

         3. EFFECTIVE DATE. The effective date of this Assignment Agreement (the "Effective Date") shall be the later of the date specified in Item 5 of Schedule 1 or two (2) Business Days (or such shorter period agreed to by the Administrative Agent) after a Notice of Assignment substantially in the form of Exhibit "I" attached hereto has been delivered to the Agent. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date under Sections 4 and 5 hereof are not made on the proposed Effective Date, unless otherwise agreed to in writing by Assignor and Assignee. The Assignor will notify the Assignee of the proposed Effective Date no later than the Business Day prior to the proposed Effective Date. As of the Effective Date, (i) the Assignee shall have the rights and obligations of a Lender under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder and (ii) the Assignor shall relinquish its rights and be released from its corresponding obligations under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder.

         4. PAYMENTS OBLIGATIONS. On and after the Effective Date, the Assignee shall be entitled to receive from the Administrative Agent all payments of principal, interest and fees with respect to the interest assigned hereby. The Assignee shall advance funds directly to the Administrative Agent with respect to all Loans and reimbursement payments made on or after the Effective Date with respect to the interest assigned hereby. [In consideration for the sale and assignment of Loans hereunder, (i) the Assignee shall pay the Assignor, on the Effective Date, an amount equal to the principal amount of the portion of all Adjusted Alternate Base Rate Loans assigned to the Assignee hereunder and (ii) with respect to each ratable LIBOR Advance made by the Assignor and assigned to the Assignee hereunder which is outstanding on the Effective Date, (a) on the last day of the Interest Period therefor or (b) on such earlier date agreed to by the Assignor and the Assignee or (c) on the date on which any such Loan either becomes due (by acceleration or otherwise) or is prepaid (the date as described in the foregoing clauses (a), (b) or (c) being hereinafter referred to as the "Fixed Due Date"), the Assignee shall pay the Assignor an amount equal to the principal amount of the portion of such Loan assigned to the Assignee which is outstanding on the Fixed Due Date. If the Assignor and the Assignee agree that the applicable Fixed Due Date for such Loan shall be the Effective Date, they shall agree, solely for purposes of dividing interest paid by the Borrower on such Loan, to an alternate interest rate applicable to the portion of such Loan assigned hereunder for the period from the Effective Date to the end of the related Interest Period (the "Agreed Interest Rate") and any interest received by the Assignee in excess of the Agreed Interest Rate, with respect to such Loan for such period, shall be remitted to the Assignor. In the event a prepayment of any Loan which is existing on the Effective Date and assigned by the Assignor to the Assignee hereunder occurs after the Effective Date but before the applicable Fixed Due Date, the Assignee shall remit to the Assignor any excess of the funding indemnification amount paid by the Borrower under Section 4.4 of the Credit Agreement an account of such prepayment with respect to the portion of such Loan assigned to the Assignee hereunder over the amount which would have been paid if such prepayment amount were calculated based on the Agreed Interest Rate and only covered the portion of the Interest Period after the Effective Date. The Assignee will promptly remit to the Assignor (i) the portion of any principal payments assigned hereunder and received from the Administrative Agent with respect to any such Loan prior to its Fixed Due Date and (ii) any amounts of interest on Loans and fees received from the Administrative Agent which relate to the portion of the Loans assigned to the Assignee hereunder for periods prior to the Effective Date, in the case of ratable Adjusted Alternate Base Rate Loans or Fees, or the Fixed Due Date, in the case of LIBOR Loans, and not previously paid by the Assignee to the Assignor.]* In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

         5. FEES PAYABLE BY THE ASSIGNEE. The Assignee shall pay to the Assignor a fee on each day on which a payment of interest or Commitment Fees or Facility Letter of Credit Fees is made under the Credit Agreement with respect to the amounts assigned to the Assignee hereunder (other than a payment of interest or Commitment Fees or Facility Letter of Credit Fees attributable to the period prior to the Effective Date or, in the case of LIBOR Loans, the Payment Date, which the Assignee is obligated to deliver to the Assignor pursuant to Section 4 hereof). The amount of such fee shall be the difference between (i) the interest or fee, as applicable, paid with respect to the amounts assigned to the Assignee hereunder and (ii) the interest or fee, as applicable, which would have been paid with respect to the amounts assigned to the Assignee hereunder if each interest rate was calculated at the rate of % rather than the actual percentage used to calculate the interest rate paid by the Borrower or if the Commitment Fee or Facility Letter of Credit Fee was calculated at the rate of % rather than the actual percentage used to calculate the Commitment Fee or Facility Letter of Credit Fee paid by the Borrower, as applicable. In addition, the Assignee agrees to pay ___% of the fee required to be paid to the Agent in connection with this Assignment Agreement. [This sentence can be revised appropriately based on how the fee is being paid.]

*Each Assignor may insert its standard provisions in lieu of the payment terms included in Sections 4 and 5 of this Exhibit.

         6. REPRESENTATIONS OF THE ASSIGNOR; LIMITATIONS ON THE ASSIGNOR'S LIABILITY. The Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim created by the Assignor. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor nor any of its officers, directors,employees, agents or attorneys shall be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of any Loan Document, including without limitation, documents granting the Assignor and the other Lenders a security interest in assets of the Borrower or any guarantor, (ii) any representation, warranty or statement made in or in connection with any of the Loan Documents, (iii) the financial condition or creditworthiness of the Borrower or any guarantor, (iv) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (v) inspecting any of the Property, books or records of the Borrower, its Subsidiaries or Investment Affiliates, (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans or (vii) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

         7. REPRESENTATIONS OF THE ASSIGNEE. The Assignee (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Syndication Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender,
(v) agrees that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1, (vi) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA, [and (vii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the Assignee is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes].**

**to be inserted in the Assignee is not incorporated under the laws of the United States, or a state thereof.

         8. INDEMNITY. The Assignee agrees to indemnify and hold the Assignor harmless against any and all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment Agreement.

         9. SUBSEQUENT ASSIGNMENTS. After the Effective Date, the Assignee shall have the right pursuant to Section 13.3.1 of the Credit Agreement to assign the rights which are assigned to the Assignee hereunder to any entity or person, provided that (i) any such subsequent assignment does not violate any of the terms and conditions of the Loan Documents or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Loan Documents has been obtained and (ii) unless the prior written consent of the Assignor is obtained, the Assignee is not thereby released from its obligations to the Assignor hereunder, if any remain unsatisfied, including, without limitation, its obligations under Sections 4, 5 and 8 hereof.

         10. REDUCTIONS OF AGGREGATE COMMITMENT. If any reduction in the Aggregate Commitment occurs between the date of this Assignment Agreement and the Effective Date, the percentage interest specified in Item 3 of Schedule 1 shall remain the same, but the dollar amount purchased shall be recalculated based on the reduced Aggregate Commitment.

         11. ENTIRE AGREEMENT. This Assignment Agreement and the attached Notice of Assignment embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

         12. GOVERNING LAW. This Assignment Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Illinois.

         13. NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto until notice of a change is delivered shall be the address set forth in the attachment to Schedule 1.


         IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.

                                NAME OF ASSIGNOR

                                By:_______________________________________
                                Title:____________________________________



                                NAME OF ASSIGNEE

                                By:_______________________________________
                                Title:____________________________________

                                  SCHEDULE 1 TO
                              ASSIGNMENT AGREEMENT


1.       Description and Date of Credit Agreement:

2.       Date of Assignment Agreement:  _______________, 19__

3. Amounts (As of Date of Item 2 above):

         a.       Aggregate Commitment (Loans)*
                  under Credit Agreement                        $

         b.       Assignee's Percentage of the
                  Aggregate Commitment purchased
                  under this Assignment Agreement**                         %

4.       Amount of Assignee's Commitment (Loan Amount)*
         Purchased under the Assignment Agreement               $

5.       Amount of Assignor's Commitment (Loan Amount)
         After Purchase under the Assignment Agreement          $

6.       Proposed Effective Date:


Accepted and Agreed:

NAME OF ASSIGNOR                                 NAME OF ASSIGNEE


By:_____________________________                 By:___________________________
Title:__________________________                 Title:________________________



 * If a Commitment has been terminated, insert outstanding Loans in place of Commitment
**     Percentage taken to 10 decimal places

                           ATTACHMENT TO SCHEDULE 1 TO
                              ASSIGNMENT AGREEMENT


               Attach Assignor's Administrative Information Sheet,
          which must include notice address and account information for the Assignor and the Assignee

                                 EXHIBIT "I" TO
                              ASSIGNMENT AGREEMENT

                              NOTICE OF ASSIGNMENT


                                                  ______________________, 19____



To:      [NAME OF ADMINISTRATIVE AGENT]
         ------------------------------
         ------------------------------

From     [NAME OF ASSIGNOR] (the "Assignor")

         [NAME OF ASSIGNEE] (the "Assignee")


         1. We refer to that Unsecured Revolving Credit Agreement (the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

         2. This Notice of Assignment (this "Notice") is given and delivered to the Administrative Agent pursuant to Section 13.3.1 of the Credit Agreement.

         3. The Assignor and the Assignee have entered into an Assignment Agreement, dated as of __________________, 19____ (the "Assignment"), pursuant to which, among other things, the Assignor has sold, assigned, delegated and transferred to the Assignee, and the Assignee has purchased, accepted and assumed from the Assignor the percentage interest specified in Item 3 of
Schedule 1 of all outstandings, rights and obligations under the Credit Agreement. From and after such purchase, the Assignee's Commitment shall be the amount specified in Item 4 of Schedule 1 and the Assignor's Commitment shall be the amount specified in Item 5 of Schedule 1. The Effective Date of the Assignment shall be the later of the date specified in Item 5 of Schedule 1 or two (2) Business Days (or such shorter period as agreed to by the Administrative Agent) after this Notice of Assignment and any fee required by Section 13.3.1 of the Credit Agreement have been delivered to the Administrative Agent, provided that the Effective Date shall not occur if any condition precedent agreed to by the Assignor and the Assignee or set forth in Section 13 of the Credit Agreement has not been satisfied.

         4. The Assignor and the Assignee hereby give to the Administrative Agent notice of the assignment and delegation referred to herein. The Assignor will confer with the Administrative Agent before the date specified in Item 6 of
Schedule 1 to determine if the Assignment Agreement will become effective on such date pursuant to Section 3 hereof, and will confer with the Administrative Agent to determine the Effective Date pursuant to Section 3 hereof if it occurs thereafter. The Assignor shall notify the Administrative Agent if the Assignment Agreement does not become effective on any proposed Effective Date as a result of the failure to satisfy the conditions precedent agreed to by the Assignor and the Assignee. At the request of the Administrative Agent, the Assignor will give the Administrative Agent written confirmation of the satisfaction of the conditions precedent.

         5. The Assignor or the Assignee shall pay to the Administrative Agent on or before the Effective Date the processing fee of $3,000 required by Section
13.3.1 of the Credit Agreement.

         6. If Notes are outstanding on the Effective Date, the Assignor and the Assignee request and direct that the Administrative Agent prepare and cause the Borrower to execute and deliver new Notes or, as appropriate, replacements notes, to the Assignor and the Assignee. The Assignor and, if applicable, the Assignee each agree to deliver to the Administrative Agent the original Note received by it from the Borrower upon its receipt of a new Note in the appropriate amount.

         7. The Assignee advises the Administrative Agent that notice and payment instructions are set forth in the attachment to Schedule 1.

         8. The Assignee hereby represents and warrants that none of the funds, monies, assets or other considerations being used to make the purchase pursuant to the Assignment are "plan assets" as defined under ERISA and that its rights, benefits, and interests in and under the Loan Documents will not be "plan assets" under ERISA.

         9. The Assignee authorizes the Administrative Agent to act as its agent under the Loan Documents in accordance with the terms thereof. The Assignee acknowledges that the Administrative Agent has no duty to supply information with respect to the Borrower or the Loan Documents to the Assignee until the Assignee becomes a party to the Credit Agreement.*

* May be eliminated if Assignee is a party to the Credit Agreement prior to the Effective Date.

NAME OF ASSIGNOR                             NAME OF ASSIGNEE

By:____________________________              By:_____________________________
Title:_________________________              Title:__________________________


ACKNOWLEDGED AND CONSENTED TO
BY THE FIRST NATIONAL BANK OF CHICAGO,
as Administrative Agent


By:__________________________
Title:_________________________


                 [Attach photocopy of Schedule 1 to Assignment]

                                  SCHEDULE 6.9

                             LITIGATION (BORROWERS)


1. Equity Inns Partnership, L.P. ("Equity") has received a notice of zoning violation with respect to its Scottsdale (Phoenix), Arizona property claiming insufficient parking. Equity is negotiating a settlement agreement with the municipality, Equity's seller and an adjacent owner whereby Equity would agree to pay the municipality a fee in lieu of providing parking in an amount of $147,679.80, payable without interest in 60 equal monthly installments of $2,461.33.

2. Equity has received a notice of delinquent business taxes due from Equity's seller to the State of Nebraska for its Omaha, Nebraska site for which Equity may be personally liable under the state laws since Equity is deemed to have purchased the seller's business. Equity's contingent liability, if Equity's seller fails to pay, should not exceed approximately $50,000.

                                  SCHEDULE 6.19

                            ENVIRONMENTAL COMPLIANCE

                                  SCHEDULE 6.24

                                   TRADE NAMES


                                      None.

                                  SCHEDULE 6.25

                            SUBSIDIARIES (BORROWERS)


        Name                    Entity Type                Percentage Ownership
--------------------    -----------------------------      --------------------

EQI Financing           Tennessee limited partnership      99% limited partner
Partnership I., L.P.                                       interest by
                                                           Operating Partnership

Equity Inns/West        Tennessee limited partnership      99% limited partner
Virginia Partnership,                                      interest by
L.P.                                                       Operating Partnership

                                  SCHEDULE 6.26

                               UNENCUMBERED ASSETS


                                   Albany, NY
                                 Little Rock, AR
                                 Enterprise, AL
                                Traverse City, MI
                                  Arlington, TX
                                    Eagan, MN
                                Tinton Falls, NJ
                                   Beckley, WV
                                  Bluefield, WV
                                 Morgantown, WV
                                  Oak Hill, WV
                                   Shelby, NC
                                 Wilkesboro, NC
                                State College, PA
                                   Rutland, VT
                                  Cleveland, TN
                                  Scranton, PA
                                 Glen Burnie, MD
                             Detroit-Northville, MI
                                  Hartford, CT
                                 Scottsdale, AZ
                                 Chattanooga, TN
                           San Antonio (Homewood), TX
                                 Burlington, VT
                             Phoenix (Camelback), AZ
                              Colorado Springs, CO
                                Oklahoma City, OK
                                   Tucson, AZ
                                  Savannah, GA
                                   Norfolk, VA
                                  Pickwick, TN
                                  Southaven, TN
                                Overland Park, KS
                                   Addison, TX
                                 Albuquerque, NM
                                  Amarillo, TX
                              Atlanta-Northlake, GA
                               Atlanta-Roswell, GA
                               Mountain Brook, AL
                                  Vestavia, AL
                                 Chapel Hill, NC
                             Charleston-Airport, SC
                           Colorado Springs-I25 N, CO
                                  Columbia, SC

                                Denver-Aurora, CO
                           Detroit-Madison Heights, MI
                                   Dublin, OH
                                Eden Prairie, MN
                                 Greensboro, NC
                                 Greenville, SC
                                 Kansas City, MO
                                 Little Rock, AR
                               Memphis-Poplar, TN
                            Memphis-Sycamore View, TN
                             Nashville-Brentwood, TN
                          Nashville-Briley Parkway, TN
                                 Richardson, TX
                            San Antonio-Northwest, TX
                                 Spartanburg, SC
                             St. Louis-Westport, MO
                                  Syracuse, NY
                                   Destin, FL
                                 Germantown, TN
                                   Augusta, GA
                                  Princeton, NJ

                                  SCHEDULE 7.8

                             LITIGATION (GUARANTORS)

                                  SCHEDULE 7.16

                            SUBSIDIARIES (GUARANTORS)



       Name                      Entity Type               Percentage Ownership
--------------------    -----------------------------      --------------------

Equity Inns Trust       Maryland real estate               100% by Equity Inns,
                        investment trust                   Inc.

Equity Inns             Tennessee limited partnership      approximately 96.2%
Partnership, L.P.                                          by Equity Inns Trust

EQI Financing           Tennessee limited partnership      1% by EQI Financing
Partnership I, L.P.                                        Corporation; 99% by
                                                           Operating Partnership

EQI Financing           Tennessee corporation              100% by Equity Inns
Corporation                                                Trust

Equity Inns/West        Tennessee limited partnership      1% by Equity Inns
Virginia Partnership,                                      Services, Inc.; 99%
L.P.                                                       by Operating
                                                           Partnership

Equity Inns             Tennessee corporation              100% by Equity Inns,
Services, Inc.                                             Inc.

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I   DEFINITIONS AND ACCOUNTING TERMS...................................2

     1.1        Definitions....................................................2
     1.2        Financial Standards...........................................17

ARTICLE II   THE FACILITY.....................................................18

     2.1        The Facility..................................................18
     2.2        Principal Payments and Extension Option.......................19
     2.3        Requests for Advances; Responsibility for Advances............19
     2.4        Evidence of Credit Extensions.................................20
     2.5        Ratable and Non-Pro Rate Loans................................20
     2.6        Applicable Margins and Fees...................................20
     2.7        Commitment Fee................................................21
     2.8        Other Fees....................................................21
     2.9        Minimum Amount of Each Advance................................22
     2.10       Interest......................................................22
     2.11       Selection of Rate Options and LIBOR Interest Periods..........22
     2.12       Method of Payment.............................................25
     2.13       Default.......................................................25
     2.14       Lending Installations.........................................25
     2.15       Non-Receipt of Funds by Administrative Agent..................25
     2.16       Swingline Loans...............................................26
     2.17       Voluntary Reduction of Aggregate Commitment Amount............27
     2.18       Application of Moneys Received................................27

ARTICLE III   THE LETTER OF CREDIT SUBFACILITY................................28

     3.1        Obligation to Issue...........................................28
     3.2        Types and Amounts.............................................28
     3.3        Conditions....................................................29
     3.4        Procedure for Issuance of Facility Letters of Credit..........29
     3.5        Reimbursement Obligations; Duties of Issuing Bank.............30
     3.6        Participation.................................................31
     3.7        Payment of Reimbursement Obligations..........................32
     3.8        Compensation for Facility Letters of Credit...................33
     3.9        Letter of Credit Collateral Account...........................34

ARTICLE IV   CHANGE IN CIRCUMSTANCES..........................................34

     4.1        Yield Protection..............................................34
     4.2        Changes in Capital Adequacy Regulations.......................35
     4.3        Availability of LIBOR Advances................................36
     4.4        Funding Indemnification.......................................36
     4.5        Lender Statements; Survival of Indemnity......................36

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page

ARTICLE V   CONDITIONS PRECEDENT..............................................37
     5.1        Conditions Precedent to Closing...............................37
     5.2        Conditions Precedent to Subsequent Advances and Issuance......40

ARTICLE VI   REPRESENTATIONS AND WARRANTIES...................................40

     6.1        Existence.....................................................40
     6.2        Corporate/Partnership Powers..................................41
     6.3        Power of Officers.............................................41
     6.4        Government and Other Approvals................................41
     6.5        Solvency......................................................41
     6.6        Compliance with Laws..........................................42
     6.7        Enforceability of Agreement...................................42
     6.8        Title to Property.............................................42
     6.9        Litigation....................................................42
     6.10       Events of Default.............................................43
     6.11       Investment Company Act of 1940................................43
     6.12       Public Utility Holding Company Act............................43
     6.13       Regulation U..................................................43
     6.14       No Material Adverse Financial Change..........................43
     6.15       Financial Information.........................................43
     6.16       (Intentionally Omitted).......................................43
     6.17       ERISA.........................................................43
     6.18       Taxes.........................................................43
     6.19       Environmental Matters.........................................44
     6.20       Insurance.....................................................45
     6.21       No Brokers....................................................45
     6.22       No Violation of Usury Laws....................................45
     6.23       Not a Foreign Person..........................................45
     6.24       No Trade Name.................................................45
     6.25       Subsidiaries..................................................45
     6.26       Unencumbered Assets...........................................46

ARTICLE VII   ADDITIONAL REPRESENTATIONS AND WARRANTIES.......................48

     7.1        Existence.....................................................48
     7.2        Corporate or Trust Powers.....................................48
     7.3        Power of Officers.............................................48
     7.4        Government and Other Approvals................................48
     7.5        Compliance with Laws..........................................48
     7.6        Enforceability of Guaranty....................................48
     7.7        Liens; Consents...............................................48
     7.8        Litigation....................................................49
     7.9        Investment Company Act of 1940................................49
     7.10       Public Utility Holding Company Act............................49

                                TABLE OF CONTENTS
                                   (Continued)

                                                                            Page

     7.11       No Material Adverse Financial Change..........................49
     7.12       Financial Information.........................................49
     7.13       (Intentionally Omitted).......................................49
     7.14       ERISA.........................................................49
     7.15       Taxes.........................................................50
     7.16       Subsidiaries..................................................50
     7.17       Status........................................................50

ARTICLE VIII   AFFIRMATIVE COVENANTS..........................................50

     8.1        Notices.......................................................50
     8.2        Financial Statements, Reports, Etc............................51
     8.3        Existence and Conduct of Operations...........................53
     8.4        Maintenance of Properties.....................................54
     8.5        Insurance.....................................................54
     8.6        Payment of Obligations........................................54
     8.7        Compliance with Laws..........................................55
     8.8        Adequate Books................................................55
     8.9        ERISA.........................................................55
     8.10       Maintenance of Status.........................................55
     8.11       Use of Proceeds...............................................55
     8.12       Pre-Acquisition Environmental Investigations..................55

ARTICLE IX   NEGATIVE COVENANTS...............................................55

     9.1        Change of Borrower Ownership..................................56
     9.2        Use of Proceeds...............................................56
     9.3        Sales, Encumbrances and Transfers of Assets...................56
     9.4        Dividends.....................................................56
     9.5        Floating Rate Debt............................................56
     9.6        Liens.........................................................57
     9.7        FF&E Expenditures.............................................58
     9.8        Indebtedness, Coverage and Net Worth Covenants................58
     9.9        Mergers.......................................................58
     9.10       Borrowing Base................................................58

ARTICLE X   DEFAULTS..........................................................59

     10.1       Nonpayment of Principal.......................................59
     10.2       Certain Covenants.............................................59
     10.3       Nonpayment of Interest and Other Obligations..................59
     10.4       Cross Default.................................................59
     10.5       Loan Documents................................................59
     10.6       Representation or Warranty....................................59
     10.7       Covenants, Agreements and Other Conditions....................59
     10.8       No Longer General Partner.....................................60

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page

     10.9       Material Adverse Financial Change.............................60
     10.10      Bankruptcy....................................................60
     10.11      Legal Proceedings.............................................61
     10.12      ERISA.........................................................61
     10.13      Failure to Satisfy Judgments..................................61
     10.14      Environmental Remediation.....................................61
     10.15      REIT Status...................................................61

ARTICLE XI   ACCELERATION, WAIVERS AMENDMENTS AND REMEDIES....................61

     11.1       Acceleration..................................................61
     11.2       Preservation of Rights; Amendments............................62

ARTICLE XII   THE ADMINISTRATIVE AGENT........................................62

     12.1       Appointment...................................................62
     12.2       Powers........................................................63
     12.3       General Immunity..............................................63
     12.4       No Responsibility for Loans, Recitals, Etc....................63
     12.5       Action on Instructions of Lenders.............................63
     12.6       Employment of Administrative Agents and Counsel...............63
     12.7       Reliance on Documents; Counsel................................64
     12.8       Administrative Agent's Reimbursement and Indemnification......64
     12.9       Rights as a Lender............................................64
     12.10      Lender Credit Decision........................................64
     12.11      Successor Administrative Agent................................65
     12.12      Notice of Defaults............................................65
     12.13      Requests for Approval.........................................65
     12.14      Copies of Documents...........................................66
     12.15      Defaulting Lenders............................................66

ARTICLE XIII   BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS..............67

     13.1       Successors and Assigns........................................67
     13.2       Participations................................................67
                13.2.1  Permitted Participants; Effect........................67
                13.2.2  Voting Rights.........................................67
     13.3       Assignments...................................................68
                13.3.1  Permitted Assignments.................................68
                13.3.2  Effect; Effective Date of Assignment..................68
     13.4       Dissemination of Information..................................69
     13.5       Tax Treatment.................................................69

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page

ARTICLE XIV   GENERAL PROVISIONS..............................................69

     14.1       Survival of Representations...................................69
     14.2       Governmental Regulation.......................................69
     14.3       Taxes.........................................................69
     14.4       Headings......................................................70
     14.5       No Third Party Beneficiaries..................................70
     14.6       Expenses; Indemnification.....................................70
     14.7       Severability of Provisions....................................70
     14.8       Nonliability of the Lenders...................................70
     14.9       Choice of Law.................................................71
     14.10      Consent to Jurisdiction.......................................71
     14.11      Waiver of Jury Trial..........................................71
     14.12      Successors and Assigns........................................71
     14.13      Entire Agreement; Modification of Agreement...................72
     14.14      Dealings with the Borrower....................................72
     14.15      Set-Off.......................................................73
     14.16      Counterparts..................................................73
     14.17      Limitation on Liability of EIP/WV.............................73

ARTICLE XV   NOTICES..........................................................74

     15.1       Giving Notice.................................................74
     15.2       Change of Address.............................................75

EXHIBITS

A               Percentages
B               Form of Note
C               Financeable Ground Leases -- Currently Approved
D               Form of Guaranty
E               Opinion of Tennessee Counsel
F               Opinion of Illinois Counsel
G               Wiring Instructions
H               Form of Compliance Certificate
I               Scope of Work for Environmental Investigations
J               Form of Assignment Agreement

SCHEDULES

6.9             Litigation (Borrowers)
6.19            Environmental Compliance
6.24            Trade Names
6.25            Subsidiaries (Borrowers)
6.26            Unencumbered Assets
7.8             Litigation
7.16            Subsidiaries (Guarantors)